Exhibit 99.1

2011 Annual Report

Wynn Macau, Limited

(incorporated in the Cayman Islands with limited liability)

Stock Code :1128

*	for identification purposes only

Contents

2	Corporate Information
4	Highlights
5	Management Discussion and Analysis
27	Directors and Senior Management
36	Report of the Directors
59	Corporate Governance Report
71	Independent Auditors’ Report
73	Financial Statements
161	Financial Summary
162	Definitions
167	Glossary

2 Wynn Macau, Limited

Corporate Information

BOARD OF DIRECTORS

Executive Directors

Mr. Stephen A. Wynn (Chairman of the Board)

Ms. Linda Chen

Mr. Ian Michael Coughlan

Non-Executive Directors

Mr. Kazuo Okada* Mr. Marc D. Schorr

Dr. Allan Zeman, GBM, GBS, JP

(Vice Chairman of the Board)

Independent Non-Executive Directors

Mr. Jeffrey Kin-fung Lam, GBS, JP Mr. Bruce Rockowitz Mr. Nicholas Sallnow-Smith

AUDIT COMMITTEE

Mr. Nicholas Sallnow-Smith (Chairman) Mr. Bruce Rockowitz Dr. Allan Zeman, GBM, GBS, JP

REMUNERATION COMMITTEE

Mr. Nicholas Sallnow-Smith (Chairman) Mr. Jeffrey Kin-fung Lam, GBS, JP Mr. Bruce Rockowitz Mr. Marc D. Schorr

NOMINATION AND CORPORATE GOVERNANCE COMMITTEE

Mr. Jeffrey Kin-fung Lam, GBS, JP (Chairman) Mr. Nicholas Sallnow-Smith Dr. Allan Zeman, GBM, GBS, JP

COMPANY SECRETARY

Ms. Kwok Yu Ching, FCIS, FCS

AUTHORIZED REPRESENTATIVES

Dr. Allan Zeman, GBM, GBS, JP Ms. Kwok Yu Ching, FCIS, FCS

(Mrs. Seng Sze Ka Mee, Natalia as alternate)

AUDITORS

Ernst & Young

Certifi ed Public Accountants

LEGAL ADVISORS

As to Hong Kong and U.S. laws:

Skadden, Arps, Slate, Meagher & Flom

As to Hong Kong law:

Mayer Brown JSM

As to Macau law:

Alexandre Correia da Silva

As to Cayman Islands law:

Maples and Calder

* Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

Annual Report 2011 3

Corporate Information

REGISTERED OFFICE

P.O. Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands

HEADQUARTERS IN MACAU

Rua Cidade de Sintra NAPE, Macau SAR

PRINCIPAL PLACE OF BUSINESS IN HONG KONG

Level 28, Three Pacifi c Place

1 Queen’s Road East Hong Kong

PRINCIPAL SHARE REGISTRAR AND TRANSFER OFFICE

Appleby Trust (Cayman) Limited

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited

STOCK CODE

1128

COMPANY WEBSITE www.wynnmacaulimited.com

4 Wynn Macau, Limited

Highlights

FINANCIAL HIGHLIGHTS

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands,

except per share amounts

or otherwise stated)

Casino revenues 27,755,965 21,057,676

Other revenues 1,742,127 1,381,263

EBITDA 7,951,286 5,876,134

Profit attributable to owners 5,921,013 4,422,010

Earnings per Share — basic and diluted (HK$) 1.14 0.85

KEY SHAREHOLDER DATES FOR 2012

Annual general meeting June 2012

Release of interim results in respect of the six months ending 30 June 2012 August 2012

Release of interim report in respect of the six months ending 30 June 2012 September 2012

Annual Report 2011 | 5

Management Discussion and Analysis

OVERVIEW

Wynn Macau opened to the public on 6 September 2006 at the center of casino activities on the urban Macau peninsula. In December 2007 and November 2009, Wynn Macau completed expansions, adding more gaming space and additional food and beverage and retail amenities. Encore at Wynn Macau, a further expansion of Wynn Macau that added a fully integrated resort hotel, opened on 21 April 2010.

Our Macau resort complex features:

- Approximately 265,000 square feet of casino space, offering 24-hour gaming and a full range of games, including private gaming salons, sky casinos and a poker pit;
- Two luxury hotel towers with a total of 1,008 spacious rooms and suites;
- Casual and fine dining in eight restaurants;
- Approximately 54,200 square feet of high-end, brand-name retail shopping, including stores and boutiques such as Bvlgari, Cartier, Chanel, Dior, Dunhill, Ermenegildo Zegna, Ferrari, Giorgio Armani, Gucci, Hermes, Hugo Boss, Jaeger LeCoultre, Louis Vuitton, Miu Miu, Piaget, Prada, Rolex, Tiffany, Tudor, Vacheron Constantin, Van Cleef & Arpels, Versace, Vertu, and others;
- Recreation and leisure facilities, including two health clubs and spas, a salon, a pool; and
- Lounges and meeting facilities.

The following table presents the number of casino games available at our Macau Operations:

	As at 31 December	
	2011	2010
VIP table games	**295**	238
Mass market table games	**195**	225
Slot machines	**930**	1,013
Poker tables	**11**	11

In response to our evaluation of our operations and the feedback from our guests, we have been, and will continue to make enhancements and refinements to our resort complex.

Wynn Macau, Limited

Management Discussion and Analysis

Cotai Development

In September 2011, the Group formally accepted the terms and conditions of a draft land concession contract from the Macau government for approximately 51 acres of land in the Cotai area of Macau (the “Cotai Land”). In December 2011, we paid the initial deposit of MOP500 million (approximately HK$485.4 million) pursuant to this draft land concession contract. We will also need to make eight additional semi-annual payments in the amount of MOP130.9 million (approximately HK$127.1 million) each, which includes 5% interest as required by the Macau government. The fi rst of the eight semi-annual payments is due six months from the date the Cotai Land concession is published in the offi cial gazette of Macau. Following government approval, we anticipate constructing a full scale integrated resort on this land containing a casino, approximately 2,000 hotel suites, convention, retail, entertainment and food and beverage offerings. We continue working to fi nalize the project scope, timeline and budget.

Cotai Land Contract

On 1 August 2008, Palo Real Estate Company Limited and certain affi liates of our Company entered into an agreement with an unrelated third party that is not a connected person of the Group to make a one-time payment in the amount of US$50 million (approximately HK$389 million) in consideration of the latter’s relinquishment of certain rights in and to any future development on the Cotai Land. This agreement provides that the payment be made within 15 days after the publication date of the Cotai land contract in the offi cial gazette of Macau. Palo Real Estate Company Limited has accrued this payment as a current liability included in other accrued liabilities as of 31 December 2011.

Macau

Macau, which was a territory under Portuguese administration for approximately 450 years, was transferred from Portuguese to Chinese political control in December 1999. Macau is governed as a special administrative region of China and is located approximately 37 miles southwest of, and approximately one hour away via ferry from, Hong Kong. Macau, which has been a casino destination for more than 40 years, consists principally of a peninsula on mainland China, and two neighboring islands, Taipa and Coloane. We believe that Macau is located in one of the world’s largest concentrations of potential gaming customers. According to Macau Statistical Information, casinos in Macau generated approximately HK$260.1 billion in gaming revenue during the year ended 31 December 2011, an increase of approximately 42.2% over the approximate HK$182.9 billion generated in the year ended 31 December 2010, making Macau the largest gaming market in the world.

Macau’s gaming market is primarily dependent on tourists. Tourist arrivals in 2011 were 28 million compared to 25 million in 2010. The Macau market has experienced tremendous growth in capacity in the last few years. As at 31 December 2011, there were 22,356 hotel rooms and 5,302 table games in Macau, compared to 12,978 hotel rooms and 2,762 table games as at 31 December 2006.

Annual Report 2011 7

Management Discussion and Analysis

FACTORS AFFECTING OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Tourism

The levels of tourism and overall gaming activities in Macau are key drivers of our business. Both the Macau gaming market and visitation to Macau have grown signifi cantly in the last few years. We have benefi ted from the rise in visitation to Macau over the past several years.

Gaming customers traveling to Macau typically come from nearby destinations in Asia including mainland China, Hong Kong, Taiwan, South Korea and Singapore. According to the Macau Statistics and Census Service Monthly Bulletin of Statistics, approximately 89% of visitors to Macau for the year ended 31 December 2011 were from mainland China, Hong Kong and Taiwan.

Tourism levels in Macau are affected by a number of factors, all of which are beyond our control. Key factors affecting tourism levels in Macau may include, among others:

• Prevailing economic conditions in mainland China and Asia;

• Various countries’ policies on the issuance of travel visas that may be in place from time to time and could affect travel to Macau;

• Competition from other destinations which offer gaming and leisure activities;

• Possible changes to government restrictions on currency conversion or the ability to export currency from mainland China or other countries;

• Occurrence of natural disasters and disruption of travel; and

• Possible outbreaks of infectious disease.

Economic and Operating Environment

Our operating environment remained stable in 2011. However, economic conditions can have a signifi cant impact on our business. A number of factors, including a slowdown in the global economy, contracting credit markets, reduced consumer spending, various countries’ policies that affect travel to Macau and any outbreak of infectious diseases can negatively impact the gaming industry in Macau and our business.

8 Wynn Macau, Limited

Management Discussion and Analysis

Competition

Since the liberalization of Macau’s gaming industry in 2002, there has been a signifi cant increase in the number of casino properties in Macau. Currently, there are six gaming operators in Macau, including WRM. The three concessionaires are WRM, SJM, and Galaxy which opened Galaxy Macau, a major resort in the Cotai area, on 15 May 2011. The three subconcessionaires are Melco Crown, MGM Macau, and Venetian Macau. As at 31 December 2011, there were approximately 34 casinos in Macau, including 20 operated by SJM. Each of the current six operators has operating casinos and expansion plans announced or underway.

Wynn Macau also faces competition from casinos primarily located in other areas of Asia, such as Resorts World Sentosa and Marina Bay Sands which opened in February and April 2010, respectively, in Singapore and Genting Highlands Resort located outside of Kuala Lumpur, Malaysia as well as casinos in the Philippines. Wynn Macau also encounters competition from other major gaming centers located around the world, including Australia and Las Vegas, cruise ships in Asia that offer gaming, and other casinos throughout Asia. Further, if current efforts to legalize gaming in other Asian countries are successful, Wynn Macau will face additional regional competition.

Gaming Promoters

A signifi cant amount of our casino play is brought to us by gaming promoters. Gaming promoters have historically played a critical role in the Macau gaming market and are important to our casino business.

Gaming promoters introduce premium VIP players to Wynn Macau and often assist those clients with their travel and entertainment arrangements. In addition, gaming promoters often grant credit to their players. In exchange for their services, Wynn Macau generally pays the gaming promoters a percentage of the gross gaming win generated by each gaming promoter. Approximately 80% of these commissions are netted against casino revenues, because such commissions approximate the amount of the commission returned to the VIP players by the gaming promoters, and approximately 20% of these commissions are included in other operating expenses, which approximate the amount of the commission ultimately retained by the gaming promoters for their compensation. The total amount of commissions paid to these promoters and netted against casino revenues were HK$8.1 billion and HK$5.8 billion for the years ended 31 December 2011 and 2010, respectively. Commissions increased 38.8% for the year ended 31 December 2011 compared to the year ended

31 December 2010, due to increased volumes of play generated by gaming promoters and the addition of fi ve new gaming promoters. Additionally, gaming promoters each receive a monthly complimentary allowance based on a percentage of the turnover their clients generate.

Annual Report 2011 9

Management Discussion and Analysis

The allowance is available for room, food and beverage and other products and services for discretionary use with clients. We typically advance commissions to gaming promoters at the beginning of each month to facilitate their working capital requirements. These advances are provided to a gaming promoter and are offset by the commissions earned by such gaming promoter during the applicable month. The aggregate amounts of exposure to our gaming promoters, which is the difference between commissions advanced to each individual gaming promoter, and the commissions payable to each such gaming promoter, were HK$367.1 million and HK$246.3 million as at 31 December 2011 and 2010, respectively. These outstanding commissions were cleared no later than the fi fth day of the succeeding month and prior to the advancement of any further funds to a gaming promoter. We believe we have developed strong relationships with our gaming promoters. Our commission percentages have remained stable throughout our operating history.

Premium Credit Play

We selectively extend credit to players contingent upon our marketing team’s knowledge of the players, their fi nancial background and payment history. We follow a series of credit procedures and require from each credit recipient various signed documents that are intended to ensure among other things that, if permitted by applicable law, the debt can be legally enforced in the jurisdiction where the player resides. In the event the player does not reside in a jurisdiction where gaming debts are legally enforceable, we often can assert jurisdiction over assets the player maintains in jurisdictions where gaming debts are recognized. In addition, we typically require a check in the amount of the applicable credit line from credit players, collateralizing the credit we grant to a player.

Number and Mix of Table Games and Slot Machines

The mix of VIP table games, mass table games and slot machines in operation at our resort changes from time to time as a result of marketing and operating strategies in response to changing market demand and industry competition. The shift in the mix of our games will affect casino profi tability.

ADJUSTED EBITDA

Adjusted EBITDA is earnings before fi nance costs, taxes, depreciation, amortization, pre-opening costs, property charges and other, share-based payments, and other non-operating income/ (expense). Adjusted EBITDA is presented exclusively as a supplemental disclosure because our Directors believe that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Our Adjusted EBITDA presented herein also differs from the Adjusted EBITDA presented by Wynn Resorts, Limited for its Macau segment in its fi lings with the SEC, primarily due to the inclusion of royalty fees, adjustments for IFRS differences with U.S. GAAP, corporate support and other support services in arriving at operating profi t.

10 Wynn Macau, Limited

Management Discussion and Analysis

The following table sets forth a quantitative reconciliation of Adjusted EBITDA to its most directly comparable IFRS measurement, operating profi t, for the years ended 31 December 2011 and 2010.

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

Operating profit 5,982,291 4,696,933

Add

Depreciation and amortization 1,016,421 989,516

Pre-opening costs(1) — 54,571

Property charges and other 865,853 47,009

Share-based payments 49,196 46,613

Wynn Macau, Limited corporate expenses 37,525 41,492

Adjusted EBITDA 7,951,286 5,876,134

Note:

(1) Pre-opening costs for the year 2010 primarily consisted of payroll attributable to staff engaged in the start-up operations of Encore which opened on 21 April 2010.

Annual Report 2011 11

Management Discussion and Analysis

The following table sets forth a quantitative reconciliation of Adjusted EBITDA to its most directly comparable IFRS measurement, operating profi t, for the years ended 31 December 2011 and 2010.

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

Operating profit 5,982,291 4,696,933

Add

Depreciation and amortization 1,016,421 989,516

Pre-opening costs(1) — 54,571

Property charges and other 865,853 47,009

Share-based payments 49,196 46,613

Wynn Macau, Limited corporate expenses 37,525 41,492

Adjusted EBITDA 7,951,286 5,876,134

Management Discussion and Analysis

REVIEW OF HISTORICAL OPERATING RESULTS

Summary Breakdown Table

The following table presents certain selected statement of comprehensive income line items and certain other data.

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands,

except for averages,

daily win figures and number

of tables and slot machines)

Total casino revenues(1) 27,755,965 21,057,676

Rooms(2) 140,464 143,759

Food and beverage(2) 188,157 165,916

Retail and other(2) 1,413,506 1,071,588

Total operating revenues 29,498,092 22,438,939

VIP table games turnover 958,373,801 709,051,343

VIP gross table games win(1) 28,055,558 21,306,738

Mass market table games drop 21,559,019 18,213,674

Mass market gross table games win(1) 6,132,171 4,291,627

Slot machine handle 42,044,263 32,681,273

Slot machine win(1) 2,157,439 1,697,278

Average number of gaming tables(3) 481 439

Daily gross win per gaming table(4) 194,862 159,755

Average number of slots(3) 999 1,167

Average daily win per slot(4) 5,916 3,985

12 Wynn Macau, Limited

Management Discussion and Analysis

Notes:

(1) Total casino revenues do not equal the sum of “VIP gross table games win,” “mass market gross table games win” and “slot machine win” because gross table games win is calculated before commissions and discounts, and only recorded as revenues after the relevant commissions and discounts have been deducted. The following table presents a reconciliation of the sum of “VIP gross table games win,” “mass market gross table games win” and “slot machine win” to total casino revenues.

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

VIP gross table games win 28,055,558 21,306,738

Mass market gross table games win 6,132,171 4,291,627

Slot machine win 2,157,439 1,697,278

Poker revenues 125,260 98,881

Commissions and discounts (8,714,463) (6,336,848)

Total casino revenues 27,755,965 21,057,676

(2) Promotional allowances are excluded from revenues in the accompanying consolidated statement of comprehensive income prepared in accordance with IFRS. Management also evaluates non-casino revenues on an adjusted basis.

The following table presents a reconciliation of net non-casino revenues as reported in our consolidated statement of comprehensive income to gross non-casino revenues calculated on the adjusted basis. The adjusted non-casino revenues as presented below are used for management reporting purposes and are not representative of revenues as determined under IAS 18.

Annual Report 2011 13

Management Discussion and Analysis

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

Room revenues 140,464 143,759

Promotional allowances 778,438 570,021

Adjusted room revenues 918,902 713,780

Food and beverage revenues 188,157 165,916

Promotional allowances 536,053 384,573

Adjusted food and beverage revenues 724,210 550,489

Retail and other revenues 1,413,506 1,071,588

Promotional allowances 37,486 22,271

Adjusted retail and other revenues 1,450,992 1,093,859

(3) For purposes of this table, we calculate average number of gaming tables and average number of slots as the average numbers of gaming tables and slot machines in service on each day in the year.

(4) Daily gross win per gaming table and daily win per slot are presented in this table on the basis of the average number of gaming tables and average number of slots, respectively, over the number of days Wynn Macau and Encore were open in the applicable year. In addition, the total table games win fi gures used herein do not correspond to casino revenues fi gures in our fi nancial statements, because fi gures in our fi nancial statements are calculated net of commissions and discounts and the total table games win herein is calculated before commissions and discounts.

Discussion of Results of Operations

Financial results for the year ended 31 December 2011 compared to fi nancial results for the year ended 31 December 2010

Our results of operations for the periods presented are not comparable as the year ended 31 December 2011 include the operations of Encore for the full year whereas the year ended 31 December 2010 only included the operations of Encore from its opening on 21 April 2010.

14 Wynn Macau, Limited

Management Discussion and Analysis

Operating Revenues

Total operating revenues increased by 31.5% from HK$22.4 billion in 2010 to HK$29.5 billion in 2011. We believe this increase was due to a combination of factors, including increased visitation and overall gaming volumes in Macau during 2011 as well as the full year results of Encore.

Casino Revenues

Casino revenues increased by 31.8%, from HK$21.1 billion (93.8% of total operating revenues) in 2010 to HK$27.8 billion (94.1% of total operating revenues) in 2011. The components and reasons are as follows:

VIP casino gaming operations. VIP gross table games win increased by 31.7%, from HK$21.3 billion in 2010 to HK$28.1 billion in 2011. VIP table games turnover increased by 35.2%, from HK$709.1 billion in 2010 to HK$958.4 billion in 2011. VIP gross table games win as a percentage of turnover (calculated before discounts and commissions) decreased from 3.0% in 2010 to 2.9% in 2011 (win percentages are within the expected range of 2.7% to 3.0%). On 21 April 2010, we added 37 VIP tables with the opening of Encore which helped drive some of the growth in our VIP segment during the year ended 31 December 2011 compared to the prior year.

Mass market casino gaming operations. Mass market gross table games win increased by 42.9%, from HK$4.3 billion in 2010 to HK$6.1 billion in 2011. Mass market table games drop increased by 18.4%, from HK$18.2 billion in 2010 to HK$21.6 billion in 2011. The mass market gross table games win percentage (calculated before discounts) was 23.6% in 2010 compared to 28.4% in 2011, which was higher than the expected win percentage range of 26% to 28%. We have increased our expected mass market range to 26% to 28% based on our experience since the opening of Encore.

Slot machine gaming operations. Slot machine win increased by 27.1% from HK$1.7 billion in 2010 to HK$2.2 billion in 2011. Slot machine handle increased by 28.6%, from HK$32.7 billion in 2010 to HK$42.0 billion in 2011. The increases resulted primarily from increased visitation to our resort and the full year results of Encore. Consequently, total gross slot win increased and slot machine win per unit per day increased by 48.5% from HK$3,985 in 2010 to HK$5,916 in 2011.

Annual Report 2011 15

Management Discussion and Analysis

Non-casino Revenues

Net non-casino revenues, which include room, food and beverage and retail revenues, increased by 26.1%, from HK$1,381.3 million (6.2% of total operating revenues) in 2010 to HK$1,742.1 million (5.9% of total operating revenues) in 2011. The increase in revenues was largely due to stronger retail sales in 2011 and the full year results of Encore.

Rooms. Our room revenues, which exclude promotional allowances in our consolidated statement of comprehensive income, decreased by 2.3% from HK$143.8 million in 2010 to HK$140.5 million in 2011. A higher proportion of our rooms were provided on a complimentary basis in 2011 as compared to 2010 to meet increased demand from VIP clients and high-limit mass market customers.

Management also evaluates room revenues on an adjusted basis which include promotional allowances. Adjusted room revenues including promotional allowances increased by 28.7% from HK$713.8 million in 2010 to HK$918.9 million in 2011.

The following table presents additional information about our adjusted room revenues (which include promotional allowances):

Adjusted room revenues information

For the year ended

31 December

2011 2010

Adjusted Average Daily Rate (includes promotional allowances of HK$2,084 in 2011 and HK$1,812 in 2010) HK$2,450 HK$2,261

Occupancy 91.8% 87.8%

Adjusted REVPAR (includes promotional allowances

of HK$1,913 in 2011 and HK$1,591 in 2010) HK$2,249 HK$1,986

Food and beverage. Food and beverage revenues, which exclude promotional allowances in our consolidated statement of comprehensive income, totaled HK$188.2 million in 2011, a 13.4% increase from 2010 revenues of HK$165.9 million. The increase refl ects higher business volumes and the opening of Encore in April 2010.

16 Wynn Macau, Limited

Management Discussion and Analysis

Management also evaluates food and beverage revenues on an adjusted basis including promotional allowances. Food and beverage revenues in 2011 adjusted to include these promotional allowances were HK$724.2 million, a 31.6% increase from 2010 adjusted revenues of HK$550.5 million refl ecting the increase in business volumes and the opening of Encore in April 2010.

Retail and other. Our retail and other revenues, which exclude promotional allowances in our consolidated statement of comprehensive income, increased by 31.9%, from HK$1,071.6 million in 2010 to HK$1,413.5 million in 2011. The increase was due primarily to increased same-store sales and the addition of new outlets.

Management also evaluates retail and other revenues on an adjusted basis which includes promotional allowances. Adjusted retail and other revenues including promotional allowances increased by 32.6% from HK$1,093.9 million in 2010 to HK$1,451.0 million in 2011, refl ecting the increased same-store sales and the new outlets.

Operating Costs and Expenses

Gaming taxes and premiums. Gaming taxes and premiums increased by 32.9%, from HK$10.8 billion in 2010 to HK$14.4 billion in 2011. This increase was due to increased gross gaming win in 2011 compared to 2010. Wynn Macau is subject to a 35% gaming tax on gross gaming win. In addition, Wynn Macau is also required to pay 4% of its gross gaming win as contributions for public development and social facilities.

Staff costs. Staff costs increased by 13.5%, from HK$1.8 billion in 2010 to HK$2.1 billion in 2011. The increase was primarily due to the hiring of additional staff for Encore which had a full year operations in 2011.

Other operating expenses. Other operating expenses increased by 27.8%, from HK$4.1 billion in 2010 to HK$5.2 billion in 2011. The increase in other operating costs was primarily due to increased business volume related expenses such as gaming promoters’ commissions, cost of sales and royalty fees.

Depreciation and amortization. Depreciation and amortization increased by 2.7% from HK$989.5 million in 2010 to HK$1,016.4 million in 2011. This increase was primarily due to the impact of assets placed in service with the opening of Encore in April 2010 offset by the decrease in depreciation expense due to assets with a 5-year life being fully depreciated as of September 2011.

Annual Report 2011 17

Management Discussion and Analysis

Property charges and other. Property charges and other increased from HK$47.0 million in 2010 to HK$865.9 million in 2011. Included in property charges and other for the year ended 31 December 2011 is a charge of HK$831.1 million refl ecting the present value of a charitable contribution made by WRM to the University of Macau Development Foundation. This contribution consists of a MOP200.0 million (approximately HK$194.2 million) payment made in May 2011, and a commitment for additional donations of MOP80.0 million (approximately HK$77.7 million) each year for the calendar years 2012 through 2022 inclusive, for a total of MOP1,080.0 million (approximately HK$1,048.5 million). The amount refl ected in our accompanying consolidated statement of comprehensive income has been discounted using our current estimated borrowing rate over the time period of the remaining committed payments. Other charges in each period represent gain/ loss on the sale of equipment as well as costs related to assets retired or abandoned as a result of renovating certain assets of Wynn Macau in response to customer preferences and changes in market demand.

As a result of the foregoing, total operating costs and expenses increased by 32.5%, from HK$17.7 billion in 2010 to HK$23.5 billion in 2011.

Finance Revenues

Finance revenues increased from HK$2.0 million in 2010 to HK$49.1 million in 2011. During 2011 and 2010, our short-term investment strategy has been to preserve capital while retaining suffi cient liquidity. While we have recently invested in certain corporate debt securities which contributed to the increase in interest income, the majority of our short-term investments are primarily in time deposits with a maturity of three months or less.

Finance Costs

Finance costs increased by 1.5%, from HK$255.5 million in 2010 to HK$259.4 million in 2011. Finance costs increased in 2011 primarily due to the reduction in capitalized interest offset by the reduction in amounts outstanding under the Wynn Macau Credit Facility and lower interest rates in 2011 compared to 2010.

Interest Rate Swaps

As required under the terms of our various credit facilities, we have entered into agreements which swap a portion of the interest on our loans from fl oating to fi xed rates. These transactions do not qualify for hedge accounting.

18 Wynn Macau, Limited

Management Discussion and Analysis

Changes in the fair value of our interest rate swaps are recorded as an increase or decrease in swap fair value during each year. We recorded a gain of HK$80.4 million for 2011 resulting from the increase in the fair value of our interest rate swaps in 2011. We recorded a gain of HK$26.5 million in 2010 resulting from the increase in the fair value of our interest rate swaps in 2010.

Income Tax Expense

In 2011, our income tax benefit was HK$26.8 million compared to an income tax expense of HK$44.1 million in 2010. Our current income tax benefit for 2011 primarily relates to the reversal of HK$41.8 million reserve previously established for potential tax assessments for years 2006 and before, which has closed and income tax expense of HK$15.0 million for our subsidiaries owning WRM's shares under the WRM Shareholder Dividend Tax Agreement. Our 2010 current income tax expense primarily relates to income tax expense recorded by WRM to increase tax reserves for possible unfavorable tax outcomes and income tax expense of our subsidiaries owning WRM's shares under the WRM Shareholder Dividend Tax Agreement. Our 2010 deferred income tax provision primarily results from WRM derecognizing certain deferred tax assets no longer believed realizable.

Net Profit Attributable to Owners of the Company

As a result of the foregoing, net profit attributable to owners of the Company increased by 33.9%, from HK$4.4 billion in 2010 to HK$5.9 billion in 2011.

LIQUIDITY AND CAPITAL RESOURCES

Capital Resources

Since Wynn Macau opened in 2006, we have generally funded our working capital and recurring expenses as well as capital expenditures from cash flow from operations and cash on hand.

Our cash balances at 31 December 2011 were HK$5.2 billion. Such cash is available for operations, new development activities and enhancements to Wynn Macau and Encore. In addition, as at 31 December 2011, we had HK$6.6 billion available to draw under the Wynn Macau Revolver.

As at 31 December 2011, the Group had a net current liability position of HK$3,023.6 million. The Group expects it will generate positive cash flows in 2012 and will obtain or renew its bank loan facilities, wherever needed, to meet its financial liabilities as and when they fall due. The Group believes it has sufficient working capital to finance its operations and financial obligations.

Investments

As at 31 December 2011, the Group had net investments in Offshore RMB denominated debt securities with maturities of up to three years that amounted to Offshore RMB415.6 million (approximately HK$508.8 million) compared to nil at of 31 December 2010.

Annual Report 2011 19

Management Discussion and Analysis

Gearing Ratio

The gearing ratio is a key indicator of our Group’s capital structure. The gearing ratio is net debt divided by total capital plus net debt. The table below presents the calculation of our gearing ratio as at 31 December 2011 and 2010.

As at 31 December

2011 2010

HK$ HK$

(in thousands

except for percentages)

Interest-bearing bank loans, net 4,803,466 4,949,703

Accounts payable 1,050,345 1,018,016

Land premium payable 911,433 —

Other payables and accruals 6,236,877 3,665,441

Amounts due to related companies 158,188 235,922

Other liabilities, net of uncertain tax position 135,396 23,794

Less: cash and cash equivalents (5,156,725) (3,819,163)

Net debt 8,138,980 6,073,713

Equity 4,028,443 4,297,089

Total capital 4,028,443 4,297,089

Capital and net debt 12,167,423 10,370,802

Gearing ratio 66.9% 58.6%

20 Wynn Macau, Limited

Management Discussion and Analysis

Cash Flows

The following table presents a summary of the Group’s cash fl ows for the years ended 31 December 2011 and 2010.

For the year ended

31 December

2011

2010

HK$

HK$

(in millions)

Net cash generated from operating activities

9,417.1

6,878.1

Net cash used in investing activities

(1,505.5)

(1,015.8)

Net cash used in financing activities

(6,607.5)

(7,272.1)

Net increase(decrease) in cash and cash equivalents

1,304.1

(1,409.8)

Cash and cash equivalents at beginning of year

3,819.1

5,229.0

Effect of foreign exchange rate changes, net

33.5

—

Cash and cash equivalents at end of year

5,156.7

3,819.2

Net cash generated from operating activities

Our net cash generated from operating activities is primarily affected by operating profi t generated by our Macau Operations as a result of increased casino revenues, continued costs control, and benefi ts from changes in working capital. Net cash from operating activities was HK$9.4 billion in 2011 compared to HK$6.9 billion in 2010.

Operating profi t was HK$6.0 billion in 2011 compared to HK$4.7 billion in 2010.

Net cash used in investing activities

Net cash used in investing activities was HK$1.5 billion in 2011, compared to HK$1.0 billion in 2010. Major expenditures made in 2011 included the purchase of debt securities denominated in Offshore RMB amounting to HK$518.7 million, the down payment of HK$485.4 million made in December 2011 with respect to the Cotai Land premium and capital expenditures of HK$445.3 million related primarily to renovation projects to enhance and refi ne the Macau Operations. In 2010, the major expenditure was the capital expenditures of HK$1.0 billion related primarily to the construction of Encore.

Annual Report 2011 21

Management Discussion and Analysis

Net cash used in fi nancing activities

Net cash used in fi nancing activities was HK$6.6 billion during 2011 compared to HK$7.3 billion during 2010. The decrease was due to the HK$6.2 billion dividend payment made in 2011 compared to a combining effect from the HK$3.9 billion dividend payment and the HK$3.1 billion repayment net of borrowings under the Wynn Macau Credit Facilities made in 2010.

Indebtedness

The following table presents a summary of our indebtedness as at 31 December 2011 and 2010.

Indebtedness information

As at 31 December

2011

2010

HK$

HK$

(in thousands)

Senior revolving credit facility

1,168,844

779,521

Senior term loan facility

3,708,975

4,287,283

Total

4,877,819

5,066,804

The Group had approximately HK$6.6 billion available to draw under the Wynn Macau Revolver as at 31 December 2011. Subsequent to year end, the remaining balance of the Wynn Macau Revolver amounting to approximately HK$1.2 billion was fully repaid by March 2012.

Wynn Macau Credit Facilities

Overview

As at 31 December 2011, WRM’s credit facilities consisted of HK$12.1 billion in a combination of Hong Kong dollar and U.S. dollar facilities, including a HK$4.3 billion fully funded senior term loan facility and a HK$7.8 billion senior revolving credit facility. The facilities may be used for a variety of purposes, including further enhancements at our resort, investments in other projects in Macau and general corporate purposes.

22 Wynn Macau, Limited

Management Discussion and Analysis

We have the ability to increase secured debt under the Wynn Macau Credit Facilities by up to an additional US$50 million (approximately HK$389 million).

As at 31 December 2011, we had total bank and other borrowings under the Wynn Macau Credit Facilities of HK$4.9 billion, of which HK$1.4 billion was denominated in U.S. dollars and HK$3.5 billion was denominated in Hong Kong dollars.

Principal and Interest

The term loans under the Wynn Macau Credit Facilities mature in June 2014, and the revolving loans under the Wynn Macau Credit Facilities mature in June 2012.

The principal amount of the term loans is required to be repaid in quarterly installments, commencing in September 2011. Borrowings under the Wynn Macau Credit Facilities bear interest at LIBOR or HIBOR plus a margin of 1.75%, through

30 September 2010. Commencing in the fourth quarter of 2010, the revolving loans, the hotel facility of the term loan and tranches A and B of the project facility of the term loan became subject to a margin of 1.25% to 2.00% depending on the Group’s leverage ratio at the end of each quarter. Tranche C of the project facility of the term loan remains subject to a margin of 1.75%. As at 31 December 2011, the weighted average margin is 1.29%.

General Covenants

The Wynn Macau Credit Facilities contain customary covenants restricting certain activities of the obligor group (WM Cayman Holdings Limited II and all of its subsidiaries except Palo Real Estate Company Limited), which does not include the Company, including, but not limited to, the incurrence of additional indebtedness, the incurrence or creation of liens on property, sale and leaseback transactions, the ability to dispose of assets and the making of loans or certain other investments, entering into mergers, consolidations, liquidations or amalgamations, forming or acquiring subsidiaries, amending, modifying or terminating certain material contracts, permits and governing documents, entering into certain transactions with affi liates, changing fi scal periods, entering into business activities other than certain permitted activities, and selling or discounting receivables, in each case, subject to certain permitted exceptions.

Financial Covenants

The Wynn Macau Credit Facilities fi nancial covenants require WRM to maintain a Leverage Ratio, as defi ned in the Wynn Macau Credit Facilities, of not greater than 3.50 to 1 as at 31 December 2011, and an Interest Coverage Ratio, as defi ned in the Wynn Macau Credit Facilities, of not less than 2 to 1. Management believes that the Group was in compliance with all covenants as at 31 December 2011. Going forward, the Group is required to maintain a Leverage Ratio not greater than 3.50 to 1. The Interest Coverage Ratio requirement remains at not less than 2 to 1.

Annual Report 2011 23

Management Discussion and Analysis

Compliance with Covenants

The Directors confi rm that there is no material non-compliance with the fi nancial covenants or general covenants contained in the Wynn Macau Credit Facilities.

Mandatory Prepayment

The Wynn Macau Credit Facilities contain mandatory prepayment provisions, which include, among other matters, prepayment of 50% of excess cash fl ow, as defi ned in the Wynn Macau Credit Facilities, if WRM’s Leverage Ratio is greater than 4 to 1 for any reporting period. Based on current estimates, the Group does not believe that the Wynn Macau Leverage Ratio during the fi scal year ending 31 December 2012 will exceed 4 to 1. Accordingly, the Group does not expect to make any mandatory prepayments pursuant to this requirement during 2012.

Dividend Restrictions

WRM and certain of its affi liates are subject to restrictions on payment of dividends or distributions or other amounts to their shareholders or to other affi liates, unless certain fi nancial and non-fi nancial criteria have been satisfi ed. Provided certain conditions are met, WRM is permitted to pay dividends. The conditions to be satisfi ed for the payment of dividends include:

• Compliance with applicable legal requirements;

• No event of default occurring under the Wynn Macau Credit Facilities;

• Compliance with the applicable fi nancial covenants; and

• Such dividends may be made once in each fi scal quarter (and in respect of the fi rst fi scal quarter in a fi scal year, only after borrowings under the Wynn Macau Credit Facilities have been prepaid to the extent required by the application of the excess cash fl ow mandatory prepayment provisions).

WRM is currently in compliance with all requirements, namely satisfaction of its Leverage Ratio, which must be met in order to pay dividends and is presently able to pay dividends in accordance with the Wynn Macau Credit Facilities.

24 Wynn Macau, Limited

Management Discussion and Analysis

Events of Default

The Wynn Macau Credit Facilities contain customary events of default, such as failure to pay, breach of covenants, initiation of insolvency proceedings, material adverse effect and cross default provisions. Events of default also include certain breaches of the terms of the Concession Agreement, and the taking of certain formal measures or administrative intervention by the Macau government in respect of the Concession Agreement or the concession for the land on which Wynn Macau is located. The situations triggering an event of default related to WRL’s ownership and control of WRM under the Wynn Macau Credit

Facilities have been amended and limited to the situation where Wynn Resorts, Limited ceases to own or control at least 51% of WRM (or ceases to have the ability to direct the management of WRM) pursuant to consent obtained from the relevant parties on or about 22 August 2011.

Security and Guarantees

Collateral for the Wynn Macau Credit Facilities consists of substantially all of the assets of WRM. Certain of our direct and indirect subsidiaries have executed guarantees and pledged their interests in WRM in support of the obligations under the Wynn Macau Credit Facilities. With respect to the Concession Agreement, the WRM lenders do have certain cure rights and consultation rights with the Macau government upon an enforcement by the lenders.

Second Ranking Lender

WRM is also party to a bank guarantee reimbursement agreement with Banco National Ultramarino S.A. to secure a guarantee in favor of the Macau government as required under the Concession Agreement. The amount of this guarantee is MOP300 million (approximately HK$291.3 million) and it lasts until 180 days after the end of the term of the Concession Agreement. The guarantee assures WRM’s performance under the Concession Agreement, including the payment of certain premiums, fi nes and indemnities for breach. The guarantee is secured by a second priority security interest in the same collateral package securing the Wynn Macau Credit Facilities.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and conditions, such as infl ation, interest rates, and foreign currency exchange rates.

Foreign Exchange Risks

The fi nancial statements of foreign operations are translated into Hong Kong dollars, the Group’s functional and presentation currency, for incorporation into the consolidated fi nancial statements. The majority of our assets and liabilities are denominated in U.S. dollars, Hong Kong dollars, Macau patacas and Offshore RMB, and there are no signifi cant assets and liabilities denominated in other

Annual Report 2011 | 25

Management Discussion and Analysis

currencies. Assets and liabilities are translated at the prevailing foreign exchange rates in effect at the end of the reporting period. Income, expenditures and cash flow items are measured at the actual foreign exchange rates or average foreign exchange rates for the period. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years. The Macau pataca is pegged to the Hong Kong dollar, and in many cases the two currencies are used interchangeably in Macau. However, the exchange linkages of the Hong Kong dollar and the Macau pataca, and the Hong Kong dollar to the U.S. dollar, are subject to potential changes due to, among other things, changes in governmental policies and international economic and political developments. In particular, our Group is exposed to foreign exchange risk arising primarily with respect to the Offshore RMB, which does not have pegged exchange linkages to the U.S. dollar, Hong Kong dollar or Macau pataca.

Interest Rate Risks

One of our primary exposures to market risk is interest rate risk associated with our credit facilities, which bear interest based on floating rates. We attempt to manage interest rate risk by managing the mix of long-term fixed rate borrowings and variable rate borrowings supplemented by hedging activities as considered necessary. We cannot assure you that these risk management strategies will have the desired effect, and interest rate fluctuations could have a negative impact on our results of operations.

As at 31 December 2011, the Group had one interest rate swap intended to manage a portion of the underlying interest rate risk on borrowings under the Wynn Macau Credit Facilities. Under this swap agreement, the Group pays a fixed interest rate of 2.15% on borrowings of approximately HK$2.3 billion incurred under the Wynn Macau Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable HIBOR at the time of payment. As at 31 December 2011, this interest rate swap fixes the interest rate on HK$2.3 billion of borrowings under the Wynn Macau Credit Facilities at approximately 3.4%. This interest rate swap agreement will terminate in June 2012.

The carrying value of this interest rate swap on the consolidated statement of financial position approximates its fair value. The fair value approximates the amount the Group would pay if this contract was settled at the respective valuation dates. Fair value is estimated based upon current, and predictions of future interest rate levels along a yield curve, the remaining duration of the instruments and other market conditions and, therefore, is subject to significant estimation and a high degree of variability of fluctuation between periods. We adjust this amount by applying a non-performance valuation, considering our creditworthiness or the creditworthiness of our counterparties at each settlement date, as applicable. These transactions do not qualify for hedge accounting. Accordingly, changes in the fair values during the years ended 31 December 2011 and 2010, were charged to the consolidated statement of comprehensive income.

26 Wynn Macau, Limited

Management Discussion and Analysis

Our liability under the swap agreement is secured by the same collateral package securing the Wynn Macau Credit Facilities.

OFF BALANCE SHEET ARRANGEMENTS

We have not entered into any transactions with special purpose entities nor do we engage in any transactions involving derivatives except for interest rate swaps. We do not have any retained or contingent interest in assets transferred to an unconsolidated entity.

OTHER LIQUIDITY MATTERS

We expect to fund our operations and capital expenditure requirements from operating cash fl ows, cash on hand and availability under the Wynn Macau Credit Facilities. However, we cannot be sure that operating cash fl ows will be suffi cient for those purposes. We may refi nance all or a portion of our indebtedness on or before maturity. We cannot be sure that we will be able to refi nance any of the indebtedness on acceptable terms or at all.

New business developments (including our development of a project in Cotai) or other unforeseen events may occur, resulting in the need to raise additional funds. There can be no assurances regarding the business prospects with respect to any other opportunity. Any other development would require us to obtain additional fi nancing.

In the ordinary course of business, in response to market demands and client preferences, and in order to increase revenues, we have made and will continue to make enhancements and refi nements to our resort. We have incurred and will continue to incur capital expenditures related to these enhancements and refi nements.

Taking into consideration our fi nancial resources, including our cash and cash equivalents, internally generated funds and availability under the Wynn Macau Credit Facilities, we believe that we have suffi cient liquid assets to meet our working capital and operating requirements for the following 12 months.

RELATED PARTY TRANSACTIONS

For details of the related party transactions, see note 27 to the Financial Statements. Our Directors confi rm that all related party transactions are conducted on normal commercial terms, and that their terms are fair and reasonable.

Annual Report 2011 27

Directors and Senior Management

OUR DIRECTORS

The following table presents certain information in respect of the members of our Board (including Mr. Kazuo Okada*), during the year ended 31 December 2011.

Members of our Board

Name

Age

Position

Date of Appointment

Stephen A. Wynn

70

Chairman of the Board,

16

September

2009

Executive Director,

Chief Executive Officer

and President

Linda Chen

45

Executive Director and

16

September

2009

Chief Operating Officer

Ian Michael Coughlan

52

Executive Director

16

September

2009

Marc D. Schorr

64

Non-executive Director

16

September

2009

Allan Zeman, GBM, GBS, JP

63

Vice Chairman of the Board

16

September

2009

and Non-executive Director

Jeffrey Kin-fung Lam, GBS, JP

60

Independent

16

September

2009

Non-executive Director

Bruce Rockowitz

53

Independent

16

September

2009

Non-executive Director

Nicholas Sallnow-Smith

62

Independent

16

September

2009

Non-executive Director

Kazuo Okada*

69

Non-executive Director

16

September

2009

* Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

The biography of each Director during the year ended 31 December 2011 is set out below:

Executive Directors

Mr. Stephen A. Wynn, aged 70, has been a Director of the Company since its inception and an executive Director, the Chairman of the Board of Directors, Chief Executive Offi cer and President of the Company since 16 September 2009. Mr. Wynn has served as Director, Chairman and Chief Executive Offi cer of WRM since October 2001. Mr. Wynn has also served as Chairman and Chief Executive Offi cer of Wynn Resorts, Limited since June 2002. Mr. Wynn has over 40 years of experience in the gaming casino industry. From April 2000 to September 2002, Mr. Wynn was the

28 Wynn Macau, Limited

Directors and Senior Management

managing member of Valvino Lamore, LLC, the predecessor and a current wholly owned subsidiary of Wynn Resorts, Limited. Mr. Wynn also serves as an offi cer and/or director of several subsidiaries of Wynn Resorts, Limited. Mr. Wynn served as Chairman, President and Chief Executive Offi cer of Mirage Resorts, Inc. and its predecessor, Golden Nugget Inc., between 1973 and 2000. Mr. Wynn developed and opened The Mirage, Treasure Island and Bellagio in 1989, 1993 and 1998, respectively. Mr. Wynn has also served as an outside director of Monaco QD International Hotels and Resort Management since December 2010. In 2011, Barron’s ranked Mr. Wynn as one of the world’s 30 best CEOs.

Ms. Linda Chen, aged 45, has been an executive Director and the Chief Operating Offi cer of the Company since 16 September 2009 and Chief Operating Offi cer of WRM since June 2002. Ms. Chen is responsible for the marketing and strategic development of WRM. Ms. Chen is also a director of Wynn Resorts, Limited and President of WIML. In these positions, she is responsible for the setup of international marketing operations of Wynn Resorts, Limited. Prior to joining the Group, Ms. Chen was Executive Vice President — International Marketing at MGM Mirage, a role she held from June 2000 until May 2002, and was responsible for the international marketing operations for MGM Grand, Bellagio and The Mirage. Prior to this position, Ms. Chen served as the Executive Vice President of International Marketing for Bellagio and was involved with its opening in 1998. She was also involved in the opening of the MGM Grand in 1993 and The Mirage in 1989. Ms. Chen is also a member of the Nanjing Committee of the Chinese People’s Political Consultative Conference (Macau). Ms. Chen holds a Bachelor of Science Degree in Hotel Administration from Cornell University in 1989 and completed the Stanford Graduate School of Business Executive Development Program in 1997.

Mr. Ian Michael Coughlan, aged 52, has been an executive Director of the Company since 16 September 2009. Mr. Coughlan is also the President of WRM, a position he has held since July 2007. In this role, he is responsible for the entire operation and development of Wynn Macau. Prior to this role, Mr. Coughlan was Director of Hotel Operations — Worldwide for Wynn Resorts, Limited. Mr. Coughlan has over 30 years of hospitality experience with leading hotels across Asia, Europe and the United States. Before joining Wynn Resorts, Limited, he spent ten years with The Peninsula Group, including posts as General Manager of The Peninsula Hong Kong from September 2004 to January 2007, and General Manager of The Peninsula Bangkok from September 1999 to August 2004. His previous assignments include senior management positions at The Oriental Singapore, and a number of Ritz-Carlton properties in the United States. Mr. Coughlan has a Diploma from Shannon College of Hotel Management, Ireland.

Annual Report 2011 29

Directors and Senior Management

Non-executive Directors

Mr. Kazuo Okada, aged 69, ceased to be a member of our Board on 24 February 2012. Prior to Mr. Okada’s Removal (as described on page 57 of this Annual Report), he had been, since 16 September 2009, a non-executive director of the Company. Mr. Okada is currently a non-executive director of Wynn Resorts, Limited and had served as Vice Chairman of the board of Wynn Resorts, Limited between October 2002 and October 2011. The board of Wynn Resorts, Limited announced on 19 February 2012 that it requested Mr. Okada to resign as a director of Wynn Resorts, Limited. Mr. Okada was removed from the board of directors of Wynn Las Vegas Capital Corp., a wholly-owned subsidiary of Wynn Resorts, Limited on 18 February 2012. On 7 March 2012, Wynn Resorts, Limited fi led with the SEC a preliminary proxy statement for a special meeting of stockholders of Wynn Resorts, Limited to be held for the purpose of voting on a proposal to remove Mr. Okada as a director of WRL.

Mr. Marc D. Schorr, aged 64, has been a non-executive Director of the Company since 16 September 2009, and is also a director of WRM. He is also the Chief Operating Offi cer of Wynn Resorts, Limited, a position he has held since June 2002, and a director of WRL since 29 July 2010. Mr. Schorr has over 30 years of experience in the casino gaming industry. From June 2000 through April 2001, Mr. Schorr served as Chief Operating Offi cer of Valvino Lamore, LLC. Prior to joining the Group, Mr. Schorr held various positions including President of The Mirage Casino-Hotel from January 1997 until May 2000 and Chief Executive Offi cer of Treasure Island at The Mirage from August 1992. In 1989, as President and Chief Executive Offi cer of the Golden Nugget in Laughlin, Nevada, he managed its multi-million dollar expansion program. Preceding that in 1984, as director of Casino Marketing for the Golden Nugget in Las Vegas, he established a casino marketing department and a branch offi ce network throughout the United States.

Dr. Allan Zeman, GBM, GBS, JP, aged 63, has been a Director of the Company since its inception and a non-executive Director of the Company since 16 September 2009 and is the Vice Chairman of the Company. He is also a non-executive director of Wynn Resorts, Limited, a position he has held since October 2002. Dr. Zeman founded The Colby International Group in 1975 to source and export fashion apparel to North America. In late 2000, The Colby International Group merged with Li & Fung Limited. Dr. Zeman is the Chairman of Lan Kwai Fong Holdings Limited. He is also the owner of Paradise Properties Group, a property developer in Thailand. Dr. Zeman is also Chairman of Ocean Park, a major theme park in Hong Kong.

Dr. Zeman is Vice Patron of Hong Kong Community Chest and serves as a director of the “Star” Ferry Company, Limited. Dr. Zeman also serves as an independent non-executive director of Pacifi c Century Premium Developments Limited, Sino Land Company Limited and Tsim Sha Tsui Properties Limited, all of which are listed on the Hong Kong Stock Exchange.

30 Wynn Macau, Limited

Directors and Senior Management

Dr. Zeman is a member of the Food Business and Related Services Task Force for Business Facilitation Advisory Committee, the Committee on the Commission on Strategic Development, the West Kowloon Cultural District Authority (“WKCDA”), the Consultation Panel of the WKCDA, WKCDA Development Committee, WKCDA Investment Committee, and WKCDA Performing Arts Committee (of which Dr. Zeman is the Chairman). In 2001, Dr. Zeman joined the Richard Ivey School of Business’ Asian Advisory Board.

In 2001, Dr. Zeman was appointed a Justice of the Peace. He was awarded the Gold Bauhinia Star in 2004 and the Grand Bauhinia Medal in 2011.

Independent non-executive Directors

Mr. Jeffrey Kin-fung Lam, GBS, JP, aged 60, has been appointed as an independent non-executive Director of the Company since 16 September 2009. Mr. Lam is a member of the National Committee of the Chinese People’s Political Consultative Conference, a member of the Hong Kong Legislative Council, the Chairman of the Assessment Committee of Mega Events Funds, a member of the board of the West Kowloon Cultural District Authority, a member of the board of Hong Kong Airport Authority, a member of the Independent Commission Against Corruption’s Advisory Committee on Corruption and a member of the Fight Crime Committee in Hong Kong. Mr. Lam is also a General Committee Member of the Hong Kong General Chamber of Commerce and the Vice Chairman of The Hong Kong Shippers’ Council. In addition, Mr. Lam is an independent non-executive director of CC Land Holdings Limited, Hsin Chong Construction Group Ltd., China Overseas Grand Oceans Group Limited, Sateri Holdings Limited and Chow Tai Fook Jewellery Group Limited, all of which are listed on the Hong Kong Stock Exchange.

In 1996, Mr. Lam was appointed Justice of the Peace and became a member of the Most Excellent Order of the British Empire. He was awarded the honor of the Gold Bauhinia Star in July 2011 and the Silver Bauhinia Star in 2004. Mr. Lam was conferred University Fellow of Tufts University in the United States and Hong Kong Polytechnic University in 1997 and in 2000, respectively.

Mr. Bruce Rockowitz, aged 53, has been an independent non-executive Director of the Company since 16 September 2009. Mr. Rockowitz is also the Group President and Chief Executive Offi cer of Li & Fung Limited, a company listed on the Hong Kong Stock Exchange. Mr. Rockowitz has been an executive director of Li & Fung Limited since 2001 and was the co-founder and Chief Executive Offi cer of Colby International Limited, a large Hong Kong buying agent, prior to the sale of Colby International Limited to Li & Fung Limited in 2000. He is a member of the Advisory Board for the Wharton School’s Jay H Baker Retailing Initiative, an industry research center for retail at the University of Pennsylvania. He is also a board member of the Education Foundation for Fashion Industries, the private fund-raising arm of the Fashion Institute of Technology, New York, United

Annual Report 2011 31

Directors and Senior Management

States. In December 2008, Mr. Rockowitz was ranked fi rst by Institutional Investor for Asia’s Best CEOs in the consumer category. In the years 2010 and 2011, he was also ranked as one of the world’s 30 best CEOs by Barron’s. In October 2011, he was awarded the 2011 Alumni Achievement Award by the University of Vermont, United States. In addition to his position at Li & Fung, Mr. Rockowitz is the non-executive Chairman of The Pure Group, a lifestyle, fi tness and yoga group operating in Hong Kong, Singapore and Taiwan and soon to be opening in mainland China. As non-executive Chairman of The Pure Group, Mr. Rockowitz provides strategic vision and direction to the senior management of The Pure Group.

Mr. Nicholas Sallnow-Smith, aged 62, has been an independent non-executive Director of the Company since 16 September 2009. Mr. Sallnow-Smith has also served as the Chairman and an independent non-executive director of The Link Management Limited since April 2007 and is also Chairman of the Link Management Limited’s Finance and Investment, and Nominations Committees. The Link Management Limited is the manager to the Link Real Estate Investment Trust, a company listed on the Hong Kong Stock Exchange. Mr. Sallnow-Smith is also a non-executive director of Unitech Corporate Parks Plc., a company listed on the London Stock Exchange in the Alternative Investment Market (“AIM”); a non-executive director of Aviva Life Insurance Limited (in Hong Kong); and a member of the Advisory Board of Winnington Group. Prior to joining The Link Management Limited, Mr. Sallnow-Smith was Chief Executive of Hongkong Land Holdings Limited from February 2000 to March 2007. He has a wide ranging fi nance background in Asia and the United Kingdom for over 30 years, including his roles as Finance Director of Hongkong Land Holdings Limited from 1998 to 2000 and as Group Treasurer of Jardine Matheson Limited from 1993 to 1998.

Mr. Sallnow-Smith’s early career was spent in the British Civil Service, where he worked for Her Majesty’s Treasury in Whitehall, London from 1975 to 1985. During that time, he was seconded for two years to Manufacturers Hanover London, working in export fi nance and in their merchant banking division, Manufacturers Hanover Limited. He left the Civil Service in 1985, following a period working in the International Finance section of H. M. Treasury on Paris Club and other international debt policy matters, and spent two years with Lloyds Bank before moving into the corporate sector in 1987. Mr. Sallnow-Smith served as the Convenor of the Hong Kong Association of Corporate Treasurers in 1996 to 2000 and Chairman of the Matilda Child Development Centre. He is a director of the Hong Kong Philharmonic Society, Chairman of the Hong Kong Youth Arts Foundation, a member of the Council of the Treasury Markets Association (Hong Kong Association of Corporate Treasures Representative) and a member of the General Committee of The British Chamber of Commerce in Hong Kong. He is also the Chairman of AFS Intercultural Exchanges Ltd. in Hong Kong.

32 Wynn Macau, Limited

Directors and Senior Management

Mr. Sallnow-Smith was educated at Gonville & Caius College, Cambridge, and the University of Leicester and is a Fellow of the Association of Corporate Treasurers. He holds M.A. (Cantab) and M.A. (Soc. of Ed.) Degrees.

OUR SENIOR MANAGEMENT

The following table presents certain information concerning the senior management personnel of the Group (other than our executive Directors).

Senior management

Name Age Position

Frank Xiao 44 Senior Executive Vice President — Premium Marketing#

Jay Dee Clayton* 59 Executive Vice President — Operations#

Charlie Ward 62 Executive Vice President — Casino Operations#

Doreen Marie Whennen 57 Executive Vice President — Hotel Operations#

Jay M. Schall 38 Senior Vice President and General Counsel##,

Senior Vice President — Legal#

Robert Alexander Gansmo 42 Senior Vice President — Chief Financial Officer#

Andre Mung Dick Ong 42 Vice President — Chief Information Officer#

Thomas Patrick Connolly 38 Vice President — Food & Beverage#

Mo Yin Mok 50 Vice President — Human Resources#

Notes:

## Position held in the Company.

# Position held in WRM.

* Mr. Jay Dee Clayton was succeeded by Mr. Charlie Ward upon the former’s completion of his service contract with WRM in March 2012.

Annual Report 2011 33

Directors and Senior Management

The biography of each member of the senior management team (other than our executive Directors) is set out below:

Mr. Frank Xiao, aged 44, is the Senior Executive Vice President — Premium Marketing of WRM, a position he has held since August 2006. Mr. Xiao is responsible for providing leadership and guidance to the marketing team and staff, developing business and promoting Wynn Macau. Prior to this position, Mr. Xiao was the Senior Executive Vice President — China Marketing for WIML and Worldwide Wynn between 2005 until 2006. Prior to joining the Group, Mr. Xiao was the Senior Vice President of Far East Marketing at MGM Grand Hotel. During his 12 years at the MGM Grand Hotel, he was promoted several times from his fi rst position as Far East Marketing Executive in 1993. Mr. Xiao holds a Bachelor of Science Degree in Hotel Administration and a Master’s Degree in Hotel Administration from the University of Nevada, Las Vegas.

Mr. Jay Dee Clayton, aged 59, was the Executive Vice President — Operations of WRM from May 2006 through March 2012. Following the completion of his service contract with WRM, Mr. Clayton was succeeded by Mr. Charlie Ward.

Mr. Charlie Ward, aged 62, is the Executive Vice President — Casino Operations of WRM, a position he has held since 1 March 2012. Mr. Ward is responsible for providing leadership and operational direction for WRM gaming operations. Mr. Ward has more than 40 years experience in the gaming industry, having served at gaming companies including MGM and Wynn. Over his career Mr. Ward has gained experience in a wide range of assignments including customer/VIP relations, game protection and casino set up, opening and operations. Prior to this position, Mr. Ward held the position of Vice President of Table Games at Wynn | Encore Las Vegas between 2008 and 2012. Prior to joining the Group, Mr. Ward was at MGM Grand Hotel and Casino for 14 years and in 2007 was promoted to the pre-opening team of MGM Grand Macau as Vice President of VIP Gaming.

Ms. Doreen Marie Whennen, aged 57, is the Executive Vice President — Hotel Operations of WRM, a position she has held since May 2007. Ms. Whennen is responsible for overseeing the hotel operations of Wynn Macau. Ms. Whennen has over 20 years of experience in the hospitality industry. She joined Valvino Lamore, LLC in 2000 and prior to joining the Group, she held various positions at The Mirage, which she joined in 1989, including Front Offi ce Manager, Director of Guest Services and Vice President of Hotel Operations.

34 Wynn Macau, Limited

Directors and Senior Management

Mr. Jay M. Schall, aged 38, is the Senior Vice President and General Counsel of the Company and Senior Vice President — Legal of WRM. He has held senior legal positions with WRM since May 2006. Mr. Schall has over twelve years of experience in the legal field, including eight years in Macau and Hong Kong. Prior to joining the Group, Mr. Schall practiced United States law at a major law firm in the United States and in Hong Kong. Mr. Schall is a member of the State Bar of Texas. Mr. Schall holds a Bachelor of Arts Degree from Colorado College, an MBA from Tulane University, Freeman School of Business and a Juris Doctor (magna cum laude, Order of the Coif) from Tulane University School of Law.

Mr. Robert Alexander Gansmo, aged 42, is the Senior Vice President — Chief Financial Officer of WRM, a position he has held since April 2009. Prior to taking this position, Mr. Gansmo was the Director — Finance of WRM, a position he assumed in January 2007. Mr. Gansmo is responsible for the management and administration of WRM's finance. Before joining WRM, Mr. Gansmo worked at Wynn Resorts, Limited, where he served as the Director of Financial Reporting from November 2002. Prior to joining the Group, Mr. Gansmo practiced as a certified public accountant with firms in Nevada, Washington and California, including KPMG Peat Marwick, Arthur Andersen, and Deloitte and Touche. Mr. Gansmo graduated in 1993 from California State University, Chico, where he obtained a Bachelor of Science Degree in Business Administration with a focus on accounting.

Mr. Andre Mung Dick Ong, aged 42, is the Vice President — Chief Information Officer of WRM, a position he has held since March 2007. Mr. Ong is responsible for the strategic planning, development and overall operation of information systems and technology services for WRM. Prior to taking up this role, Mr. Ong was the executive director, Chief Information Officer of WRM, a position he held from June 2003. Before joining the Group, Mr. Ong served at Shangri-La Hotels & Resorts where, from August 2001 until May 2003, he was the Director of Corporate Information Technology and was responsible for the planning and deployment of information technology for the group of 40 hotels and five regional sales offices. Prior to this role, he was Director of Technology Support as well as Systems Support Manager since 1993. Mr. Ong has more than 18 years of experience in the hospitality/gaming industry and extensive skills in technology consultation and execution, vendor management, operation management and software development. Mr. Ong was educated in Western Australia and obtained a Bachelor of Engineering Degree in Computer Systems from Curtin University of Technology in 1991.

Annual Report 2011 35

Directors and Senior Management

Mr. Thomas Patrick Connolly, aged 38, is the Vice-President — Food & Beverage of WRM, a position he has held since July 2008. Prior to taking this position, Mr. Connolly was the Director — Food and Beverage, a position he assumed in April 2007. Mr. Connolly is responsible for all aspects of WRM’s food and beverage operations. Prior to joining the Group, Mr. Connolly was Assistant Food and Beverage Manager at The Peninsula Hong Kong, a role he held from March 2006 until April 2007. His experience also includes managing The Mandarin Grill at The Mandarin Oriental Hong Kong from October 1999 until November 2000, managing JJ’s at The Grand Hyatt Hong Kong, managing the opening of a major Hyatt food and beverage operation in South Korea, and serving as General Manager of Jean Georges in Shanghai, China, which he opened with world-renowned chef Jean Georges Vongerichten in 2004.

Ms. Mo Yin Mok, aged 50, is the Vice President — Human Resources of WRM, a position she has held since June 2008. Ms. Mok has an extensive 20-year background in hospitality and human resources, primarily in the luxury hotel sector at The Regent Four Seasons Hong Kong and The Peninsula Hong Kong. Prior to joining the Group, she led The Peninsula Group’s worldwide human resources team and, in her position, supported eight The Peninsula hotels with more than 5,000 staff, and orchestrated human resources activities for the opening of The Peninsula Tokyo. Ms. Mok also served at the front lines of the hospitality industry as the Director of Rooms Division at The Peninsula Hong Kong with responsibility for front offi ce, housekeeping, security and spa departments. Ms. Mok currently serves on the Future Students and Placement Advisory Committee of the University of Macau and is a panel member of the Hong Kong Council for Accreditation of Academic and Vocational Qualifi cations.

Ms. Mok holds a Bachelor of Science Degree in Hospitality Management from Florida International University in the United States, where she received a Rotary International Ambassadorial Scholarship. She also obtained an MBA from the Chinese University of Hong Kong.

OUR COMPANY SECRETARY

Ms. Kwok Yu Ching, aged 46, is the company secretary of the Company. Ms. Kwok has been a company secretary of the Company since September 2009. She is a director of Corporate Services Division of Tricor Services Limited. Ms. Kwok, a Chartered Secretary, is a Fellow of both The Hong Kong Institute of Chartered Secretaries and The Institute of Chartered Secretaries and Administrators. She has been providing professional services to companies listed on the Hong Kong Stock Exchange for over 20 years. Prior to joining Tricor Services Limited in 2002, Ms. Kwok was the Senior Manager of Company Secretarial Services at Ernst & Young and Tengis Limited in Hong Kong.

36 Wynn Macau, Limited

Report of the Directors

The Directors present their report together with the audited fi nancial statements of the Company and the Group for the year ended 31 December 2011.

PRINCIPAL ACTIVITIES AND SUBSIDIARIES

The Company and the Group are a leading developer, owner and operator of destination casino gaming and entertainment resort facilities in Macau. The Company is a holding company and our main operating subsidiary, WRM, owns and operates the destination casino resort “Wynn Macau” in Macau. A list of the Company’s subsidiaries, together with their places of incorporation, principal activities and particulars of their issued share/registered capital, is set out in note 13 to the Financial Statements.

FINANCIAL RESULTS

The results of the Group for the year ended 31 December 2011 are set out in the consolidated statement of comprehensive income on page 73 of this Annual Report. The fi nancial highlights for the Group for the most recent fi ve years are set out on page 161 of this Annual Report.

RESERVES

Details of the movements in the reserves of the Company and reserves available for distribution to Shareholders as at 31 December 2011 are set out in note 22(b) to the Financial Statements. The distributable reserves of the Company at 31 December 2011 are HK$14.2 billion. Movements in the reserves of the Group are refl ected in the consolidated statement of changes in equity.

DIVIDENDS

During the year ended 31 December 2011, the Company declared and paid a special dividend of HK$1.20 per share, totaling approximately HK$6.2 billion, to its shareholders.

The Board has recommended that no fi nal dividend be paid in respect of the year ended 31 December 2011.

PROPERTY AND EQUIPMENT

Details of movements in property and equipment during the year are set out in note 8 to the Financial Statements.

SHARE CAPITAL

Details of the movements in share capital of the Company are set out in note 21 to the Financial Statements.

Annual Report 2011 37

Report of the Directors

CHARITABLE CONTRIBUTIONS

During the year ended 31 December 2011, the Group made charitable contributions totaling HK$198.3 million.

In May 2011, the Group entered into an agreement with the University of Macau Development Foundation (the “Foundation”) to donate a certain amount to the Foundation with the primary purpose of supporting the creation, promotion, operation and other activities related to the Asia-Pacifi c Academy of Economics and Management created by the University of Macau. Under such agreement, the Group donated MOP200.0 million (approximately HK$194.2 million) in May 2011 and for each of the years from 2012 through 2022 the Group will donate MOP80.0 million (approximately HK$77.7 million).

DIRECTORS

Directors during the Year Ended 31 December 2011

Executive Directors:

Mr. Stephen A. Wynn (also our Chairman, President and Chief Executive Offi cer) Ms. Linda Chen Mr. Ian Michael Coughlan

Non-executive Directors:

Mr. Kazuo Okada* Mr. Marc D. Schorr

Dr. Allan Zeman (also our Vice Chairman)

Independent non-executive Directors:

Mr. Jeffery Kin-fung Lam Mr. Bruce Rockowitz Mr. Nicholas Sallnow-Smith

* Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

Directors Retiring by Rotation

In accordance with article 17.18 of the Company’s articles of association, one third of our Board will retire from offi ce by rotation at the forthcoming annual general meeting. The three directors who will retire by rotation are Mr. Stephen A. Wynn and Mr. Ian Michael Coughlan, two of our executive Directors, and Mr. Nicholas Sallnow-Smith, one of our independent non-executive Directors. All retiring directors, being eligible, will offer themselves for re-election at the forthcoming annual general meeting.

38 Wynn Macau, Limited

Report of the Directors

DIRECTORS (continued)

Directors’ Service Contracts

None of the Directors proposed for re-election at the forthcoming annual general meeting has a service contract with the Company which is not determinable by the Company within one year without payment of compensation, other than statutory compensation.

Directors’ Emoluments

Details of the remuneration of the Directors (including Mr. Kazuo Okada*) are set out in note 25 to the Financial Statements. There has been no arrangement under which any Director has waived or agreed to waive any emoluments.

Directors’ Interests in Contracts and Competing Businesses

To the knowledge of the Board, there is no contract of signifi cance in relation to the Group’s business subsisting at the end of the year or during the year ended 31 December 2011 in which the Group was a party and in which a Director (including Mr. Kazuo Okada*) was materially interested.

To the knowledge of the Board, none of our Directors had any interest in any business in Macau which competed with our Company’s business during the year ended 31 December 2011.

* Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

CONNECTED TRANSACTIONS

During the year ended 31 December 2011, the Group engaged in certain transactions with Wynn Resorts, Limited (its controlling shareholder) and Wynn Resorts, Limited’s subsidiaries (excluding the Group) (together, the “WRL Group”) which constitute connected transactions under the Listing Rules.

Wynn Resorts, Limited is considered a “connected person” under the Listing Rules by virtue of it being the holding company (an “associate” as defi ned in the Listing Rules) of WM Cayman Holdings Limited I (which, holding more than 10% of the Company’s share capital, is a substantial shareholder and “connected person” of the Group). Pursuant to the Listing Rules, any member of the WRL Group is also considered an “associate” of WM Cayman Holdings Limited I and a “connected person” of the Group. Any transaction between the Group and the WRL Group is accordingly a connected transaction.

Annual Report 2011 39

Report of the Directors

CONNECTED TRANSACTIONS (continued)

During the year ended 31 December 2011, the following non-exempt connected transactions were in effect between the Group and the WRL Group, such transactions being subject to disclosure requirements (including disclosure in this Annual Report) under the Listing Rules:

Worldwide Wynn Employment Framework Agreements

Nature and purpose of transaction. On 19 September 2009, the Company and WRM each entered an employment framework agreement with Worldwide Wynn, a wholly owned subsidiary of Wynn Resorts, Limited, under which Worldwide Wynn employed certain of the Group’s management personnel who are U.S. residents based in or to be based in Macau (“U.S. Resident Staff”) on the Group’s behalf and seconded them to the Group. Each U.S. Resident Staff has a formal employment agreement with the Group through the secondment. This arrangement was put in place to ensure that each U.S Resident Staff is, in addition to his or her employment with the Group, also employed by a U.S.-incorporated entity in order to allow him or her to continue to enjoy certain benefi ts relating to pension, personal income tax, and health and life insurance.

Pricing. Under the employment framework agreements, Worldwide Wynn is to be reimbursed for the cost of the secondments (including salaries and benefi ts of the seconded employee) and is entitled to receive a fee of 5% of the aggregate cost of the secondment of the employee during the secondment period, for its role in the employment arrangement. Approximately HK$41.4 million was charged to the Group by Worldwide Wynn under this arrangement during the year ended 31 December 2011.

Term. The employment framework agreements had an initial term which expired on 31 December 2011. A waiver was granted by the Hong Kong Stock Exchange at the time of the Listing from the announcement requirements under the Listing Rules for the initial term. Pursuant to the terms therein, unless terminated by either party to the agreements by giving one month’s written notice in advance to the other party, and subject to compliance with the Listing Rules requirements, or, alternatively, any waivers obtained from strict compliance with such requirements, upon expiration of the initial term or subsequent renewal term, the agreements are automatically renewed for a further term of three years each time (or for such other period as may be permitted under the Listing Rules). In compliance with the Listing Rules, the Company announced on 6 December 2011 the renewal of these agreements for a further term of three years upon the expiry of the initial term and the respective annual caps set for the years ending 31 December 2012, 2013 and 2014.

40 Wynn Macau, Limited

Report of the Directors

CONNECTED TRANSACTIONS (continued)

Marketing and Secondment Services Framework Agreements

Nature and purpose of transaction. On 19 September 2009, the Company and WRM each entered into a marketing and secondment service framework agreement with WIML, an affi liate of Wynn Resorts, Limited. Pursuant to the agreements, WIML will (1) provide, directly and through its authorized agents, marketing services to WRM, including the development, implementation and operation of an international promotional and marketing plan for WRM’s casino resorts, and (2) employ certain non-Macau residents based in or to be based in Macau (“Foreign Resident Staff”) on the Group’s behalf and second the Foreign Resident Staff to the Group. Marketing efforts conducted through a uniform marketing plan for all casino resorts bearing the “WYNN” brand name ensure that a consistent image and style will be adopted globally. The secondment arrangement was put in place to ensure that each Foreign Resident Staff is, in addition to his or her employment with the Group, employed by an appropriate offshore entity in order to allow him or her to continue to enjoy certain benefi ts relating to pension, personal income tax, and health and life insurance.

Pricing. Under the marketing and secondment service framework agreements, the fee for the services provided by WIML is based on a cost and expense reimbursement basis plus a fee of 5% of the aggregate costs and expenses incurred by WIML in the performance of its services. Approximately HK$106.2 million was charged to the Group by WIML under this arrangement during the year ended 31 December 2011.

Term. The marketing and secondment services framework agreements had an initial term which expired on 31 December 2011. A waiver was granted by the Hong Kong Stock Exchange at the time of the Listing from the announcement requirements under the Listing Rules for the initial term. Pursuant to the terms therein, unless terminated by either party to the agreements by giving one month’s written notice in advance to the other party, and subject to compliance with the Listing Rules requirements, or, alternatively, any waivers obtained from strict compliance with such requirements, upon expiration of the initial term or subsequent renewal term, the agreements are automatically renewed for a further term of three years each time (or for such other period as may be permitted under the Listing Rules). In compliance with the Listing Rules, the Company announced on 6 December 2011 the renewal of these agreements for a further term of three years upon the expiry of the initial term and the respective annual caps set for the years ending 31 December 2012, 2013 and 2014.

Design Services Framework Agreement

Nature and purpose of transaction. On 19 September 2009, WRM entered into a design services framework agreement with Wynn Design & Development, a subsidiary of Wynn Resorts, Limited, under which Wynn Design & Development would provide design services for WRM’s projects in Macau, including the development, design and construction oversight of Encore and the further development of Wynn Macau.

Annual Report 2011 41

Report of the Directors

CONNECTED TRANSACTIONS (continued)

Design Services Framework Agreement (continued)

Pricing. Under the design services framework agreement, the fee for the services provided by Wynn Design & Development is based on a cost and expense reimbursement basis incurred by Wynn Design & Development in the performance of its service. Approximately HK$31.6 million was charged to WRM by Wynn Design & Development under this arrangement during the year ended 31 December 2011.

Term. The design services framework agreement had an initial term which expired on 31 December 2011. A waiver was granted by the Hong Kong Stock Exchange at the time of the Listing from the announcement requirements under the Listing Rules for the initial term. Pursuant to the terms therein, unless terminated by either party to the agreements by giving one month’s written notice in advance to the other party, and subject to compliance with the Listing Rules requirements, or, alternatively, any waivers obtained from strict compliance with such requirements, upon expiration of the initial term or subsequent renewal term, the agreement is automatically renewed for a further term of three years each time (or for such other period as may be permitted under the Listing Rules). In compliance with the Listing Rules, the Company announced on 6 December 2011 the renewal of the agreement for a further term of three years upon the expiry of the initial term and the respective annual caps set for the years ending 31 December 2012, 2013 and 2014.

Corporate Allocation Agreements

Nature and purpose of transaction. On 19 September 2009, the Company and WRM entered into a corporate allocation agreement and an amended and restated corporate allocation agreement, respectively, with Wynn Resorts, Limited. Under the respective agreements, Wynn Resorts, Limited: (1) provides the Company and WRM with access to its employees in a number of non-gaming departments, including corporate treasury, legal, fi nancial accounting and audit, corporate risk management and information systems, for the purposes of ensuring that the Company and WRM each comply with the reporting, legal, tax, accounting and disclosure requirements that are applicable to NASDAQ-listed Wynn Resorts, Limited and Wynn Resorts, Limited’s subsidiaries (including the Group), and (2) allows the Company and WRM to use aircraft assets owned by Wynn Resorts, Limited or Wynn Resorts, Limited’s subsidiaries (other than the Group). Similarly, the Company and WRM had reciprocal arrangements to allow Wynn Resorts, Limited or Wynn Resorts, Limited’s subsidiaries (other than the Group) to use any aircraft assets that they could own in the future and to have access to the services of any of its respective employees provided that such services do not materially interfere with such employee’s obligations to and responsibilities with the Group. No aircraft assets are currently owned by the Company or WRM.

42 Wynn Macau, Limited

Report of the Directors

CONNECTED TRANSACTIONS (continued)

Corporate Allocation Agreements (continued)

Pricing. Under the corporate allocation agreements, the annual fee for the services (other than for the use of the aircraft assets) provided by Wynn Resorts, Limited is based on an allocation of the actual proportion of Wynn Resorts, Limited’s annual corporate departments’ costs (including salaries and benefi ts for such employees during the period in which such services are rendered) and overhead expense related to the provision of the services, and in any event, such annual fee shall not exceed 50% of the aggregate annual corporate departments’ costs and overhead expense incurred by Wynn Resorts, Limited during any fi nancial year. For services provided by employees of the Company and WRM, Wynn Resorts, Limited shall pay for the services based on a cost (including salaries and benefi ts for such employees during the period when such services are being rendered) and expense reimbursement basis.

Approximately HK$165.4 million was charged to WRM by Wynn Resorts, Limited during the year ended 31 December 2011 for Wynn Resorts, Limited’s services. Approximately HK$16.2 million was charged to the Group by Wynn Resorts, Limited during the year ended 31 December 2011 for the use of aircraft assets. For the same periods, Wynn Resorts, Limited or Wynn Resorts, Limited’s subsidiaries (other than the Group) did not require WRM’s services under the reciprocal arrangement.

Term. The corporate allocation agreements entered into by each of the Company and WRM with Wynn Resorts, Limited expire on 31 December 2017. A waiver from the announcement requirements, as required under the Listing Rules, for the initial term of the agreements, which will expire on 31 December 2017 has been granted by the Hong Kong Stock Exchange. Subject to compliance with Listing Rules requirements or, alternatively, any waivers obtained from strict compliance with such requirements, upon expiration of the initial term or subsequent renewal term, each agreement is automatically renewed for a three-year term (or such other period permitted under the Listing Rules).

Intellectual Property License Agreements

Nature and purpose of transaction. On 19 September 2009, the Company and WRM entered into an intellectual property license agreement and an amended and restated intellectual property license agreement, respectively, with Wynn Resorts, Limited and Wynn Resorts Holdings, LLC, a subsidiary of Wynn Resorts, Limited. Under the respective agreements, Wynn Resorts, Limited and Wynn Resorts Holdings, LLC grant the Company and WRM the license to use certain intellectual property, including certain trademarks, domain names, “WYNN” related trademarks, copyrights and service marks in connection with a variety of goods and services. These marks include “WYNN MACAU” and “ENCORE” as well as trademarks of the Chinese characters representing “WYNN.”

Annual Report 2011 43

Report of the Directors

CONNECTED TRANSACTIONS (continued)

Intellectual Property License Agreements (continued)

Pricing. Under the intellectual property license agreements, the license fee payable to Wynn Resorts Holdings, LLC equals the greater of (1) 3% of the intellectual property gross monthly revenues, and (2) US$1.5 million (approximately HK$11.6 million) per month. License fees payable to Wynn Resorts Holdings, LLC were calculated based on 3% of intellectual property gross monthly revenues given such revenues justifi ed payments in excess of US$1.5 million (approximately HK$11.6 million) per month. Gross revenues for the year ended 31 December 2011 were HK$39.6 billion and approximately HK$1,186.9 million was charged by Wynn Resorts, Limited to WRM under this arrangement during the year ended 31 December 2011.

Term. The intellectual property license agreements entered into by each of the Company and WRM with Wynn Resorts, Limited and Wynn Resorts Holdings, LLC have a perpetual term but may be terminated in the following circumstances:

(1) Wynn Resorts, Limited ceases to hold or have the right to exercise more than 50% of the voting rights to the Shares in the Company or WRM;

(2) there is a material breach of, or non-compliance with the terms of, the relevant intellectual property license agreement by the Company, WRM or any relevant members of the Group that are authorized to use the licensed intellectual property rights (“Relevant Subsidiaries”); or

(3) (I)(i) there is a suspension or revocation of privileged gaming licenses issued by governmental authorities, or (ii) Wynn Resorts Holdings, LLC, in good faith, deems that the acts of the Company, WRM or any Relevant Subsidiary jeopardizes any such privileged gaming licenses or gaming business activities of Wynn Resorts, Limited, Wynn Resorts Holdings, LLC or its affi liates (in each case, a “Relevant Event”); and (II) the Relevant Event continues for 30 consecutive days after written notice of the occurrence of the Relevant Event has been provided to the Company, WRM or the Relevant Subsidiaries, as the case may be. Prior written consent of the Company, WRM or the Relevant Subsidiaries, as the case may be, is required if Wynn Resorts, Limited or Wynn Resorts Holdings, LLC seeks to terminate any agreement that grants Wynn Resorts Holdings, LLC the intellectual property rights.

A waiver from the announcement and independent shareholders’ approval requirements, as required under the Listing Rules, for the initial term of the agreements, which will expire on 26 June 2022 has been granted by the Hong Kong Stock Exchange.

44 Wynn Macau, Limited

Report of the Directors

CONNECTED TRANSACTIONS (continued)

Summary

The aggregate amount paid by the Group during the year ended 31 December 2011, the annual caps for the year ended 31 December 2011, and the annual caps for the years ending 31 December 2012, 2013 and 2014, and where applicable, each year ends up to 2017, in respect of the discloseable continuing connected transactions are set out in detail below.

Annual Cap Tables

Discloseable continuing connected transactions	Aggregate amount paid to counter party for the year ended 31 December 2011		Annual Cap for the year ended 31 December[1]							
			2011		2012		2013		2014	
	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$
			(in millions)							
1. Worldwide Wynn Employment Framework Agreements	41.4	5.3	72.9	9.4	139.5	17.9	153.2	19.7	177.2	22.8
2. Marketing and Secondment Services Framework Agreements	106.2	13.6	107.4	13.9	58.3	7.5	64.1	8.2	70.5	9.1
3. Design Services Framework Agreement	31.6	4.1	37.8	4.9	78.7	10.1	84.4	10.8	78.8	10.1

Note:

(1) The applicable annual cap will be the higher of the US$ limit and HK$ limit.

Annual Report 2011 | 45

Report of the Directors

CONNECTED TRANSACTIONS (continued)

Summary (continued)

Annual Cap Tables (continued)

Discloseable continuing connected transactions	Aggregate amount paid to counter party for the year ended 31 December 2011		Annual Cap for the year ended 31 December[1]													
	2011		2011		2012		2013		2014		2015		2016		2017	
	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$
							(in millions)									
4. Corporate Allocation Agreements																
• Wynn Resorts, Limited providing the services to us	181.6	23.3	183.7	23.7	197.5	25.5	212.3	27.4	228.3	29.5	245.4	31.7	263.8	34.0	276.8	35.7
• Our Group providing the services to Wynn Resorts, Limited	—	—	18.6	2.4	18.6	2.4	18.6	2.4	18.6	2.4	18.6	2.4	18.6	2.4	18.6	2.4
5. Intellectual Property License Agreements	1,186.9	152.5	The higher of (1) 3% of the intellectual property gross monthly revenues; and (2) US$1.5 million per month.													

Note:

(1) The applicable annual cap will be the higher of the US$ limit and HK$ limit.

Under Chapter 14A of the Listing Rules, the above transactions constitute non-exempt continuing connected transactions of the Group and require disclosure in the annual report of the Company.

Ernst & Young, the Company's auditors, were engaged to report on the Group's continuing connected transactions in accordance with Hong Kong Standard on Assurance Engagements 3000 Assurance Engagements Other Than Audits or Reviews of Historical Financial Information and with reference to Practice Note 740 Auditor's Letter on Continuing Connected Transactions under the Hong Kong Listing Rules issued by the Hong Kong Institute of Certified Public Accountants. Ernst & Young have issued their unqualified letter containing their findings and conclusions in respect of the continuing connected transactions disclosed above by the Group in accordance with Rule 14A.38 of the Listing Rules. A copy of the auditors' letter has been provided by the Company to the Hong Kong Stock Exchange. In addition, all of the non-exempted continuing connected transactions of the Company disclosed herein constitute related party transactions set out in note 27 to the Financial Statements.

46 Wynn Macau, Limited

Report of the Directors

CONNECTED TRANSACTIONS (continued)

Summary (continued)

The independent non-executive Directors of the Company have reviewed these transactions and the independent auditors’ report and confi rmed that the non-exempt continuing connected transactions have been entered into:

(a)	in the ordinary and usual course of business of the Company;

(b) either on normal commercial terms or, on terms no less favourable to the Company than the terms available to and from (as appropriate) independent third parties; and

(c) in accordance with the relevant agreement on terms that are fair and reasonable and in the interests of the Shareholders of the Company as a whole.

The Directors confi rm that the Company has complied with the disclosure requirements in accordance with Chapter 14A of the Listing Rules.

Annual Report 2011 47

Report of the Directors

MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company were entered into or existed for the year ended 31 December 2011.

MAJOR CLIENTS AND SUPPLIERS

Our clients are individual players and our fi ve largest clients, together, generate substantially less than 30% of the Group’s total operating revenues for the year ended 31 December 2011.

We depend on our suppliers to provide us with products and services such as security and surveillance systems, retail goods, gaming equipment and accessories, ferry tickets, food and beverage products and construction and other administrative services. In 2011, our fi ve largest suppliers were Rolex (Hong Kong) Limited, Companhia de Electricidade de Macau — CEM, Leighton China State Joint Venture, East Asia Airlines Ltd., and Angel Playing Cards Co. Ltd., which accounted for approximately 20%, 8%, 3%, 3% and 3% of our total purchases, respectively.

Save as disclosed, to the knowledge of the Board, none of our Directors (including Mr. Kazuo Okada*), their respective associates or any of our Shareholders (which to the knowledge of the Directors own more than 5% of the Company’s issued share capital) had any material interest in any of our top fi ve suppliers or single largest supplier in 2011.

48 Wynn Macau, Limited

Report of the Directors

DIRECTORS' (INCLUDING MR. KAZUO OKADA*) AND CHIEF EXECUTIVES' INTEREST AND SHORT POSITIONS IN THE SHARES, UNDERLYING SHARES AND DEBENTURES OF THE COMPANY AND ANY ASSOCIATED CORPORATION

As at 31 December 2011, the interests and short positions of each Director (including Mr. Kazuo Okada*) and chief executive of the Company (being Mr. Stephen A. Wynn) in the Shares, underlying Shares and debentures of the Company or any of its associated corporations within the meaning of Part XV of the SFO which (a) were required to be notified to the Company and the Hong Kong Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests and short positions which the Director (including Mr. Kazuo Okada*) or chief executive is taken or deemed to have under such provisions of the SFO); (b) were required, pursuant to section 352 of the SFO, to be entered in the register maintained by the Company referred to therein; (c) were required, pursuant to the Model Code contained in the Listing Rules, to be notified to the Company and the Hong Kong Stock Exchange; or (d) were disclosed according to the knowledge of the Directors were as follows:

Name of Director	Name of Corporation	Personal Interest	Family Interest	Corporate Interest	Other Interest	Total Number of Shares	Approximate Percentage of Shareholding
Nicholas Sallnow-Smith	Wynn Macau,Limited	—	10,000 (Long Position) (Note 1)	—	—	10,000 (Long Position) (Note 1)	0.00%
	Wynn Macau, Limited	350,000 (Long Position) (Note 1)	—	—	—	350,000 (Long Position) (Note 1)	—
Bruce Rockowitz	Wynn Macau, Limited	50,000 (Long Position) (Note 2)	—	—	—	50,000 (Long Position) (Note 2)	0.00%
	Wynn Macau, Limited	300,000 (Long Position) (Note 2)	—	—	—	300,000 (Long Position) (Note 2)	—
Jeffrey Kin-fung Lam	Wynn Macau, Limited	350,000 (Long Position) (Note 3)	—	—	—	350,000 (Long Position) (Note 3)	—
Stephen A. Wynn	Wynn Resorts, Limited	10,026,708 (Long Position)	—	—	—	10,026,708 (Long Position)	8.02%
Ian Michael Coughlan	Wynn Resorts, Limited	10,000 (Long Position) (Note 4)	—	—	—	10,000 (Long Position) (Note 4)	0.01%
		50,000 (Long Position) (Note 4)	—	—	—	50,000 (Long Position) (Note 4)	—
Linda Chen	Wynn Resorts, Limited	265,000 (Long Position) (Note 5)	—	—	—	265,000 (Long Position) (Note 5)	0.21%
	Wynn Resorts, Limited	415,000 (Long Position) (Note 5)	—	—	—	415,000 (Long Position) (Note 5)	—

* *Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.*

Annual Report 2011 49

Report of the Directors

DIRECTORS’ (INCLUDING MR. KAZUO OKADA*) AND CHIEF EXECUTIVES’ INTEREST AND SHORT POSITIONS IN THE SHARES, UNDERLYING SHARES AND DEBENTURES OF THE COMPANY AND ANY ASSOCIATED CORPORATION (continued)

Total Approximate

Personal Family Corporate Other Number Percentage of

Name of Director Name of Corporation Interest Interest Interest Interest of Shares Shareholding

Allan Zeman Wynn Macau, Limited 350,000 — — — 350,000 —

(Long Position) (Long Position)

(Note 6) (Note 6)

Wynn Resorts, Limited 7,500 — — — 7,500 0.01%

(Long Position) (Long Position)

(Note 6) (Note 6)

Wynn Resorts, Limited 38,600 — — — 38,600 —

(Long Position) (Long Position)

(Note 6) (Note 6)

Marc D. Schorr Wynn Resorts, Limited 250,000 — — 250,000 0.20%

(Long Position) (Long

(Note 7) Position)

(Note 7)

Wynn Resorts, Limited 400,000 — — — 400,000 —

(Long Position) (Long Position)

(Note 7) (Note 7)

Kazuo Okada* Wynn Resorts, Limited — — 24,549,222 — 24,549,222 19.63%

(Long Position) (Long Position)

(Note 8) (Note 8)

— — 2,000,000 — 2,000,000 1.60%

(Short Position) (Short Position)

(Note 9) (Note 9)

*	Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

Notes:

(1) Mr. Nicholas Sallnow-Smith’s spouse, Ms. Lora Sallnow-Smith, was interested in 10,000 Shares. Mr. Nicholas Sallnow-Smith is deemed to be interested in the 10,000 Shares held by his spouse under the SFO. Pursuant to the Company’s share option scheme, share options for 350,000 Shares have been granted to Mr. Nicholas Sallnow-Smith, of which share options for 100,000 Shares vested by 25 March 2012.

50 Wynn Macau, Limited

Report of the Directors

DIRECTORS’ (INCLUDING MR. KAZUO OKADA*) AND CHIEF EXECUTIVES’ INTEREST AND SHORT POSITIONS IN THE SHARES, UNDERLYING SHARES AND DEBENTURES OF THE COMPANY AND ANY ASSOCIATED CORPORATION (continued)

(2) Pursuant to the Company’s share option scheme, share options for 350,000 Shares have been granted to Mr. Bruce Rockowitz, of which share options for 50,000 have vested and were exercised in the year ended 31 December 2011 and became 50,000 Shares held by Mr. Bruce Rockowitz. Share options for 50,000 Shares vested on 25 March 2012.

(3) Pursuant to the Company’s share option scheme, share options for 350,000 Shares have been granted to Mr. Jeffrey Kin-fung Lam, of which share options for 100,000 Shares vested by 25 March 2012.

(4) Pursuant to the 2002 Stock Incentive Plan of Wynn Resorts, Limited (the “Stock Plan”), Mr. Ian Michael Coughlan holds (i) 10,000 non-vested shares which vested on 1 January 2012 and became 10,000 shares in common stock of Wynn Resorts, Limited and; (ii) 50,000 stock options in the common stock of Wynn Resorts, Limited of which share options for 10,000 shares have vested.

(5) Pursuant to the Stock Plan, Ms. Linda Chen holds (i) 200,000 non-vested shares; and (ii) 415,000 unvested stock options in the common stock of Wynn Resorts, Limited. 65,000 shares in the common stock of Wynn Resorts, Limited are held by Ms. Linda Chen personally.

(6) Pursuant to the Company’s stock option scheme, share options for 350,000 Shares have been granted to Dr. Allan Zeman, of which share options for 100,000 Shares vested by 25 March 2012. Pursuant to the Stock Plan, Dr.

Allan Zeman holds (i) 2,500 shares in the common stock of Wynn Resorts, Limited which were non-vested shares which had vested in the year ended 31 December 2011; (ii) 5,000 non-vested shares; and (iii) in aggregate 38,600 stock options in the common stock of Wynn Resorts, Limited, of which share options for 23,000 shares have vested.

(7) Pursuant to the Stock Plan, Mr. Marc D. Schorr holds (i) 250,000 non-vested shares; and (ii) 400,000 unvested stock options in the common stock of Wynn Resorts, Limited.

(8) Prior to the Redemption Event (as described on page 56 of this Annual Report), Aruze USA, Inc. was directly interested in 24,549,222 shares in the common stock of Wynn Resorts, Limited. Aruze USA, Inc. is a wholly owned subsidiary of Universal Entertainment Corporation (formerly known as Aruze Corp.), in which Mr. Kazuo Okada owns a controlling interest and is the Chairman. Prior to the Redemption Event, Mr. Kazuo Okada was deemed to be interested in 24,549,222 shares in Wynn Resorts, Limited under the SFO.

(9) On 17 April 2010, Aruze USA, Inc. pledged 2,000,000 shares in the common stock of Wynn Resorts, Limited, thus creating a short position in those shares. Prior to the Redemption Event (as described on page 56 of this Annual Report), Mr. Kazuo Okada was deemed to have a short position in 2,000,000 shares in the common stock of Wynn Resorts, Limited.

*	Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

Annual Report 2011 51

Report of the Directors

SUBSTANTIAL SHAREHOLDERS’ INTERESTS AND SHORT POSITIONS IN THE SHARES AND UNDERLYING SHARES OF THE COMPANY

The register of substantial shareholders required to be kept by the Company under section 336 of Part XV of the SFO shows that as at 31 December 2011, the Company had been notifi ed of the following substantial shareholders’ interests and short positions in the shares and underlying shares of the Company, being interests of 5% or more of the Company’s issued share capital. These interests are in addition to those disclosed above in respect of the Directors (including Mr. Kazuo Okada*) and chief executives of the Company.

*	Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

Shares of HK$0.001 each in the Company

Percentage of

the issued share

Capacity/ Number of capital of the

Name Nature of Interest Shares Company

WM Cayman Holdings Limited I Beneficial interest 3,750,000,000 72.29%

(Note 1) (Long Position)

Wynn Group Asia, Inc. (Note 1) Interest of a controlled 3,750,000,000 72.29%

corporation (Long Position)

Wynn Resorts, Limited (Note 1) Interest of a controlled 3,750,000,000 72.29%

corporation (Long Position)

Capital Research and Investment manager 262,961,600 5.07%

Management Company (Long Position)

Note:

(1) WM Cayman Holdings Limited I is a wholly owned subsidiary of Wynn Group Asia, Inc., which in turn is wholly owned by Wynn Resorts, Limited. Therefore Wynn Group Asia, Inc. and Wynn Resorts, Limited are deemed or taken to be interested in 3,750,000,000 Shares which are benefi cially owned by WM Cayman Holdings Limited I.

Save as disclosed above, according to the register kept by the Company under Section 336 of the SFO, there was no other person who had an interest or short positions in the Shares or underlying Shares of the Company as at 31 December 2011.

52 Wynn Macau, Limited

Report of the Directors

REMUNERATION POLICY

As at 31 December 2011, the Group had approximately 7,400 full-time equivalent employees. Employees of the Group are selected, remunerated and promoted on the basis of their merit, qualifi cations, competence and contribution to the Group.

Compensation of key executives of the Group is determined by the Company’s remuneration committee which reviews and determines executives’ compensation based on the Group’s performance and the executives’ respective contributions to the Group.

The Company also has a provident fund set up for its employees and a share options scheme. Further details on the Company’s share options scheme are set out below.

SHARE OPTION SCHEME

The Company approved the adoption of a share option scheme on 16 September 2009 with the implementation of the scheme conditional on the Company’s listing on the Hong Kong Stock Exchange. The purpose of the share option scheme is to reward participants, which may include Directors and employees of the Group, who have contributed to the Group and to encourage them to work towards enhancing the value of the Company and its Shares for the benefi t of the Company and its Shareholders as a whole. The options granted under the scheme do not give immediate ownership of the underlying Shares as they require payment of a subscription price which is based on the then prevailing market price of the Shares.

During the year ended 31 December 2011, a total of 400,000 Shares were granted (2010: 1 million Shares). A summary of the terms of the share option scheme is set out below:

Number of Shares Available for Issue under the Scheme

A maximum of 518.75 million Shares have been reserved for issuance under the share option scheme, representing 10.0% in nominal amount in the aggregate of Shares in issue as at the date of this Annual Report.

Maximum Entitlement of Participant

The maximum number of Shares issued and to be issued upon exercise of the share options granted to each participant under the share option scheme (including both exercised and outstanding share options) in any 12-month period shall not (when aggregated with any Shares subject to share options granted during such period under any other share option schemes of the Company other than those share options granted pursuant to specifi c approval by the Shareholders in a general meeting) exceed one percent of the Shares in issue for the time being.

Annual Report 2011 53

Report of the Directors

SHARE OPTION SCHEME (continued)

Maximum Entitlement of Participant (continued)

Where any further grant of share options to a participant would result in the Shares issued and to be issued upon exercise of all share options granted and to be granted to such person (including exercised, cancelled and outstanding share options) in the 12-month period up to and including the date of such further grant representing in aggregate over one percent of the Shares in issue, such further grant must be separately approved by Shareholders in general meeting with such participant and his associates abstaining from voting.

Exercise Period

Subject to any restrictions applicable under the Listing Rules and notwithstanding the terms of grant thereof, a share option may be exercised by the grantee in accordance with the terms of the share option scheme at any time during the period to be determined and notifi ed by the Board to each grantee at the time of making an offer of the grant of a share options which shall not expire later than 10 years from the date on which it is granted. The minimum period in which a share option must be held before it can be exercised is determined and notifi ed by the Board to each grantee.

Payment on Acceptance of Share Option

An amount of HK$1.00 must be paid as consideration for the grant of a share option and such payment must be made within 28 days from the date the share option grant offer is made by the Board.

Determination of Exercise Price

The exercise price is determined by the Board in its absolute discretion but in any event shall not be less than the higher of:

(i) the closing price of the Shares as stated in the daily quotations sheets issued by the Hong Kong Stock Exchange on the date of the granting of the share option which must be a business day in Hong Kong;

(ii) the average closing price of the Shares as stated in the daily quotations sheets issued by the Hong Kong Stock Exchange for the fi ve business days immediately preceding the date of the granting of the share option; and

(iii) the nominal value of the Shares.

Life of the Share Option Scheme

The Company’s share option scheme is effective for a period of 10 years from 16 September 2009.

54 Wynn Macau, Limited

Report of the Directors

SHARE OPTION SCHEME (continued)

2011 Share Option Grants

The following table discloses movements in the Company's share option outstanding during the year ended 31 December 2011. Other details of the scheme are disclosed in note 23 to the financial statements.

	Number of share options							
Name of Director	At 1 January 2011	Granted during the year	Exercised during the year	Expired/ lapsed/ canceled during the year	At 31 December 2011	Date of grant of share options	Exercise period of share options	Exercise price of share options per Share (HK$)
Dr. Allan Zeman	250,000	—	—	—	250,000	25 March 2010	25 March 2011 to 24 March 2020	10.92
	—	100,000[1]	—	—	100,000	17 May 2011	17 May 2012 to 16 May 2021	25.96
	250,000	100,000	—	—	350,000			
Mr. Nicholas Sallnow-Smith	250,000	—	—	—	250,000	25 March 2010	25 March 2011 to 24 March 2020	10.92
	—	100,000[1]	—	—	100,000	17 May 2011	17 May 2012 to 16 May 2021	25.96
	250,000	100,000	—	—	350,000			
Mr. Bruce Rockowitz	250,000	—	(50,000)[2]	—	200,000	25 March 2010	25 March 2011 to 24 March 2020	10.92
	—	100,000[1]	—	—	100,000	17 May 2011	17 May 2012 to 16 May 2021	25.96
	250,000	100,000	(50,000)	—	300,000			
Mr. Jeffrey Kin-fung Lam	250,000	—	—	—	250,000	25 March 2010	25 March 2011 to 24 March 2020	10.92
	—	100,000[1]	—	—	100,000	17 May 2011	17 May 2012 to 16 May 2021	25.96
	250,000	100,000	—	—	350,000			
	1,000,000	400,000	(50,000)	—	1,350,000

Annual Report 2011 55

Report of the Directors

SHARE OPTION SCHEME (continued)

2011 Share Option Grants (continued)

The vesting periods of the above share options are 20% vesting on each of the anniversary date of the date of grant.

Notes:

(1) The closing price of the Company’s Shares immediately before the date on which the options were granted during the year was HK$25.60.

(2) The weighted average closing price of the Company’s Shares immediately before the exercise date of the share options was HK$26.79.

PURCHASE, SALE OR REDEMPTION OF COMPANY’S LISTED SECURITIES

There have been no convertible securities issued or granted by the Group, no exercise of any conversion or subscription rights, nor any purchase, sale or redemption by the Group of its listed Shares during the year ended 31 December 2011.

SUFFICIENCY OF PUBLIC FLOAT

Based on the information available to the Company and within the knowledge of the Directors, as at the date of this Annual Report, the Company maintained the prescribed public fl oat under the Listing Rules.

PRE-EMPTIVE RIGHTS

There are no provisions for pre-emptive rights under the laws of the Cayman Islands or under the Company’s articles of association that require the Company to offer new Shares on a pro-rata basis to its existing Shareholders.

AUDITORS

Our external auditors, Ernst & Young, will retire and a resolution for their reappointment as auditors of the Company will be proposed at the forthcoming annual general meeting of the Company.

INFORMATION CONCERNING MR. KAZUO OKADA

On 18 February 2012, WRL’s Gaming Compliance Committee concluded a year-long investigation after receiving an independent report by Freeh, Sporkin & Sullivan, LLP (the “Freeh Report”) detailing numerous prima facie violations of the United States Foreign Corrupt Practices Act (the “FCPA”) by Aruze USA, Inc., at the time a stockholder of WRL, Universal Entertainment Corporation, Aruze USA, Inc.’s parent company, and Kazuo Okada, the majority shareholder of Universal Entertainment Corporation, who is also a member of WRL’s board of directors and was at the time a Director of the Company.

56 Wynn Macau, Limited

Report of the Directors

INFORMATION CONCERNING MR. KAZUO OKADA (continued)

Based on the Freeh Report, the board of directors of WRL determined that Aruze USA, Inc., Universal Entertainment Corporation and Mr. Okada are “unsuitable” under Article VII of the WRL articles of incorporation. The board of directors of WRL was unanimous (other than Mr. Okada) in its determination. The board of directors of WRL also requested that Mr. Okada resign as a director of WRL and recommended that Mr. Okada be removed as a member of the Board of Directors of the Company. On 18 February 2012, Mr. Okada was removed from the Board of Directors of Wynn Las Vegas Capital Corp., a wholly owned subsidiary of WRL.

Based on the board of directors of WRL’s fi nding of “unsuitability”, on 18 February 2012, WRL redeemed Aruze USA, Inc.’s 24,549,222 shares of WRL’s common stock (the “Redemption Event”). Following a fi nding of “unsuitability”, WRL’s articles authorize redemption at “fair value” of the shares held by unsuitable persons. WRL engaged an independent fi nancial advisor to assist in the fair value calculation and concluded that a discount to the then-current trading price was appropriate because of, among other things, restrictions on most of the shares held by Aruze USA, Inc under the terms of an existing stockholders agreement. Pursuant to the articles of incorporation of WRL, on 18 February 2012, WRL issued a subordinated promissory note in redemption of all of the shares of WRL common stock held by Aruze USA, Inc. (the “Redemption Price Promissory Note”). The Redemption Price Promissory Note has a principal amount of approximately US$1.9 billion (approximately HK$14.7 billion), matures on 18 February 2022 and bears interest at the rate of 2% per annum, payable annually in arrears on each anniversary of the date of the Redemption Price Promissory Note. WRL may, in its sole and absolute discretion, at any time and from time to time, and without penalty or premium, prepay the whole or any portion of the principal or interest due under the Redemption Price Promissory Note. In no instance shall any payment obligation under the Redemption Price Promissory Note be accelerated except in the sole and absolute discretion of WRL or as specifi cally mandated by law. The indebtedness evidenced by the Redemption Price Promissory Note is and shall be subordinated in right of payment, to the extent and in the manner provided in the Redemption Price Promissory Note, to the prior payment in full of all existing and future obligations of WRL or any of its affi liates in respect of indebtedness for borrowed money of any kind or nature.

On 19 February 2012, WRL fi led a complaint in the District Court of Clark County, Nevada against Mr. Okada, Aruze USA, Inc. and Universal Entertainment Corporation alleging breaches of fi duciary duty and related claims. On 12 March 2012, Aruze USA, Inc. and Universal Entertainment Corporation removed the action to the United States District Court for the District of Nevada. On that same date, Aruze USA, Inc. and Universal Entertainment Corporation fi led an answer denying the claims and a counterclaim that purports to assert claims against WRL, each of the members of WRL’s board (other than Mr. Okada) and a senior executive of WRL. Among other relief, the

Annual Report 2011 57

Report of the Directors

INFORMATION CONCERNING MR. KAZUO OKADA (continued) counterclaim seeks a declaration that the redemption of Aruze USA, Inc.’s shares was void, an injunction restoring Aruze USA, Inc.’s share ownership and damages in an unspecifi ed amount.

On 24 February 2012, the Board considered the information disclosed by WRL concerning the Freeh Report. After due consideration of the Freeh Report, taking into account the Company’s high ethical standards, the Board determined that it was obligated to remove Mr. Kazuo Okada as a non-executive Director given the unacceptable conduct by Mr. Okada, his employees and associates detailed in the Freeh Report. Accordingly, the Board resolved to remove Mr. Kazuo Okada as a non-executive director of the Company and Mr. Kazuo Okada was so removed (“Mr. Okada’s Removal”).

On 7 March 2012, WRL fi led with the SEC a preliminary proxy statement for a special meeting of stockholders of WRL to be held for the purpose of voting on a proposal to remove Mr. Okada as a director of WRL.

Litigation commenced by Mr. Okada and related matters

As previously disclosed in May 2011, the Company made a commitment to the University of Macau Development Foundation in support of the new Asia-Pacifi c Academy of Economics and Management. This contribution consists of a MOP200.0 million (equivalent to HK$194.2 million) payment made in May 2011 and a commitment for additional donations of MOP80.0 million (equivalent to HK$77.7 million) each year for the calendar years 2012 through 2022 inclusive. The pledge was consistent with WRL’s long-standing practice of providing philanthropic support for deserving institutions in the markets in which it operates. The pledge was made following an extensive analysis which concluded that the gift was made in accordance with all applicable laws. The pledge was considered by the boards of directors of both WRL and the Company and approved by 15 of the 16 directors who serve on those boards. The sole dissenting vote was cast by Mr. Kazuo Okada whose stated objection was to the length of time over which the donation would occur, not its propriety.

Mr. Okada commenced litigation on 11 January 2012, in Nevada state court seeking to compel WRL to produce information relating to the donation to the University of Macau, among other things.

On 8 February 2012, following Mr. Okada’s lawsuit, WRL received a letter from the Salt Lake Regional Offi ce of the SEC requesting that, in connection with an informal inquiry by the SEC, WRL preserve information relating to, but not limited to, the donation to the University of Macau, any donations by WRL to any other educational charitable institutions, including the University of Macau Development Foundation, and WRL’s casino or concession gaming licenses or renewals in Macau. WRL has informed the Salt Lake Regional Offi ce that it intends to fully comply with the SEC’s request.

58 Wynn Macau, Limited

Report of the Directors

INFORMATION CONCERNING MR. KAZUO OKADA (continued)

Litigation commenced by Mr. Okada and related matters (continued)

At a hearing on 9 February 2012, the Nevada state court stated that, as a director of WRL, Mr. Okada had the right to make a reasonable inspection of WRL’s corporate books and records. Following the hearing, WRL released certain WRL documents to Mr. Okada for his inspection. At a subsequent hearing on 8 March 2012, the court considered Mr. Okada’s request that WRL’s board make additional documents available to him, and ruled that Mr. Okada was entitled to inspect two additional pages of WRL documents. WRL promptly complied with the court’s ruling.

CHANGES IN INFORMATION OF DIRECTORS

Pursuant to Rule 13.51(B)(1) of the Listing Rules, the changes in information of Directors of the Company are set out below:

(a) Mr. Jeffrey Kin-fung Lam, an independent non-executive Director of the Company, was appointed as an independent non-executive director of Chow Tai Fook Jewellery Group Limited on 17 November 2011, the shares of which are listed on the Hong Kong Stock Exchange. He was also appointed as a member of the board of Hong Kong Airport Authority in June 2011.

In July 2011, he was awarded the honor of the Gold Bauhinia Star in Hong Kong. Mr. Lam was appointed as a member of the Fight Crime Committee in Hong Kong for a term of two years.

(b) Mr. Bruce Rockowitz, an independent non-executive Director of the Company, was awarded the 2011 Alumni Achievement Award by the University of Vermont, United States in October 2011.

(c) Mr. Nicholas Sallnow-Smith, an independent non-executive Director of the Company, was appointed as a non-executive director of Aviva Life Insurance Limited (in Hong Kong). He has resigned as an independent non-executive director of Dah Sing Financial Holdings Limited, a company listed on the Hong Kong Stock Exchange; Dah Sing Bank, Limited, a subsidiary of Dah Sing Banking Group Limited which is a company listed on the Hong Kong Stock Exchange; and the Chairman of LionRock Master Fund Limited in Singapore.

On behalf of the Board

Stephen A. Wynn

Chairman

Hong Kong, 27 March 2012

Annual Report 2011 59

Corporate Governance Report

CORPORATE GOVERNANCE PRACTICES

The Company is dedicated to maintaining and ensuring high standards of corporate governance practices and the corporate governance principles of the Company are adopted in the best interest of the Company and its Shareholders. The Company’s corporate governance practices are based on the principles, code provisions and certain recommended best practices as set out in the Code on Corporate Governance Practices contained in Appendix 14 to the Listing Rules.

The Company has complied with the code provisions in the Code on Corporate Governance Practices for the year ended 31 December 2011, except for the following deviation from provision A.2.1 of the Code on Corporate Governance Practices.

Stephen A. Wynn as our Chairman and Chief Executive Offi cer

Under code provision A.2.1 of the Code, the roles of chairman and chief executive offi cer should be separate and should not be performed by the same individual. The Company does not at present separate the roles of the chairman and chief executive offi cer.

Mr. Wynn, the founder of the Company and Wynn Macau, serves as the Chairman and Chief Executive Offi cer of the Company. The Board has determined that the combination of these roles held singularly by Mr. Wynn is in the best interest of the Company and all Shareholders. The Board believes that the issue of whether to combine or separate the offi ces of Chairman of the Board and Chief Executive Offi cer is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination whether to combine or separate the roles based upon the circumstances. The Board has given careful consideration to separating the roles of Chairman and Chief Executive Offi cer and has determined that the Company and its Shareholders are best served by the current structure. Mr. Wynn’s combined role promotes unifi ed leadership and direction for the Board and executive management and allows for a single, clear focus for the Company’s operational and strategic efforts.

The combined role of Mr. Wynn as both Chairman and Chief Executive Offi cer is balanced by the Company’s governance structure, policies and controls. All major decisions are made in consultation with members of the Board and the relevant Board committees. The Company has three Board committees, namely the audit committee, the remuneration committee, and the nomination and corporate governance committee. Each Board committee comprises non-executive Directors only and is chaired by an independent non-executive Director. In addition, there are three independent non-executive Directors on the Board offering independent perspectives.

60 Wynn Macau, Limited

Corporate Governance Report

CORPORATE GOVERNANCE PRACTICES (continued)

Stephen A. Wynn as our Chairman and Chief Executive Offi cer (continued)

This structure encourages independent and effective oversight of the Company’s operations and prudent management of risk.

For the reasons stated above and as a result of the structure, policies and procedures outlined above, and in light of the historical success of Mr. Wynn’s leadership, the Board has concluded that the current Board leadership structure is in the best interests of the Company and its Shareholders.

MODEL CODE

The Company adopted the Model Code on 16 September 2009 as its code of conduct for securities transactions by Directors (including Mr. Kazuo Okada*). On 23 March 2010, the Company adopted its own code of conduct for securities transactions, the terms of such code being no less exacting than those set out in the Model Code. Having made specifi c enquiry of the Directors (including Mr. Kazuo Okada*), all Directors (except Mr. Kazuo Okada*) have confi rmed that they have complied with the required standard of dealings and code of conduct regarding securities dealings by directors as set out in the Model Code and the Company’s own code of conduct for the year ended

31 December 2011.

* Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

BOARD OF DIRECTORS

Role of the Board

The Board governs the Company and is responsible for overall leadership of the Group. The Board works to promote the success of the Group through oversight and direction of the Group’s business dealings. The Board implements overall strategic priorities for the Company, reviews and approves budgetary affairs and oversees and monitors the overall performance of management. The Board is provided with all necessary resources including the advice of external auditors, external attorneys and other independent professional advisors as needed.

Annual Report 2011 61

Corporate Governance Report

BOARD OF DIRECTORS (continued)

Board Composition

The Company has a Board with a balanced composition of executive and non-executive Directors (including independent non-executive Directors).

The Board is currently composed as follows:

• Executive Directors: Mr. Stephen A. Wynn (who is also Chief Executive Offi cer and President), Ms. Linda Chen, and Mr. Ian Michael Coughlan;

• Non-executive Directors: Mr. Marc D. Schorr, and Dr. Allan Zeman; and

• Independent non-executive Directors: Mr. Jeffrey Kin-fung Lam, Mr. Bruce Rockowitz and Mr. Nicholas Sallnow-Smith.

Mr. Stephen A. Wynn is our Chairman and Dr. Allan Zeman is our Vice Chairman.

Board Meetings Held in 2011

In 2011, the Company convened six board meetings including four regular meetings. The attendance record of the Directors (including Mr. Kazuo Okada*) at these meetings, is set out below.

Number of

meetings

attended/

Name of Director held during 2011 Attendance rate

EXECUTIVE DIRECTORS

Mr. Stephen A. Wynn 6/6 100%

Ms. Linda Chen 6/6 100%

Mr. Ian Michael Coughlan 6/6 100%

NON-EXECUTIVE DIRECTORS

Mr. Marc D. Schorr 6/6 100%

Dr. Allan Zeman 6/6 100%

Mr. Kazuo Okada* 5/6 83%

INDEPENDENT NON-EXECUTIVE DIRECTORS

Mr. Jeffrey Kin-fung Lam 6/6 100%

Mr. Bruce Rockowitz 6/6 100%

Mr. Nicholas Sallnow-Smith 6/6 100%

* Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

At least four regular meetings will be convened each year.

62 Wynn Macau, Limited

Corporate Governance Report

BOARD OF DIRECTORS (continued)

Independent non-executive Directors

The Company has received from each of the independent non-executive Directors an annual confi rmation of his independence pursuant to Rule 3.13 of the Listing Rules and considers each of them to be independent. Each has been appointed for an additional term of two years commencing from 16 September 2011.

Non-executive Directors

Mr. Marc D. Schorr and Dr. Allan Zeman, have separately been appointed as a non-executive Director for an initial term of three years commencing from 16 September 2009. Mr. Kazuo Okada had been appointed as a non-executive Director for an initial term of three years commencing from

16 September 2009 until the Company served him written notice to terminate such appointment on

24 February 2012.

Appointment and Re-election of Directors

Please refer to information in “Nomination and Corporate Governance Committee” as set below regarding the process of appointment of Directors in the Company.

In addition to the aforesaid term of appointment of directors in the Company, all the Directors are subject to retirement by rotation at least once every three years and any new Director appointed to fi ll a casual vacancy or as an addition to the Board shall be re-elected at the next following annual general meeting after appointment.

BOARD COMMITTEES

The Board has received appropriate delegation of its functions and powers and has established appropriate Board committees, with specifi c written terms of reference in order to manage and monitor specifi c aspects of the Group’s affairs. The Board and the Board committees are provided with all necessary resources including the advice of external auditors, external attorneys and other independent professional advisors as needed.

Audit Committee

The Company has set up an audit committee in compliance with Rule 3.21 of the Listing Rules, the primary duties of which are to review and supervise the fi nancial reporting process and internal control system of the Group, maintain an appropriate relationship with the Company’s auditors, review and approve connected transactions, and provide advice and comments to the Board.

Annual Report 2011 63

Corporate Governance Report

BOARD COMMITTEES (continued)

Audit Committee (continued)

The audit committee consists of three members: Mr. Nicholas Sallnow-Smith and Mr. Bruce Rockowitz, both of whom are independent non-executive Directors, and Dr. Allan Zeman, a non- executive Director. Mr. Nicholas Sallnow-Smith is the chairman of the audit committee.

The audit committee held three meetings during the year ended 31 December 2011. The attendance record of these meetings is set out below.

Number of

meetings

attended/

Name of committee member held during 2011 Attendance rate

Mr. Bruce Rockowitz 3/3 100%

Mr. Nicholas Sallnow-Smith 3/3 100%

Dr. Allan Zeman 3/3 100%

During the meetings, the audit committee met with the external auditors and/or senior management, reviewed the fi nancial statements, results announcements and reports for the year ended 31 December 2010 and for the six months ended 30 June 2011, the accounting principles and practices adopted by the Group and the relevant audit fi ndings, reviewed and discussed with the auditors of a report on the adequacy and effectiveness of the Company’s fi nancial reporting system, internal control system and risk management system and associated procedures and considered the internal audit plan and report.

There are no material uncertainties relating to events or conditions that may cast signifi cant doubt on the Company’s ability to continue as a going concern. There is no disagreement between the Board and the audit committee regarding the selection and appointment of external auditors.

Having reviewed the new requirements, code provisions and best recommended practices in relation to corporate governance practices and associated Listing Rules announced by the Hong Kong Stock Exchange in October 2011, the audit committee and the nomination and corporate governance committee presented to the Board amendments to the committee’s written terms of reference, which were subsequently approved by the Board and adopted by the audit committee on 27 March 2012. The committee’s terms of reference are available for viewing on the websites of the Company and the Hong Kong Stock Exchange.

64 Wynn Macau, Limited

Corporate Governance Report

BOARD COMMITTEES (continued)

Remuneration Committee

The Company has set up a remuneration committee, the primary duties of which are to assist the Board in determining the policy and structure for the remuneration of Directors, evaluating the performance of Directors and senior management, reviewing incentive schemes and Directors’ service contracts and fi xing the remuneration packages for all Directors and senior management. The remuneration packages of all Directors is determined by the remuneration committee in accordance with the committee’s written terms of reference, and with the delegated authority of the Board. Determination of such matters is based on the Group’s performance and the Directors’ and senior management members’ respective contributions to the Group.

The remuneration committee consists of four members: Mr. Marc D. Schorr, a non-executive Director, and Mr. Nicholas Sallnow-Smith, Mr. Bruce Rockowitz and Mr. Jeffrey Kin-fung Lam, all of whom are independent non-executive Directors. Mr. Nicholas Sallnow-Smith is the chairman of the remuneration committee.

The remuneration committee held two meetings during the year ended 31 December 2011. The attendance record of these meetings is set out below.

Number of

meetings

attended/

Name of committee member held during 2011 Attendance rate

Mr. Jeffrey Kin-fung Lam 2/2 100%

Mr. Bruce Rockowitz 2/2 100%

Mr. Nicholas Sallnow-Smith 2/2 100%

Mr. Marc D. Schorr 2/2 100%

During the meetings, the remuneration committee made recommendations of the performance-based remuneration and bonuses to the senior management of the Group.

Annual Report 2011 65

Corporate Governance Report

BOARD COMMITTEES (continued)

Remuneration Committee (continued)

Having reviewed the new requirements, code provisions and best recommended practices in relation to corporate governance practices and associated Listing Rules announced by the Hong Kong Stock Exchange in October 2011, the remuneration committee and the nomination and corporate governance committee presented to the Board amendments to the committee’s written terms of reference, which were subsequently approved by the Board and adopted by the remuneration committee on 27 March 2012. The committee’s terms of reference are available for viewing on the websites of the Company and the Hong Kong Stock Exchange.

Details of the remuneration of each Director (including Mr. Kazuo Okada*) of the Company for the year ended 31 December 2011 are set out in note 25 to the fi nancial statements contained in this Annual Report.

*	Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

Nomination and Corporate Governance Committee

The Company has set up a nomination and corporate governance committee, the primary duties of which are to identify, screen and recommend to the Board appropriate candidates to serve as directors of the Company, to oversee the process for evaluating the performance of the Board, to develop and recommend to the Board nomination guidelines for the Company, and to develop a set of corporate governance principles for the Company, which shall be consistent with any applicable laws, regulations and listing standards. In reviewing the composition of the Board, the nomination and corporate governance committee considers the skills, knowledge and experience and also the desirability of maintaining a balanced composition of executive and non-executive Directors (including independent non-executive Directors).

The nomination and corporate governance committee consists of three members: Mr. Nicholas Sallnow-Smith and Mr. Jeffrey Kin-fung Lam, both of whom are independent non-executive Directors, and Dr. Allan Zeman, a non-executive Director. Mr. Jeffrey Kin-fung Lam is the chairman of the nomination and corporate governance committee.

66 Wynn Macau, Limited

Corporate Governance Report

BOARD COMMITTEES (continued)

Nomination and Corporate Governance Committee (continued)

The nomination and corporate governance committee held one meeting during the year ended 31 December 2011. The attendance record of the said meeting is set out below.

Number of

meetings

attended/

Name of committee member held during 2011 Attendance rate

Mr. Jeffrey Kin-fung Lam 1/1 100%

Mr. Nicholas Sallnow-Smith 1/1 100%

Dr. Allan Zeman 1/1 100%

During the meeting, the nomination and corporate governance committee assessed the independence of the existing independent non-executive Directors and recommended the reappointment of the retiring Directors at the annual general meeting for the year ended 31 December 2011 of the Company. The Directors’ remuneration for the year ended 31 December 2011 is set out in note 25 to the Financial Statements.

In accordance with article 17.18 of the Company’s articles of association, one third of our Board will retire from offi ce by rotation at the forthcoming annual general meeting. The three directors who will retire by rotation are Mr. Stephen A. Wynn and Mr. Ian Michael Coughlan, two of our executive Directors, and Mr. Nicholas Sallnow-Smith, one of our independent non-executive Directors. All retiring directors, being eligible, will offer themselves for re-election at the forthcoming annual general meeting. The nomination and corporate governance committee recommended the reappointment of these three retiring directors. The Company’s circular, sent together with this Annual Report, contains detailed information of these retiring directors pursuant to the Listing Rules requirements.

Having reviewed the new requirements, code provisions and best recommended practices in relation to corporate governance practices and associated Listing Rules announced by the Hong Kong Stock Exchange in October 2011, the nomination and corporate governance committee presented to the Board the committee’s written terms of reference, which were subsequently approved by the Board and adopted by the nomination and corporate governance committee on 27 March 2012. The committee’s terms of reference are available for viewing on the websites of the Company and the Hong Kong Stock Exchange.

Annual Report 2011 67

Corporate Governance Report

FINANCIAL REPORTING

Directors’ Responsibility

The Directors acknowledge their responsibility for the preparation and true and fair presentation of the Financial Statements in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committee and the disclosure requirements of the Hong Kong Companies Ordinance.

This responsibility includes designing, implementing and maintaining internal control relevant to the preparation and the true and fair presentation of the Financial Statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances. The Directors are not aware of any material uncertainties relating to events or conditions that may cast signifi cant doubt upon the Company’s ability to continue as a going concern as at 31 December 2011. Accordingly, the Directors have prepared the Financial Statements for the year ended 31 December 2011 on a going concern basis.

Auditors’ Responsibility

A statement by the external auditors of the Company, Ernst & Young, is included in the Independent Auditors’ Report on pages 71 to 72 of this Annual Report.

Auditors’ Remuneration

Fees for auditing services provided by our external auditor, Ernst & Young, for the year ended 31 December 2011 are included in note 3.2 to the Financial Statements. There were no non-auditing services provided by our external auditor for the year ended 31 December 2011.

INTERNAL CONTROLS

The Company and the Group have had an internal audit department since the Company’s formation. The internal audit department performed its functions fully during 2011 following an annual audit plan and routine testing. The Company’s audit committee reviewed the internal control system in respect of the year ended 31 December 2011 and considered the system effective and adequate. The Board conducted a review of the internal control system of the Company and its subsidiaries for the year ended 31 December 2011, including fi nancial, operational and compliance control, and risk management functions. The Board assessed the effectiveness of internal control by considering the reviews performed by the audit committee. The Company complies with the code provisions relating to internal control contained in the Code on Corporate Governance Practices.

68 Wynn Macau, Limited

Corporate Governance Report

SHARE INTERESTS OF SENIOR MANAGEMENT

The Company has confi rmed that none of its senior management members held any Shares in the Company during the year ended 31 December 2011.

SHAREHOLDERS’ RIGHTS

Convening of Extraordinary General Meeting by Shareholders

Pursuant to Article 13.3 of the Company’s articles of association, the Board may, whenever it thinks fi t, convene an extraordinary general meeting. Extraordinary general meetings shall also be convened by two or more Shareholders depositing a written requisition at the principal offi ce of the Company in Hong Kong or, in the event the Company ceases to have such a principal offi ce, the registered offi ce, specifying the objects of the meeting and signed by the requisitionists. The requisitionists should hold as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings.

General meetings may also be convened on the written requisition of a Shareholder which is a recognized clearing house (or its nominee(s)) deposited at the principal offi ce of the Company in Hong Kong or, in the event the Company ceases to have such a principal offi ce, the registered offi ce specifying the objects of the meeting and signed by the requisitionist. The requisitionist should hold as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings.

If the Board does not within 21 days from the date of deposit of the requisition proceed to convene the meeting to be held within a further 21 days, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Board provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to them by the Company.

Procedures for Shareholders to propose a person for election as a Director of the Company

The procedures for Shareholders to propose a person for election as a Director of the Company were reviewed and recommended by the nomination and corporate governance committee, and approved and adopted by the Board on 27 March 2012. The procedures are available for viewing on our Company’s website at www.wynnmacaulimited.com.

Annual Report 2011 69

Corporate Governance Report

INVESTOR RELATIONS

Shareholders’ Enquiries and Proposals

Enquiries from shareholders for the Board or the Company, or proposals from Shareholders for shareholders’ meetings may be directed to Wynn Macau Investor Relations:

By post: Wynn Macau, Investor Relations, Rua Cidade de Sintra, NAPE, Macau By fax: (853) 2832 9966 By e-mail: inquiries@wynnmacau.com

Changes to the contact details above will be communicated through our Company’s website at www.wynnmacaulimited.com, which also posts information and updates on the Company’s business developments and operations, as well as press releases and fi nancial information.

Shareholders’ communication policy

The Company’s shareholders’ communication policy was reviewed and recommended by the nomination and corporate governance committee, and approved and adopted by the Board on 27 March 2012. The shareholders’ communication policy is available for viewing on our Company’s website at www.wynnmacaulimited.com.

70 Wynn Macau, Limited

Corporate Governance Report

INVESTOR RELATIONS (continued)

Changes in Articles of Association

The Company’s current articles of association were conditionally adopted on 16 September 2009, effective on the Company’s Listing, and are available for viewing on the websites of the Company and the Hong Kong Stock Exchange. There have been no changes in the Company’s articles of association since the Listing.

Shareholder Profi le and Public Float Capitalization

From Listing to 14 October 2009, the Company was held as to 75% by its direct holding company, WM Cayman Holdings Limited I and 25% by public Shareholders. On 14 October 2009, the over- allotment option granted to underwriters in connection with the Company’s initial public offering was exercised. Following such exercise of the over-allotment option and until 31 December 2011, the Company was held as to 72.29% by WM Cayman Holdings Limited I and 27.71% by public Shareholders. The Company’s ultimate controlling Shareholder through both periods was Wynn Resorts, Limited, which indirectly held 100% of WM Cayman Holdings Limited I.

As at 31 December 2011, the Company’s public fl oat was 27.71%.

SHAREHOLDER MEETINGS

The Company held its annual general meeting for the year ended 31 December 2010 at the Grand Ballroom at Wynn Macau on 17 May 2011 and the resolutions at the said meeting were voted by poll pursuant to the Listing Rules and the poll results were posted on the websites of the Hong Kong Stock Exchange and the Company immediately after the said meeting.

KEY SHAREHOLDER DATES

Key shareholder dates for 2012 are:

• June 2012: annual general meeting;

• August 2012: release of interim results in respect of the six months ending 30 June 2012; and

• September 2012: release of interim report in respect of the six months ending 30 June 2012.

Annual Report 2011 71

Independent Auditors’ Report

22nd Floor CITIC Tower

1 Tim Mei Avenue Central Hong Kong

To the shareholders of Wynn Macau, Limited

(Incorporated in the Cayman Islands with limited liability)

We have audited the consolidated fi nancial statements of Wynn Macau, Limited (the “Company”) and its subsidiaries (collectively referred to as the “Group”) set out on pages 73 to 160, which comprise the consolidated and the Company’s statement of fi nancial position as at 31 December 2011, and the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash fl ows for the year then ended, and a summary of signifi cant accounting policies and other explanatory information.

DIRECTORS’ RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

The directors of the Company are responsible for the preparation of consolidated fi nancial statements that give a true and fair view in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committee and the disclosure requirements of the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated fi nancial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated fi nancial statements based on our audit. Our report is made solely to you, as a body, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

We conducted our audit in accordance with Hong Kong Standards on Auditing issued by the Hong Kong Institute of Certifi ed Public Accountants. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated fi nancial statements are free from material misstatement.

72 Wynn Macau, Limited

Independent Auditors’ Report

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated fi nancial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated fi nancial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation of consolidated fi nancial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the consolidated fi nancial statements.

We believe that the audit evidence we have obtained is suffi cient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the consolidated fi nancial statements give a true and fair view of the state of affairs of the Company and of the Group as at 31 December 2011, and of the Group’s profi t and cash fl ows for the year then ended in accordance with International Financial Reporting Standards and have been properly prepared in accordance with the disclosure requirements of the Hong Kong Companies Ordinance.

Ernst & Young

Certifi ed Public Accountants

Hong Kong

27 March 2012

Annual Report 2011 73

Financial Statements

Consolidated Statement of Comprehensive Income

For the year ended

31 December

2011 2010

HK$ HK$

Notes (in thousands)

Operating revenues

Casino 27,755,965 21,057,676

Rooms 140,464 143,759

Food and beverage 188,157 165,916

Retail and other 1,413,506 1,071,588

29,498,092 22,438,939

Operating costs and expenses

Gaming taxes and premiums 14,364,403 10,810,992

Staff costs 3.1 2,089,199 1,840,222

Other operating expenses 3.2 5,179,925 4,054,267

Depreciation and amortization 3.3 1,016,421 989,516

Property charges and other 3.4 865,853 47,009

23,515,801 17,742,006

Operating profit 5,982,291 4,696,933

Finance revenues 3.5 49,066 2,027

Finance costs 3.6 (259,386) (255,480)

Net foreign currency differences 41,908 (3,829)

Changes in fair value of interest rate swaps 4 80,366 26,452

(88,046) (230,830)

Profit before tax 5,894,245 4,466,103

Income tax benefit (expense) 5 26,768 (44,093)

Net profit attributable to owners of the Company 5,921,013 4,422,010

Other comprehensive loss

Available-for-sale investments: Changes in fair value (14,341) —

Total comprehensive income attributable to

owners of the Company 5,906,672 4,422,010

Basic and diluted earnings per Share (HK$) 7 1.14 0.85

74 Wynn Macau, Limited

Financial Statements

Consolidated Statement of Financial Position

As at 31 December

2011 2010

HK$ HK$

Notes (in thousands)

Non-current assets

Property and equipment and construction in progress 8 7,692,859 8,352,187

Leasehold interests in land 9 2,244,085 475,129

Goodwill 10 398,345 398,345

Available-for-sale investments 11 404,754 —

Deposits for acquisition of property and equipment 32,323 24,881

Other non-current assets 12 285,750 188,133

Total non-current assets 11,058,116 9,438,675

Current assets

Available-for sale investments 11 104,066 —

Inventories 14 179,940 173,758

Trade and other receivables 15 749,639 485,413

Prepayments and other current assets 16 53,809 45,167

Amounts due from related companies 27 57,654 386,295

Cash and cash equivalents 17 5,156,725 3,819,163

Total current assets 6,301,833 4,909,796

Current liabilities

Accounts payable 18 1,050,345 1,018,086

Land premium payable 104,329 —

Other payables and accruals 19 5,657,107 3,665,441

Interest-bearing bank loans 20 2,302,714 —

Amounts due to related companies 27 158,188 235,922

Interest rate swaps 4 20,752 45,730

Income tax payable 15,049 15,455

Other current liabilities 16,938 —

Total current liabilities 9,325,422 4,980,634

Net current liabilities (3,023,589) (70,838)

Total assets less current liabilities 8,034,527 9,367,837

Annual Report 2011 75

Financial Statements

Consolidated Statement of Financial Position

As at 31 December

2011 2010

HK$ HK$

Notes (in thousands)

Non-current liabilities

Interest-bearing bank loans 20 2,500,752 4,949,703

Land premium payable 807,104 —

Interest rate swaps 4 — 55,378

Other payables and accruals 19 579,770 —

Other long-term liabilities 118,458 65,667

Total non-current liabilities 4,006,084 5,070,748

Net assets 4,028,443 4,297,089

Equity

Equity attributable to owners of the Company

Issued capital 21 5,188 5,188

Share premium account 22(a) 153,436 152,657

Reserves 22(a) 3,869,819 4,139,244

Total equity 4,028,443 4,297,089

Approved and authorized for issue by the Board on 27 March 2012.

Stephen A. Wynn Marc D. Schorr

Director Director

76 Wynn Macau, Limited

Financial Statements
Consolidated Statement of Changes in Equity

		Attributable to owners of the Company						
	Notes	Issued Capital HK$	Share Premium Account HK$	Available-for-sale Investments Revaluation Reserve* HK$	Other Reserves* HK$ (in thousands)	Retained Earnings* HK$	Currency Translation Reserve* HK$	Total Equity HK$
At 1 January 2010		5,188	1,923,617	—	737,141	1,088,192	16,828	3,770,966
Net profit for the year		—	—	—	—	4,422,010	—	4,422,010
Total comprehensive income for the year		—	—	—	—	4,422,010	—	4,422,010
Share-based payments	23	—	—	—	46,613	—	—	46,613
Special dividend paid	6	—	(1,770,960)	—	—	(2,171,540)	—	(3,942,500)
At 31 December 2010 and 1 January 2011		**5,188**	**152,657**	**—**	**783,754**	**3,338,662**	**16,828**	**4,297,089**
Net profit for the year		—	—	—	—	5,921,013	—	5,921,013
Changes in fair value of available-for-sale investments, net of tax		—	—	(14,341)	—	—	—	(14,341)
Total comprehensive income for the year		—	—	(14,341)	—	5,921,013	—	5,906,672
Share-based payments	23	—	—	—	49,196	—	—	49,196
Exercise of share options	23	—	779	—	(233)	—	—	546
Special dividend paid	6	—	—	—	—	(6,225,060)	—	(6,225,060)
At 31 December 2011		**5,188**	**153,436**	**(14,341)**	**832,717**	**3,034,615**	**16,828**	**4,028,443**

* These reserve accounts comprise the consolidated reserves of HK$3.9 billion and HK$4.1 billion in the consolidated statement of financial position at 31 December 2011 and 2010, respectively. Other reserves at 1 January 2010 include cumulative share-based payments of HK$133.8 million and issued capital of HK$554.7 million, which is composed of HK$194.3 million of issued capital of WRM and HK$360.4 million of issued capital of Wynn Resorts International, Ltd.

In accordance with the provisions of the Macau Commercial Code, the Company's subsidiaries incorporated in Macau are required to transfer a minimum of 10% of the annual net profit to a legal reserve until that reserve equals 25% of their initial capital. The Company's subsidiaries met this statutory requirement and WRM continues to maintain the required reserve of HK$48.6 million in "other reserves". This reserve is not distributable to the respective shareholders.

Annual Report 2011 77

Financial Statements

Consolidated Statement of Cash Flows

For the year ended 31 December

2011 2010

HK$ HK$

Notes (in thousands)

Operating activities

Profit before tax 5,894,245 4,466,103

Adjustments to reconcile profits before tax to net cash flows:

Depreciation of property and equipment 3.3 992,655 967,494

Amortization of leasehold interest in land 3.3 23,766 22,022

Property charges and other 671,679 47,009

Provision for doubtful accounts 3.2 104,621 98,224

Share-based payment expense 3.1 49,196 46,613

Increase in fair value of interest rate swaps (80,366) (26,452)

Finance revenues 3.5 (49,066) (2,027)

Finance costs 3.6 259,386 255,480

Net foreign currency differences (41,900) 6,398

Working capital adjustments:

Decrease in inventories 9 33,841

Increase in trade and other receivables (366,529) (258,253)

Increase in prepayments and other assets (8,703) (7,431)

Increase in accounts payable 105,412 360,847

Increase in other payables, accruals and other liabilities 1,630,413 1,049,506

Increase (decrease) in net amounts due to related companies 247,862 (174,304)

Income taxes paid (15,511) (6,990)

Net cash flows from operating activities 9,417,169 6,878,080

Investing activities

Purchase of property and equipment,

net of construction retention payables (445,335) (963,219)

Purchase of available-for-sale investments (518,654) —

Proceeds from sale of property and equipment 7,235 4,048

Principal payments for leasehold interest in land (485,437) (33,288)

Purchase of other non-current assets (111,246) (25,393)

Interest received 47,894 2,032

Net cash flows used in investing activities (1,505,543) (1,015,820)

Financing activities

Proceeds from issuance of shares 546 —

Proceeds from borrowings 1,169,566 1,947,316

Repayment of borrowings (1,356,338) (5,064,347)

Interest paid (196,250) (212,561)

Special dividend paid 6 (6,225,060) (3,942,500)

Net cash flows used in financing activities (6,607,536) (7,272,092)

Net increase (decrease) in cash and cash equivalents 1,304,090 (1,409,832)

Cash and cash equivalents at 1 January 3,819,163 5,228,995

Effect of foreign exchange rate changes, net 33,472 —

Cash and cash equivalents at 31 December 17 5,156,725 3,819,163

78 Wynn Macau, Limited

Financial Statements

Company Statement of Financial Position

As at 31 December

2011 2010

HK$ HK$

Notes (in thousands)

Non-current assets

Investment in a subsidiary 13 12,561,195 12,561,195

Available-for-sale investments 11 404,754 —

Total non-current assets 12,965,949 12,561,195

Current assets

Prepayments and other current assets 16 1,020 1,145

Available-for-sale investments 11 104,066 —

Interest receivable 2,497 —

Cash and cash equivalents 17 1,176,113 89,258

Total current assets 1,283,696 90,403

Current liabilities

Other payables and accruals 19 4,014 5,227

Amounts due to related companies 27 19,200 2,107

Total current liabilities 23,214 7,334

Net current assets 1,260,482 83,069

Total assets less current liabilities 14,226,431 12,644,264

Net assets 14,226,431 12,644,264

Equity

Issued capital 21 5,188 5,188

Share premium account# 22(b) 12,714,631 12,713,852

Reserves 22(b) 1,506,612 (74,776)

Total equity 14,226,431 12,644,264

# 2011 2010

HK$ HK$

(in thousands)

The Company’s share premium account 12,714,631 12,713,852

Adjustment arising from the Group Reorganization (12,561,195) (12,561,195)

Consolidated share premium account 153,436 152,657

Approved and authorized for issue by the Board on 27 March 2012.

Stephen A. Wynn Marc D. Schorr

Director Director

Annual Report 2011 79

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

1. CORPORATE INFORMATION

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on 4 September 2009. The Company’s Shares were listed on the Main Board of the Hong Kong Stock Exchange on 9 October 2009. The Company’s registered offi ce address is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

The Group owns and operates a hotel and casino resort, Wynn Macau, which conducts gaming activities in casinos in Macau under a concession contract signed with the Macau Government on 24 June 2002. The 20-year concession period commenced on 27 June 2002 and will expire on 26 June 2022.

WM Cayman Holdings Limited I owns 72.29% of the Company and 27.71% of the Company is owned by public shareholders. The ultimate parent company of Wynn Macau, Limited is Wynn Resorts, Limited, a publicly-traded company incorporated in the United States of America.

2.1 BASIS OF PREPARATION

These fi nancial statements have been prepared in accordance with International Financial Reporting Standards which comprise standards and interpretations approved by the International Accounting Standards Board (the “IASB”), International Accounting Standards and Standing Interpretation Committee interpretations approved by the International Accounting Standards Committee, and the applicable disclosure requirements of the Hong Kong Companies Ordinance and the Listing Rules. The fi nancial statements have been prepared on a historical cost basis, except for the revaluation of available-for-sale fi nancial investments and derivative fi nancial instruments which have been measured at fair value as further explained in note 2.2. These fi nancial statements are presented in Hong Kong dollars and all values are rounded to the nearest thousand (HK$’000) except when otherwise indicated.

As at 31 December 2011, the Group had cash and cash equivalents of HK$5,156.7 million derived from its ordinary business operations. These cash and cash equivalents have not been earmarked for any specifi c use other than for general corporate purposes and repayments on the Group’s debt obligations.

As at 31 December 2011, the Group had a net current liability position of HK$3,023.6 million. The Group expects it will generate positive cash fl ows in 2012 and will obtain or renew its bank loan facilities, wherever needed, to meet its fi nancial liabilities as and when they fall due. The Group believes it has suffi cient working capital to fi nance its operations and fi nancial obligations.

80 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.1 BASIS OF PREPARATION (continued)

Basis of consolidation

The consolidated fi nancial statements comprise the fi nancial statements of Wynn Macau, Limited and its subsidiaries for the year ended 31 December 2011. The subsidiaries are fully consolidated from the date on which control is transferred to the Group, and will continue to be consolidated until the date that such control ceases. The fi nancial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies.

Inter-company transactions, balances and unrealized gains on transactions between group companies and dividends are eliminated on consolidation in full. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Subsidiaries

A subsidiary is an entity whose fi nancial and operating policies the Company controls, directly or indirectly, so as to obtain benefi ts from its activities.

In the Company’s statement of fi nancial position, the investments in subsidiaries are stated at cost less provision for impairment losses. The results of subsidiaries are accounted for by the Company on the basis of dividend received and receivable.

Goodwill

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred, the amount recognized for non-controlling interests and any fair value of the Group’s previously held equity interests in the acquiree over the identifi able net assets acquired and liabilities assumed. If the sum of this consideration and other items is lower than the fair value of the net assets of the subsidiary acquired, the difference is, after reassessment, recognized in the statement of comprehensive income as a gain on bargain purchase.

Goodwill arising on acquisition is recognized in the consolidated statement of fi nancial position as an asset, initially measured at cost and subsequently at cost less any accumulated impairment losses.

Annual Report 2011 81

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill (continued)

Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired. The Group performs its annual impairment test of goodwill as at 31 December. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units, or groups of cash-generating units, that are expected to benefi t from the synergies of the combination, irrespective of whether other assets or liabilities of the Group are assigned to those units or groups of units.

Impairment is determined by assessing the recoverable amount of the cash-generating unit (group of cash-generating units) to which the goodwill relates. Where the recoverable amount of the cash-generating unit (group of cash-generating units) is less than the carrying amount, an impairment loss is recognized. An impairment loss recognized for goodwill is not reversed in a subsequent period.

Where goodwill forms part of a cash-generating unit (group of cash-generating units) and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Foreign currency translation

These fi nancial statements are presented in Hong Kong dollars, which is the Company’s functional and presentation currency. Each entity in the Group determines its own functional currency and items included in the fi nancial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded by the Group’s entities at their respective functional currency rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency rates of exchange ruling at the statement of fi nancial position date. All differences arising on settlement or translation of monetary items are taken to the statement of comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. The gain or loss arising on retranslation of a non-monetary item is treated in line with the recognition of the gain or loss on change in fair value of the item.

82 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related parties

A party is considered to be related to the Group if:

(a) the party is a person or a close member of that person’s family and that person (i) has control or joint control over the Group; (ii) has signifi cant infl uence over the Group; or

(iii) is a member of the key management personnel of the Group or of a parent of the Group;

or

(b)	the party is an entity where any of the following conditions applies:
(i)	the entity of the Group are members of the same group;

(ii) one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);

(iii) the entity of the Group are joint ventures of the same third party;

(iv) one entity is a joint venture of a third entity and the other entity is an associate of the third entity;

(v) the entity is a post-employment benefi t plan for the benefi t of employees of either the Group or an entity related to the Group;

(vi) the entity is controlled or jointly controlled by a person identifi ed in (a); and/or

(vii) a person identifi ed in (a)(i) has signifi cant infl uence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

Annual Report 2011 83

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost of an item of property and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditures incurred after items of property and equipment have been put into operation, such as repair and maintenance costs, are recognized in the consolidated statement of comprehensive income in the period in which they are incurred. When signifi cant parts of property and equipment are required to be replaced at intervals, the Group recognises such parts as individual assets with specifi c useful lives and depreciates them accordingly. Likewise, when a major inspection is performed, its cost is recognised in the carrying amount of the equipment as a replacement if the recognition criteria are satisfi ed. The present value of the expected cost for the decommissioning of an asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met.

Depreciation is calculated on the straight-line basis to write off the cost of each item of property and equipment to its residual value over the shorter of the remaining term of the gaming concession (for designated gaming assets and space) or the land concession for Wynn Macau (for all other assets), as applicable, and their estimated useful lives. The gaming concession and the land concession for Wynn Macau currently expire in June 2022 and August 2029, respectively. The estimated useful lives used for this purpose are as follows:

Buildings and improvements 10 to 25 years Furniture, fi xtures and equipment 3 to 5 years Leasehold improvements (shorter of remaining lease period 1 to 5 years and estimated useful life)

An item of property and equipment is derecognized upon disposal or when no future economic benefi ts are expected from its use or disposal. Any gain or loss arising on derecognition of an asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of comprehensive income when the asset is derecognized.

Residual values, useful lives and methods of depreciation are reviewed at each fi nancial year end and adjusted prospectively, if appropriate.

84 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment (continued)

Construction in progress represents assets under development or construction, which are stated at cost less any impairment losses, and are not depreciated. Cost comprises the direct costs of construction and capitalized borrowing costs on related borrowed funds during the period of construction. Construction in progress is reclassifi ed to the appropriate category of property and equipment when completed and ready for use.

Leasehold interests in land

Leasehold interests in land under operating leases are payments made on entering into or acquiring land-use rights over extended periods of time. The total lease payments are amortized on the straight-line basis over the lease terms in accordance with the expected pattern of consumption of the economic benefi ts embodied in the land-use right.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use are capitalized as part of the cost of the respective assets. All other borrowing costs are expensed in the period in which they are incurred. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

Impairment of non-fi nancial assets

The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or a cash-generating unit’s (CGU) fair value less costs to sell and its value in use and is determined by individual asset, unless the asset does not generate cash infl ows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash fl ows are discounted to their present value using pre-tax discount rates that refl ect current market assessments of the time value of money and the risks specifi c to the asset. In determining fair value less costs to sell, recent market transactions are taken into account, if available. If no such transactions can be identifi ed, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded subsidiaries or other available fair value indicators.

Annual Report 2011 85

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of non-fi nancial assets (continued)

The Group bases its impairment calculations on detailed budgets and forecast calculations which are prepared separately for each of the Group’s CGUs to which the individual assets are allocated. These budgets and forecast calculations generally cover a period of fi ve years. For longer periods, a long-term growth rate is calculated and applied to projected future cash fl ows after the fi fth year.

Impairment losses of continuing operations including impairments on inventories, are recognized in the statement of comprehensive income in those expense categories consistent with the function of the impaired assets.

For assets excluding goodwill, an assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the Group estimates the asset’s or CGU’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statement of comprehensive income unless the asset is carried at a revalued amount, in which case the reversal is treated as a revaluation increase.

Investments and other fi nancial assets

Financial assets within the scope of IAS 39 are classifi ed as fi nancial assets at fair value through profi t or loss, loans and receivables, held-to-maturity investments, or available-for-sale fi nancial assets, as appropriate. When fi nancial assets are recognized initially, they are measured at fair value plus transaction costs, except in the case of fi nancial assets recorded at fair value through profi t or loss.

The Group determines the classifi cation of its fi nancial assets on initial recognition and, where allowed and appropriate, re-evaluates this designation at each fi nancial year end.

All regular way purchases and sales of fi nancial assets are recognized on the trade date, which is the date that the Group commits to purchase the asset. Regular way purchases or sales are purchases or sales of fi nancial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace.

86 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans and receivables

Loans and receivables are non-derivative fi nancial assets with fi xed or determinable payments that are not quoted in an active market. After initial measurement, loans and receivables (including trade and other receivables, deposits, amounts due from related companies and cash and cash equivalents) are subsequently measured at amortized cost using the effective interest method less impairment. Gains and losses are recognized in the statement of comprehensive income when the loans and receivables are derecognized or impaired, as well as through the amortization process.

Held-to-maturity investments

Non-derivative fi nancial assets with fi xed or determinable payments and fi xed maturity are classifi ed as held-to-maturity when the Group has the positive intention and ability to hold them to maturity. Held-to-maturity investments are initially recognized on the settlement date and are subsequently measured at amortized cost using the effective interest method less any allowance for impairment. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate. The effective interest rate amortization is included in fi nance revenues in the statement of comprehensive income. The loss arising from impairment is recognized in the statement of comprehensive income in other operating expenses.

Available-for-sale fi nancial investments

Available-for-sale fi nancial investments are non-derivative fi nancial assets in listed and unlisted debt securities. Debt securities in this category are those which are intended to be held for an indefi nite period of time and which may be sold in response to needs for liquidity or in response to changes in market conditions.

After initial recognition, available-for-sale fi nancial investments are subsequently measured at fair value, with unrealized gains or losses recognized as other comprehensive income in the available-for-sale investment revaluation reserve until the investment is derecognized, at which time the cumulative gain or loss is recognized in the statement of comprehensive income, or until the investment is determined to be impaired, when the cumulative gain or loss reclassifi ed from the available-for-sale investment revaluation reserve to the statement of comprehensive income in other expenses. Interest earned while holding the available-for-sale fi nancial investments is reported as fi nance revenue in the statement of comprehensive income in accordance with the policy set out for “Revenue recognition” below.

Annual Report 2011 87

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of fi nancial assets

The Group assesses at each statement of fi nancial position date whether there is any objective evidence that a fi nancial asset or a group of fi nancial assets is impaired.

Assets carried at amortized cost

If there is objective evidence that an impairment loss on assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash fl ows (excluding future expected credit losses that have not been incurred) discounted at the fi nancial asset’s original effective interest rate (i.e., the effective interest rate computed at initial recognition). The carrying amount of the asset is reduced through use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

If, in a subsequent period, the amount of the estimated impairment loss decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or reduced by adjusting the allowance account. If a future write-off is later recovered, the recovery is credited to fi nance costs in the statement of comprehensive income.

In relation to trade receivables, a provision for impairment is made when there is objective evidence (such as the probability of insolvency or signifi cant fi nancial diffi culties of the debtor) that the Group will not be able to collect all of the amounts due under the original terms of the transaction. The carrying amount of the receivables is reduced through the use of an allowance account. Impaired debts are derecognized when they are assessed as uncollectible.

Available-for-sale fi nancial investments

For available-for-sale fi nancial investments, the Group assesses at the end of each reporting period whether there is objective evidence that an investment or a group of investments is impaired.

If an available-for-sale asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortization) and its current fair value, less any impairment loss previously recognized in the statement of comprehensive income, is removed from other comprehensive income and recognized in the statement of comprehensive income.

88 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of fi nancial assets (continued)

Available-for-sale fi nancial investments (continued)

In the case of debt instruments classifi ed as available-for-sale, impairment is assessed based on the same criteria as fi nancial assets carried at amortized cost. However, the amount recorded for impairment is the cumulative loss measured as the difference between the amortized cost and the current fair value, less any impairment loss on that investment previously recognized in the statement of comprehensive income. Future interest income continues to be accrued based on the reduced carrying amount of the asset and is accrued using the rate of interest used to discount the future cash fl ows for the purpose of measuring the impairment loss. The interest income is recorded as part of fi nance revenue. Impairment losses on debt instruments are reversed through the statement of comprehensive income if the increase in fair value of the instruments can be objectively related to an event occurring after the impairment loss was recognized in the statement of comprehensive income.

Inventories

Inventories are valued at the lower of cost and net realizable value. Cost is determined on the fi rst-in, fi rst-out, average or specifi c identifi cation methods. Net realizable value is based on estimated selling prices less estimated costs to be incurred on completion and disposal.

Cash and cash equivalents

Cash and cash equivalents in the statement of fi nancial position comprise cash at banks and on hand and short term deposits with an original maturity of three months or less. For the purpose of the consolidated statement of cash fl ows, cash and cash equivalents consist of cash and cash equivalents as defi ned above.

Financial liabilities

The Group’s and the Company’s fi nancial liabilities are generally classifi ed as other fi nancial liabilities, which include accounts payable, other payables, amounts due to related companies, interest-bearing bank loans, and other current and long-term liabilities, and are subsequently measured at amortized cost, using the effective interest rate method.

Interest-bearing loans and borrowings

All loans and borrowings are initially recognized at fair value less directly attributable transaction costs, and have not been designated as “fair value through profi t or loss”.

Annual Report 2011 89

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial liabilities (continued)

Interest-bearing loans and borrowings (continued)

After initial recognition, interest bearing loans and borrowings are subsequently measured at amortized cost, using the effective interest rate method.

Gains and losses are recognized in the statement of comprehensive income when the liabilities are derecognized as well as through the effective interest rate method (“EIR”) amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in fi nance costs in the statement of comprehensive income.

Derivative fi nancial instruments

The Group uses derivative fi nancial instruments, such as interest rate swaps, to manage risks associated with interest rate fl uctuations. Such derivative fi nancial instruments are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at fair value. The Group adjusts this amount by applying a non-performance valuation after considering the Group’s creditworthiness or the creditworthiness of the Group’s counterparties at each settlement date. Derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative. All gains or losses arising from changes in fair value on derivatives are taken directly to the statement of comprehensive income as none of the derivatives qualify for hedge accounting.

The fair value of interest rate swap contracts is determined by using appropriate valuation techniques.

Current versus non-current classifi cation

Derivative instruments that are not designated as effective hedging instruments are classifi ed as current or non-current, or are separated into a current or a non-current portion, based on an assessment of the facts and circumstances (i.e. the underlying contracted cash fl ows).

90 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derecognition of fi nancial assets and liabilities

Financial assets

A fi nancial asset (or, where applicable, a part of a fi nancial asset or part of a group of similar fi nancial assets) is derecognized when:

• the rights to receive cash fl ows from the asset have expired; or

• the Group has transferred its rights to receive cash fl ows from the asset or has assumed an obligation to pay cash fl ow receipts in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash fl ows from an asset or has entered into a pass-through arrangement, it evaluates if and to what extent it has retained the risk and rewards of ownership of the asset. When it has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognized to the extent of the Group’s continuing involvement in the asset. Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

When continuing involvement takes the form of a written and/or purchased option (including a cash settled option or similar provision) on the transferred asset, the extent of the Group’s continuing involvement is the amount of the transferred asset that the Group may repurchase, except that in the case of a written put option (including a cash settled option or similar provision) on an asset measured at fair value, the extent of the Group’s continuing involvement is limited to the lower of the fair value of the transferred asset and the option exercise price.

Financial liabilities

A fi nancial liability is derecognized when the obligation under the liability is discharged or cancelled, or expires. When an existing fi nancial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modifi ed, such an exchange or modifi cation is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognized in the statement of comprehensive income.

Annual Report 2011 91

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outfl ow of resources embodying economic benefi ts will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Group expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the consolidated statement of comprehensive income net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that refl ects, where appropriate, the risks specifi c to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a fi nance cost.

Pensions and other post employment benefi ts

The Group operates a defi ned contribution retirement benefi t scheme (the “Scheme”). The Scheme allows eligible employees to contribute 5% of their salary to the Scheme and the Group matches the contributions with an equal amount. The assets of the Scheme are held separately from those of the Group in an independently administered fund. The Group’s matching contributions vest to the employees at 10% per year with full vesting in ten years. Forfeitures of unvested contributions are used to reduce the Group’s liability for its contributions payable under the Scheme. The contributions are charged to the consolidated statement of comprehensive income as they become payable in accordance with the rules of the Scheme.

Share-based payment transactions

Employees (including senior executives and directors) of the Group receive remuneration in the form of share-based payment transactions, whereby employees render services as consideration for equity instruments in the form of common shares of the ultimate parent company, Wynn Resorts, Limited, or beginning in September 2009, the Company.

In situations where equity instruments are issued and some or all of the goods or services received by the entity as consideration cannot be specifi cally identifi ed, they are measured as the difference between the fair value of the share-based payment transaction and the fair value of any identifi able goods or services received at the grant date. This is then capitalized or expensed as appropriate.

92 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-based payment transactions (continued)

Equity-settled transactions

The cost of equity-settled transactions with employees, for awards granted after 7 November 2002, is measured by reference to the fair value at the date on which they are granted. The fair value is determined by using an appropriate pricing model, further details of which are given in note 23.

The cost of equity-settled transactions is recognized, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfi lled, ending on the date on which the relevant employees become fully entitled to the award (the “vesting date”). The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date refl ects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The charge or credit to the consolidated statement of comprehensive income for a period represents the movement in cumulative expense recognized as of the beginning and end of that period and is recognized in staff costs.

No expense is recognized for awards that do not ultimately vest, except for equity-settled transactions where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfi ed, provided that all other performance and/or service conditions are satisfi ed.

Where the terms of an equity-settled award are modifi ed, the minimum expense recognized is the expense as if the terms had not been modifi ed, if the original terms of the award are met. An additional expense is recognized for any modifi cation that increases the total fair value of the share-based payment transactions, or is otherwise benefi cial to the employee as measured at the date of modifi cation.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognized for the award is recognized immediately. This includes any award where non-vesting conditions within the control of either the entity or the employee are not met. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modifi cation of the original award, as described in the previous paragraph. All cancellations of equity-settled transaction awards are treated equally.

Annual Report 2011 93

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-based payment transactions (continued)

Equity-settled transactions (continued)

The dilutive effect of outstanding options is refl ected as additional share dilution in the computation of diluted earnings per share.

Leases

The determination of whether an arrangement is or contains a lease is based on the substance of the arrangement at its inception and whether the fulfi llment of the arrangement is dependent on the use of a specifi c asset or the arrangement conveys a right to use the asset.

Group as a lessee

Leases where the Group does not transfer substantially all the risks and benefi ts of ownership of the asset are classifi ed as operating leases. Operating lease payments are recognized as an operating expense in the statement of comprehensive income on the straight-line basis over the lease terms.

Group as a lessor

When an asset is leased out under an operating lease, the asset is included in the statement of fi nancial position based on the nature of the asset. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same basis as rental income. Contingent rents are recognized as revenue in the period in which they are earned.

Revenue recognition

Revenue is recognized to the extent that it is probable the economic benefi ts will fl ow to the Group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defi ned terms of payment and excluding taxes or duties.

Casino revenues are measured by the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in customers’ possession. Revenues are recognized net of certain sales incentives. Accordingly, the Group’s casino revenues are reduced by discounts, commissions and points earned in customer loyalty programs.

94 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

Rooms, food and beverage, retail and other operating revenues are recognized when services are performed or the retail goods are sold. Deposits received from customers in advance on rooms or other services are recorded as liabilities until services are provided to the customers.

The retail value of accommodation, food and beverage, and other services furnished to guests without charge is excluded from total operating revenues in the accompanying consolidated statement of comprehensive income. The amounts of such promotional allowances excluded from total operating revenues are as follows:

Group

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

Rooms 778,438 570,021

Food and beverage 536,053 384,573

Retail and other 37,486 22,271

1,351,977 976,865

Retail and other revenue includes rental income which is recognized on a time proportion basis over the lease terms. Contingent rental income is recognized when the right to receive such rental income is established according to the lease agreements.

Finance revenue is accrued on a time basis by reference to the principal outstanding and at the applicable interest rates.

Annual Report 2011 95

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Taxes

Current income tax

Current income tax assets and liabilities for the current and prior periods are measured at the amounts expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the statement of fi nancial position date.

Deferred income tax

Deferred income tax is provided using the liability method on temporary differences at the statement of fi nancial position date between the tax basis of assets and liabilities and their carrying amounts for fi nancial reporting purposes.

Deferred income tax liabilities are recognized for all taxable temporary differences, except:

• when the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profi t nor taxable profi t or loss; and

• in respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profi t will be available against which the deductible temporary differences and the carry forward of unused tax credits and unused tax losses can be utilized, except:

• when the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profi t nor taxable profi t or loss; and

96 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Taxes (continued)

Deferred income tax (continued)

• in respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, deferred income tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profi ts will be available against which the temporary differences can be utilized.

The carrying amount of deferred income tax assets is reviewed at each statement of fi nancial position date and reduced to the extent that it is no longer probable that suffi cient taxable profi ts will be available to allow all or part of the deferred income tax asset to be utilized. Unrecognized deferred income tax assets are reassessed at each statement of fi nancial position date and are recognized to the extent that it has become probable that future taxable profi ts will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the statement of fi nancial position date. Deferred income tax items are recognized in correlation to the underlying transaction either in other comprehensive income or directly in equity. Deferred income tax assets and deferred income tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Gaming taxes and premiums

According to the gaming concession granted by the Macau government and the relevant legislation, the Group is required to pay a 35% gaming tax on the gross gaming win. The Group is also required to pay an additional 4% of gross gaming win as public development and social related contributions. The Group also makes certain variable and fi xed payments to the Macau government based on the number of slot machines and table games in operation on a monthly and yearly basis, respectively. These expenses are reported as “gaming taxes and premiums” in the consolidated statement of comprehensive income.

Annual Report 2011 97

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

A diamond and fi ne art

The Group’s diamond and fi ne art are stated at cost less accumulated impairment. The amount represents the aggregate cost of a diamond and artwork. Any diamond and artwork impairment is assessed based on the cash-generating unit to which it belongs, which is usually the property in its entirety. No impairment has been recognized for the diamond or artwork for the years ended 31 December 2011 and 2010.

Dividends

Final dividends proposed by the directors are classifi ed as a separate allocation of retained earnings within the equity section of the statement of fi nancial position, until they have been approved by the shareholders in a general meeting. When these dividends have been approved by the shareholders and declared, they are recognized as a liability.

Interim/special dividends are simultaneously proposed and declared because the Company’s memorandum and articles of association grant the Directors the authority to declare interim/ special dividends. Consequently, interim/special dividends are recognized immediately as a liability when they are proposed and declared.

Statutory reserve

In accordance with the provisions of the Macau Commercial Code, Wynn Macau, Limited’s subsidiaries incorporated in Macau are required to transfer a minimum of 10% of their annual net profi t to a legal reserve until that reserve equals 25% of their initial capital. This reserve is not distributable to the shareholders.

98 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.3 IMPACT OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING

STANDARDS

The Group has adopted the following new and revised IFRSs for the first time for the current year’s financial statements:

IFRS 1 Amendment Amendment to IFRS 1 First-time Adoption of International

Financial Reporting Standards — Limited Exemption

from Comparative IFRS 7 Disclosures for First-time

Adopters

IAS 24 (Revised) Related Party Disclosures

IAS 32 Amendment Amendment to IAS 32 Financial Instruments: Presentation

— Classification of Rights Issues

IFRIC 14 Amendments Amendments to IFRIC 14 Prepayments of a Minimum

Funding Requirement

IFRIC 19 Extinguishing Financial Liabilities with Equity Instruments

Improvements to Amendments to a number of IFRSs issued in May 2010

IFRSs 2010

Other than as further explained below regarding the impact of IAS 24 (Revised), the adoption of these new and revised IFRSs and interpretations has had no significant financial effects on the financial statements and there have been no significant changes to the accounting policies applied in the financial statements.

The principal effects of adopting IAS 24 (Revised) Related Party Disclosures are as follows:

IAS 24 (Revised) clarifies and simplifies the definitions of related parties. The new definitions emphasize a symmetrical view of related party relationships and clarify the circumstances in which persons and key management personnel affect related party relationships of an entity.

The accounting policy for related parties has been revised to reflect the changes in the definitions of related parties under the revised standard. The adoption of the revised standard did not have any impact on the financial position or performance of the Group. Details of the related party transactions, including the related comparative information, are included in note 27 to the financial statements.

Annual Report 2011 99

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.4 IMPACT OF ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL

REPORTING STANDARDS

The following new/revised standards, amendments to standards and interpretations to existing standards have been issued but are not effective for the year ended 31 December 2011:

IFRS 1 Amendments Amendments to IFRS 1 First-time Adoption of International

Financial Reporting Standards — Severe Hyperinflation

and Removal of Fixed Dates for First-time Adopters1

IFRS 7 Amendments Amendments to IFRS 7 Financial Instruments: Disclosures

— Transfers of Financial Assets1

IFRS 7 Amendments Amendments to IFRS 7 Financial Instruments: Disclosures

— Offsetting Financial Assets and Financial Liabilities4

IFRS 9 Financial Instruments6

IFRS 10 Consolidated Financial Statements4

IFRS 11 Joint Arrangements4

IFRS 12 Disclosure of interests in Other Entities4

IFRS 13 Fair Value Measurement4

IAS 1 Amendments Amendments to IAS 1 Presentation of Financial Statements —

Presentation of Items of Other Comprehensive Income3

IAS 12 Amendments Amendments to IAS 12 Income Taxes — Deferred

Tax: Recovery of Underlying Assets2

IAS 19 (Amendment) Employee Benefits4

IAS 27 (as revised in 2011) Separate Financial Statements4

IAS 28 (as revised in 2011) Investments in Associates and Joint Ventures4

IAS 32 Amendments Amendments to IAS 32 Financial Instruments: Presentation

— Offsetting Financial Assets and Financial Liabilities5

IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine4

Effective for annual periods beginning on or after 1 July 2011

Effective for annual periods beginning on or after 1 January 2012

Effective for annual periods beginning on or after 1 July 2012

Effective for annual periods beginning on or after 1 January 2013

Effective for annual periods beginning on or after 1 January 2014

Effective for annual periods beginning on or after 1 January 2015

100 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.4 IMPACT OF ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL

REPORTING STANDARDS (continued)

The Group has not early adopted any of the above standards, interpretations and amendments to the existing standards, and continues to assess the impact of these new and revised IFRSs on the Group’s results of operations, fi nancial position, and its fi nancial reporting disclosures. While the adoption of some of the amendments and the new and revised IFRSs may result in change in accounting policies and new disclosure, none of these are expected to have a signifi cant fi nancial impact on the Group.

2.5 SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES

The preparation of the Group’s fi nancial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates may result in outcomes that may require a material adjustment to the carrying amount of the asset or liability affected in the future. Key sources of estimation uncertainty and critical judgments in applying the Group’s accounting policies which have a signifi cant effect on the fi nancial statements are set out below.

Useful lives of property and equipment

The useful lives of assets are based on management’s estimations. Management considers the impact of changes in technology, customer service requirements, availability of capital funding and the required return on assets and equity to determine the optimum useful life expectation for each of the individual categories of property, plant, and equipment. The estimations of residual values of assets are also based on management’s judgments whether the assets will be sold or used to the end of their useful lives and what their condition will be like at that time. Depreciation is calculated on the straight-line basis to write off the cost of each item of property and equipment to its residual value over the shorter of the remaining term of the gaming concession (for designated gaming assets and space) or land concession (for all other assets), as applicable, and their estimated useful lives. Management’s periodic reviews on the estimations made could result in changes in depreciable lives and, therefore, depreciation expense in future periods.

Annual Report 2011 101

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.5 SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES (continued)

Impairment of non-fi nancial assets

Management is required to make judgments concerning the cause, timing and amount of impairments. In the identifi cation of impairment indicators, management considers the impact of changes in current competitive conditions, cost of capital, availability of funding, technological obsolescence, discontinuance of services and other circumstances that could indicate that an impairment exists. The Group applies the impairment assessment to its separate CGUs. This requires management to make signifi cant judgments concerning the existence of impairment indicators, identifi cation of separate CGU’s remaining useful lives of assets and estimates of projected cash fl ows and fair value less costs to sell. For non-fi nancial assets other than goodwill, management’s judgment is also required when assessing whether a previously recognized impairment loss should be reversed. Where impairment indicators exist, the determination of the recoverable amount of a CGU requires management to make assumptions to determine the fair value less costs to sell and value in use. In addition, for goodwill, the recoverable amount is estimated annually whether or not there is any indication of impairment.

Key assumptions on which management has based its determination of fair value less costs to sell include the existence of binding sale agreements, and for the determination of value in use include projected revenues, gross margins, and average revenue per asset component, capital expenditures, expected customer base and market share. Management is also required to choose a suitable discount rate in order to calculate the present value of those cash fl ows. Changes in key assumptions on which the recoverable amount of the assets is based could signifi cantly affect the Group’s fi nancial condition and results of operations.

Impairment of accounts receivable

Management evaluates the reserve for bad debts based on a specifi c review of customer accounts as well as experience with collection trends in the casino industry and current economic and business conditions. As customer payment experience evolves, management will continue to refi ne the estimated reserve for bad debts. Accordingly, the associated provision for doubtful accounts charge may fl uctuate. Because individual customer account balances can be signifi cant, the reserve and the provision can change signifi cantly between periods, as information about a certain customer becomes known or as changes in a region’s economy or legal systems occur.

102 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

2.5 SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES (continued)

Segment reporting

The Group currently operates in one business segment, namely, the management of its casino and hotel resort. A single management team reports to the chief operating decision-maker who comprehensively manages the entire business. Accordingly, the Group does not have separate reportable segments.

Fair value estimation — fi nancial assets and liabilities

Financial assets and liabilities are recognized or disclosed at fair values. The fair value of fi nancial instruments traded in active markets is based on quoted market prices. In assessing the fair value of non-traded instruments, discounted cash fl ows or market assessments are used. The nominal values less any estimated credit realizable value adjustments for fi nancial assets and liabilities with a maturity of less than one year, including prepayments, other payables or current borrowings, are assumed to approximate their fair values. Management determines these assumptions by reviewing current market rates, making industry comparisons and reviewing conditions relevant to the Group.

Fair value estimation — Black-Scholes valuation model

The Group uses the Black-Scholes valuation model to value Wynn Resorts, Limited’s and Wynn Macau, Limited’s grants of options issued. The Black-Scholes valuation model uses assumptions of expected volatility, risk-free interest rates, the expected terms of options granted, and expected rates of dividends. Changes in these assumptions could materially affect the estimated fair value. Expected volatility is based on implied and historical factors related to Wynn Resorts, Limited’s and Wynn Macau, Limited’s common stock. Expected term represents the weighted average time between the option’s grant date and its exercise date. The risk-free interest rate used is equal to the U.S. Treasury yield curve and the Hong Kong Exchange Fund Bills for the WRL Stock Plan and Wynn Macau, Limited’s Share Option Scheme, respectively, at the time of grant for the period equal to the expected term.

Income taxes

Income taxes represent the sum of income taxes currently payable and any deferred taxes. The calculation of deferred income taxes and any associated allowance is subject to a signifi cant amount of judgment. The Group’s income tax reports may be examined by governmental authorities. Accordingly, the Group reviews any potentially unfavorable tax outcome and, when an unfavorable outcome is identifi ed as probable and can be reasonably estimated, an allowance is established.

Annual Report 2011 103

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

3. OTHER REVENUES AND EXPENSES

3.1 Staff costs

Group

For the year ended

31 December

2011

2010

HK$

HK$

(in thousands)

Wages and salaries

1,764,724

1,593,924

Other costs and benefits

199,804

154,487

Expense of share-based payments

49,196

46,613

Retirement plan contributions

51,689

25,415

Employee relations and training

19,379

14,712

Social security costs

4,407

5,071

2,089,199

1,840,222

“Other costs and benefi ts” includes rental expense for staff housing of approximately HK$14.2 million for the year ended 31 December 2011 (2010: HK$6.7 million).

104 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

3. OTHER REVENUES AND EXPENSES (continued)

3.2 Other operating expenses

Group

For the year ended

31 December

2011

2010

HK$

HK$

(in thousands)

Gaming promoters’ commissions

2,013,590

1,450,665

Royalty fees

1,186,900

892,571

Cost of sales

705,513

585,302

Advertising and promotions

205,564

172,860

Corporate support services and other

179,414

164,952

Utilities and fuel

178,205

158,759

Operating supplies and equipment

148,718

128,989

Other support services

108,175

83,883

Provision for doubtful accounts

104,621

98,224

Operating rental expenses

21,452

26,107

Auditors’ remuneration

3,510

3,437

Other

324,263

288,518

5,179,925

4,054,267

Annual Report 2011 105

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

3. OTHER REVENUES AND EXPENSES (continued)

3.3 Depreciation and amortization

Group

For the year ended

31 December

2011

2010

HK$

HK$

(in thousands)

Depreciation of property and equipment

992,655

967,494

Amortization of leasehold interest in land

23,766

22,022

1,016,421

989,516

Depreciation and amortization expenses of approximately HK$569,000 and HK$841,000, respectively, for the year ended 31 December 2011 (2010: HK$332,000 and HK$490,000, respectively) are excluded from the table above and are classifi ed as staff costs and included in other costs and benefi ts in note 3.1 to the fi nancial statements. Such balances are related to a home purchased by WRM for the use by one of the Group’s executives as described in note 27 to the fi nancial statements.

3.4 Property charges and other

Group

For the year ended

31 December

2011

2010

HK$

HK$

(in thousands)

Donation to the University of Macau

Development Foundation

831,128

—

Loss on disposals and abandonment of assets

34,725

47,009

865,853

47,009

106 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

3. OTHER REVENUES AND EXPENSES (continued)

3.4 Property charges and other (continued)

“Property charges and other” includes a donation made by the Group to the University of Macau Development Foundation (the “Foundation”). In May 2011, the Group entered into an agreement with the Foundation to donate a certain amount to the Foundation with the primary purpose of supporting the creation, promotion, operation and other activities related to the Asia-Pacifi c Academy of Economics and Management created by the University of Macau. Under such agreement, the Group donated MOP200.0 million (approximately HK$194.2 million) in May 2011 and for each of the years from 2012 through 2022 the Group will donate MOP80.0 million (approximately HK$77.7 million). As a result of the above arrangement, the Group recognized approximately HK$831.1 million representing the present value of the donation as an expense for the year ended 31 December 2011. No such arrangement existed for the year ended 31 December 2010.

Asset abandonment losses related to property and equipment and construction in progress abandoned as a result of renovating certain assets of Wynn Macau in response to customer preferences and changes in market demand.

3.5 Finance revenues

Group

For the year ended

31 December

2011

2010

HK$

HK$

(in thousands)

Interest income from:

Available-for-sale financial assets

— listed

4,028

—

— unlisted

1,088

—

Held-to-maturity investments

— listed

1,260

—

— unlisted

105

—

Cash at banks

42,585

2,027

49,066

2,027

Annual Report 2011 | 107

Financial Statements
Notes to Financial Statements
For the year ended 31 December 2011

3. OTHER REVENUES AND EXPENSES (continued)

3.6 Finance costs

	Group For the year ended 31 December	
	2011	2010
	HK$	HK$
	(in thousands)	
Interest expense for:		
Bank loans wholly repayable within 5 years	**68,797**	110,645
Interest rate swaps wholly repayable within 5 years	**93,335**	118,426
Other payments wholly payable within 5 years	**5,085**	5,097
Imputed interest expense on long-term other payable	**20,486**	—
Bank fees for unused facilities	**28,935**	30,190
Amortization of debt financing costs	**42,748**	42,748
Less: capitalized interest	**—**	(51,626)
	259,386	255,480

For the year ended 31 December 2011, no interest was capitalized. For the year ended 31 December 2010, interest was capitalized using a weighted average cost of 4.7%.

4. INTEREST RATE SWAPS

As at 31 December 2011, the Group had one interest rate swap agreement. Under this swap agreement, the Group paid a fixed interest rate of 2.15% on borrowings of approximately HK$2.3 billion incurred under the Wynn Macau Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable HIBOR at the time of payment. As at 31 December 2011, this interest rate swap fixed the interest rate on HK$2.3 billion of borrowings under the Wynn Macau Credit Facilities at approximately 3.4% (2010: 3.4%). This interest rate swap agreement will terminate in June 2012.

108 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

4. INTEREST RATE SWAPS (continued)

The Group had two additional interest rate swap agreements that terminated in August 2011. Under the fi rst of these swap agreements, the Group paid a fi xed interest rate of 3.632% on U.S. dollar borrowings of approximately US$153.8 million (approximately HK$1.2 billion) incurred under the Wynn Macau Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable LIBOR at the time of payment. Under the second swap agreement, the Group paid a fi xed interest rate of 3.39% on Hong Kong dollar borrowings of approximately HK$991.6 million incurred under the Wynn Macau Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable HIBOR at the time of payment. These interest rate swaps fi xed the interest rates on the U.S. dollar and the Hong Kong dollar borrowings at approximately 4.88% to 5.38% and 4.64%, respectively, in 2010 and until their maturity in 2011.

The carrying value of the interest rate swap in the consolidated statement of fi nancial position approximates its fair value. The fair value approximates the amount that the Group would pay if the contract was settled at the valuation date. Fair value is estimated based upon current, and predictions of future interest rate levels along a yield curve, the remaining duration of the instrument and other market conditions and, therefore, is subject to signifi cant estimation and a high degree of variability of fl uctuation between periods. The Group adjusts this amount by applying a non-performance valuation, considering its creditworthiness or the creditworthiness of its counterparties at the settlement date, as applicable. This transaction does not qualify for hedge accounting. Accordingly, changes in the fair value during the years ended 31 December 2011 and 2010, were charged to the consolidated statement of comprehensive income.

The Group’s liabilities under the swap agreement are secured by the same collateral package securing the Wynn Macau Credit Facilities.

Annual Report 2011 109

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

5. INCOME TAX BENEFIT (EXPENSE)

The major components of the income tax benefi t (expense) for the years ended 31 December 2011 and 2010 were:

Group

For the year ended

31 December

2011

2010

HK$

HK$

(in thousands)

Income tax benefit (expense):

Current — overseas

26,768

(11,505)

Deferred

—

(32,588)

26,768

(44,093)

No provision for Hong Kong profi ts tax for the year ended 31 December 2011 has been made as there was no assessable profi t generated in Hong Kong (2010: nil). Taxation for overseas jurisdictions is charged at the appropriate prevailing rates ruling in the respective jurisdictions and the maximum rate is 12% (2010: 12%).

110 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

5. INCOME TAX BENEFIT (EXPENSE) (continued)

The charge for the years ended 31 December 2011 and 2010 reconciles to profi t before tax as follows:

Group

For the year ended 31 December

2011 2010

HK$ % HK$ %

(in thousands, except for percentages)

Profit before tax 5,894,245 4,466,103

Tax at the applicable

income tax rate (707,309) (12.0) (535,932) (12.0)

Adjustments for specific

provinces or enacted

by local authority 1,384 0.1 (5,018) (0.1)

Income not subject to tax 844,186 14.3 671,887 15.1

Expenses not deductible

for tax (8,143) (0.1) (1,988) (0.1)

Macau dividend tax (15,049) (0.3) (6,990) (0.1)

Tax losses not recognized (130,118) (2.2) (164,437) (3.7)

Others 41,817 0.7 (1,615) (0.1)

Effective tax benefit

(expense) for the year 26,768 0.5 (44,093) (1.0)

Annual Report 2011 111

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

5. INCOME TAX BENEFIT (EXPENSE) (continued)

Deferred income tax as at 31 December 2011 and 2010 relates to the following:

Group

Consolidated statement of Consolidated statement of

financial position comprehensive income

For the year ended

As at 31 December 31 December

2011 2010 2011 2010

HK$ HK$ HK$ HK$

(in thousands)

Deferred tax liability:

Property, equipment

and other — — — (50,945)

— —

Deferred income tax

assets:

Interest rate swap

market value

adjustment — — — 15,199

Allowance for doubtful

accounts — — — 29

Tax losses carried

forward — — — 68,305

— —

Deferred income tax

expense — 32,588

Deferred tax position, net — —

112 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

5. INCOME TAX BENEFIT (EXPENSE) (continued)

The Group incurred Macau tax losses of approximately HK$509.7 million, HK$695.1 million and HK$576.6 million during the tax years ended 31 December 2011, 2010, and 2009, respectively. These tax losses will expire in 2014, 2013, and 2012, respectively. As at 31 December 2011, the Group's deferred tax assets relating to the University of Macau Development Foundation contribution, interest rate swaps, executive compensation, fixed assets and tax loss carryforwards amounting to HK$277.7 million were not recognized as the Group determined it was not probable that future taxable profits will be available against which the deferred tax asset could be utilized. As at 31 December 2010, the Group had not recognized deferred tax assets relating to pre-opening expenses, interest rate swaps, executive compensation, fixed assets and tax loss carryforwards amounting to HK$276.2 million for similar reasons.

Effective 6 September 2006, WRM received a 5-year exemption from Macau's 12% Complementary Tax on casino gaming profits (the "Tax Holiday"). On 30 November 2010, WRM received an additional 5-year exemption effective from 1 January 2011 through 31 December 2015. Accordingly, the Group was exempted from the payment of approximately HK$641.4 million in such tax for the year ended 31 December 2011 (2010: HK$499.2 million). The Group's non-gaming profits remain subject to the Macau Complementary Tax and its casino winnings remain subject to the Macau Special Gaming Tax and other levies in accordance with its Concession Agreement.

In June 2009, WRM entered into an agreement, effective retroactively to 2006, with the Macau Special Administrative Region that provided for annual payments of MOP7.2 million (approximately HK$7.0 million) to the Macau Special Administrative Region in lieu of Complementary Tax on dividend distributions to its shareholders from gaming profits. The term of this agreement was five years, which coincided with the Tax Holiday which began in 2006. In November 2010, WRM applied for a 5-year extension of this agreement. In August 2011, the 5-year extension was granted with an annual payment of MOP15.5 million (approximately HK$15.0 million) due to the Macau Special Administration Region for each of the years 2011 through 2015.

Annual Report 2011 113

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

5. INCOME TAX BENEFIT (EXPENSE) (continued)

The Group is exempted from income tax in the Isle of Man and the Cayman Islands. The Group’s subsidiaries fi le income tax returns in Macau and various foreign jurisdictions as required by law. The Group’s income tax returns are subject to examination by tax authorities in the locations where it operates. The Group’s 2007 to 2010 Macau income tax returns remain subject to examination by the Macau Finance Bureau. In 2011, the Group received the results of the Macau Finance Bureau’s examination of its 2006 and 2007 Macau Complementary Tax returns. During July 2011, the Group fi led an appeal of the examinations fi ndings. The Macau Finance Bureau accepted the Group’s objection and the Group paid an additional tax payment of HK$8.5 million substantially all of which was provided for in prior years.

Quarterly, the Group reviews any potentially unfavorable tax outcomes and when an unfavorable outcome is identifi ed as being probable and can be reasonably estimated, the Group then establishes a tax reserve for such possible unfavorable outcome. Estimating potential tax outcomes for any uncertain tax issues is highly judgmental and may not be indicative of the ultimate settlement with the tax authorities. With respect to these items, as at 31 December 2010, the Group has provided a reserve of HK$41.9 million and included this amount in “other long-term liabilities” with the corresponding charge to current income tax expense in the consolidated statement of comprehensive income. The period of assessment for the Group’s Macau Complimentary Tax returns for the years ended 31 December 2006 and before has closed. Accordingly, as of 31 December 2011, the Group reversed a reserve of HK$41.9 million previously established for these years. As of 31 December 2011, the Group has unrecognized tax losses and the Group believes that these unrecognized tax losses are adequate to offset adjustments that might be proposed by the Macau tax authorities. The Group believes that it has adequately provided reasonable reserves for prudent and foreseeable outcomes related to uncertain tax matters.

114 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

6. DIVIDEND PAID

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

Special dividend declared and paid of HK$1.20

per Share (2010: HK$0.76 per Share) 6,225,060 3,942,500

The Board of Directors has not recommended a fi nal dividend for the year ended 31 December 2011 (2010: nil).

7. EARNINGS PER SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY

The calculation of basic earnings per Share amount for the year ended 31 December 2011 is based on the consolidated net profi t attributable to owners of the Company and on the weighted average number of Shares of 5,187,529,315 in issue during the year (2010: 5,187,500,000).

The diluted earnings per Share amount for the year ended 31 December 2011 is calculated based on the consolidated net profi t attributable to owners of the Company and on the weighted average number of 5,187,972,450 (2010: 5,187,500,000) Shares including Shares of 5,187,529,315 in issue during the year (2010: 5,187,500,000) plus 443,135 potential Shares (2010: nil) arising from exercise of share options (see also note 23).

Annual Report 2011 | 115

Financial Statements
Notes to Financial Statements
For the year ended 31 December 2011

8. PROPERTY AND EQUIPMENT AND CONSTRUCTION IN PROGRESS

A summary of the property and equipment and construction in progress is set forth below.

Group:

	Buildings and Improvements HK$	Furniture Fixtures and Equipment HK$	Leasehold Improvements HK$ (in thousands)	Construction in Progress HK$	Total Property and Equipment HK$
Cost or valuation:					
At 1 January 2010	5,148,656	1,918,602	48,784	3,363,513	10,479,555
Additions	15,143	41,621	330	786,061	843,155
Transfers	3,733,567	378,322	3	(4,111,892)	—
Abandonments/disposals	(13,552)	(88,073)	(12,096)	(13,668)	(127,389)
At 31 December 2010	8,883,814	2,250,472	37,021	24,014	11,195,321
Additions	4,304	87,678	145	277,032	369,159
Transfers	125,883	—	—	(125,883)	—
Abandonments/disposals	(34,385)	(53,040)	(111)	(3,706)	(91,242)
At 31 December 2011	**8,979,616**	**2,285,110**	**37,055**	**171,457**	**11,473,238**
Depreciation:					
At 1 January 2010	854,883	1,064,679	32,079	—	1,951,641
Depreciation charged for the year	523,433	436,132	8,261	—	967,826
Abandonments/disposals	(3,089)	(61,628)	(11,616)	—	(76,333)
At 31 December 2010	1,375,227	1,439,183	28,724	—	2,843,134
Depreciation charged for the year	606,630	382,530	4,064	—	993,224
Abandonments/disposals	(10,950)	(44,918)	(111)	—	(55,979)
At 31 December 2011	**1,970,907**	**1,776,795**	**32,677**	**—**	**3,780,379**
Net carrying amount:					
At 31 December 2011	**7,008,709**	**508,315**	**4,378**	**171,457**	**7,692,859**
At 31 December 2010	7,508,587	811,289	8,297	24,014	8,352,187
At 1 January 2010	4,293,773	853,923	16,705	3,363,513	8,527,914

116 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

9. LEASEHOLD INTERESTS IN LAND

The Group has the leasing rights for certain land in Macau under a 25-year concession, which expires in August 2029, granted by the Macau government in return for the payment of premiums by installments bearing interest at 5% per annum. All installments were satisfi ed before 31 December 2009.

In 2011, the Group formally accepted the draft terms and conditions of a 25-year land concession from the Macau government for certain land in Cotai (“Cotai Land”). The land premium of MOP1.4 billion (approximately HK$1.4 billion) comprises a down payment of MOP500 million (approximately HK$485.4 million), made in December 2011, and eight additional semi-annual payments of MOP130.9 million (approximately HK$127.1 million) each, which includes 5% interest as required by the Macau government. The fi rst of the eight semi-annual payments is due six months from the publication of the Cotai Land concession in the offi cial gazette of Macau.

Land concessions in Macau are generally renewable for additional periods, subject to applicable legislation.

Leasehold interests which recognize the premiums and other capitalized costs are set forth below.

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Cost:

At beginning of the year 594,921 561,633

Addition 1,793,563 33,288

At end of the year 2,388,484 594,921

Amortization:

At beginning of the year 119,792 97,280

Amortization charge for the year 24,607 22,512

At end of the year 144,399 119,792

Net carrying amount 2,244,085 475,129

Annual Report 2011 117

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

10.	GOODWILL

In September 2004, the Group acquired all of the 17.5% indirect ownership interests in WRM held by third parties, in exchange for 1,333,333 shares of Wynn Resorts, Limited’s common stock. Mr. Wong Chi Seng, one of the third parties, retained a direct 10% voting and social interest in WRM and agreed to continue to serve as Executive Director. The acquired shares provide, in aggregate, a nominal preferential annual dividend and capital distribution rights of up to one Macau pataca. As a result of the acquisition, WRM became an indirectly wholly owned subsidiary of the Group.

In accordance with the Group’s accounting policy for the acquisition of non-controlling interests, the assets and liabilities of WRM were not restated to refl ect their fair values at the date of the acquisition. The difference between the purchase price and the minorities’ share of the assets and liabilities refl ected within the consolidated statement of fi nancial position of HK$398.3 million at the date of the acquisition was recorded as goodwill.

The recoverable amount of a cash-generating unit (“CGU”) has been determined based on value-in-use calculations. These calculations use pre-tax cash fl ow projections based on fi nancial budgets approved by management covering a fi ve-year period. Management determined the fi nancial budgets based on past performance and its expectations for market development. Cash fl ows beyond the fi ve-year period are extrapolated using the estimated growth rate stated below.

The key assumptions used for value-in-use calculations are as follows:

2011 2010

Growth rate (i) 3% 3%

Discount rate (ii) 1.6% 1.9%

Notes:

(i) Weighted average growth rate is used to extrapolate cash fl ows beyond the budget period which does not exceed the historical trend of the CGUs. The weighted average growth rates used are consistent with the forecasts included in industry reports.

(ii) Pre-tax discount rate has been applied to the cash fl ow projections. The discount rates used are pre-tax and refl ect specifi c risks relating to the Group.

118 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

10.	GOODWILL (continued)

During the year ended 31 December 2011, there was no impairment of any of its CGUs containing goodwill with indefi nite useful lives (2010: nil).

11.	AVAILABLE-FOR-SALE INVESTMENTS

Group and Company

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Listed debt securities, at fair value:

Hong Kong 59,685 —

Elsewhere 195,950 —

255,635 —

Unlisted debt securities, at fair value: 253,185 —

508,820 —

Portion classified as non-current (404,754) —

Current portion 104,066 —

During the year, the loss in respect of the Group’s available-for-sale investments recognized in other comprehensive income amounted to HK$14.3 million (2010: nil). No amount was reclassifi ed from other comprehensive income to the statement of comprehensive income for the year (2010: nil).

The investments are all denominated in Offshore RMB and have fi xed interest rates ranging from 1.35% to 4.63% and maturity dates between one and three years.

Annual Report 2011 119

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

11.	AVAILABLE-FOR-SALE INVESTMENTS (continued)

Originally, the Group’s investments were classifi ed as held-to-maturity because the Group had the positive intent and ability to hold them to maturity. However, during the third quarter of 2011, due to the economic uncertainty in the global fi nancial markets, the Group has reassessed the intention to hold the investments to maturity and changed the classifi cation of its entire investments with a carrying value amounting to Offshore RMB427.9 million (approximately HK$524.5 million) from held-to-maturity to available-for-sale.

The Company obtains pricing information in determining the fair values of its listed and unlisted available-for-sale debt securities from independent pricing vendors. Based on management’s inquiries, the pricing vendors use various pricing models consistent with what other market participants would use. The assumptions and inputs used by the pricing vendors are derived from market observable sources including reported trades, broker/dealer quotes, issuer spreads, benchmark curves, bids, offers and other market-related data. None of the debt securities are either past due or impaired as at 31 December 2011.

12.	OTHER NON-CURRENT ASSETS

Other non-current assets consist of the following as at 31 December 2011 and 2010:

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

A diamond and fine art 234,370 130,567

Memberships 1,020 1,020

China, glass, silverware and other 42,059 48,306

Deposits 8,301 8,240

285,750 188,133

120 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

13.	INVESTMENT IN A SUBSIDIARY

Company

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Unlisted shares, at cost 12,561,195 12,561,195

The following is a list of subsidiaries as at 31 December 2011:

Nominal value

of issued

Place of share/

incorporation/ Principal registered Interest

Name operation activities capital held

WM Cayman Holdings Cayman Islands Investment Ordinary shares 100%*

Limited II holding — US$1

Wynn Resorts Isle of Man Investment Ordinary shares 100%

International, Ltd. holding — GBP2

Wynn Resorts (Macau) Isle of Man Investment Ordinary shares 100%

Holdings, Ltd. holding — Class A shares:

GBP343

— Class B shares:

GBP657

Wynn Resorts Macau, Hong Kong Investment Ordinary shares 100%

Limited holding — HK$100

Wynn Resorts (Macau), Macau Operator of Share capital — 100%**

S.A. hotel casino MOP200,100,000

and related

gaming

businesses

Palo Real Estate Macau Development, Share capital — 100%

Company Limited design and MOP1,000,000

preconstruction

activities

Annual Report 2011 121

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

13. INVESTMENT IN A SUBSIDIARY (continued)

* Shares directly held by the Company

** 10% of the shares were held by a Macau-resident investor which entitle the holder to 10% of the voting rights and the rights to maximum dividend or payment upon dissolution of one MOP. The remaining 90% of the shares held by the Group are entitled to 90% of the voting rights and 100% of the profi t participation or economic interest.

None of the subsidiaries had any debt securities outstanding at the end of the year or at any time during the year.

14. INVENTORIES

Inventories consist of the following as at 31 December 2011 and 2010:

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Retail merchandise 99,597 106,286

Food and beverage 45,629 38,212

Operating supplies 34,714 29,260

179,940 173,758

122 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

15. TRADE AND OTHER RECEIVABLES

Trade and other receivables consist of the following as at 31 December 2011 and 2010:

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Casino 976,686 701,235

Hotel 8,176 10,426

Retail leases and other 178,121 108,512

1,162,983 820,173

Less: allowance for doubtful accounts (413,344) (334,760)

Total trade and other receivables, net 749,639 485,413

An aged analysis of trade and other receivables is as follows:

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Within 30 days 351,162 272,664

31 to 60 days 227,670 106,525

61 to 90 days 212,975 134,969

Over 90 days 371,176 306,015

1,162,983 820,173

Less: allowance for doubtful accounts (413,344) (334,760)

Net of allowance for doubtful accounts 749,639 485,413

Annual Report 2011 123

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

15. TRADE AND OTHER RECEIVABLES (continued)

Substantially all of the trade and other receivables as at 31 December 2011 and 2010 were repayable within 14 days.

As at 31 December 2011, trade and other receivables at a nominal value of HK$413.3 million (2010: HK$334.8 million) were impaired and fully provided for. Movements in the provision for impairment of receivables of the Group are as follows:

Individually Collectively

Impaired Impaired Total

HK$ HK$ HK$

(in thousands)

At 1 January 2010 — 268,917 268,917

Charge for the year — 98,224 98,224

Amounts written off — (32,381) (32,381)

At 31 December 2010 and 1 January 2011 — 334,760 334,760

Charge for the year — 104,621 104,621

Amounts written off — (26,037) (26,037)

At 31 December 2011 — 413,344 413,344

124 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

16. PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consist of the following as at 31 December 2011 and 2010:

Group Company

As at 31 December As at 31 December

2011 2010 2011 2010

(in thousands) (in thousands)

Prepayments 39,019 34,661 1,020 1,145

Deposits 14,790 10,506 — —

53,809 45,167 1,020 1,145

17. CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following as at 31 December 2011 and 2010:

Group Company

As at 31 December As at 31 December

2011 2010 2011 2010

(in thousands) (in thousands)

Cash and cash

equivalents on hand 2,174,348 1,907,883 — —

Cash at banks and

short-term deposits 2,982,377 1,911,280 1,176,113 89,258

5,156,725 3,819,163 1,176,113 89,258

Annual Report 2011 | 125

Financial Statements
Notes to Financial Statements
For the year ended 31 December 2011

17. CASH AND CASH EQUIVALENTS (continued)

The cash and cash equivalents are denominated in the following currencies:

	Group As at 31 December		Company As at 31 December	
	2011	2010	2011	2010
	(in thousands)		(in thousands)	
HK$	3,950,508	3,588,279	91,907	89,257
CNH (Offshore Renminbi)	1,084,205	—	1,084,205	—
US$	105,606	209,407	1	1
MOP	3,580	18,860	—	—
Renminbi	2,425	1,386	—	—
Japanese Yen	1,614	840	—	—
Other	8,787	391	—	—
	5,156,725	3,819,163	1,176,113	89,258

Cash deposited at banks earns interest at floating rates based on daily bank deposit rates. Short-term deposits are made for varying periods of between one day and three months, depending on the immediate cash requirements of the Group, and earn interest at the respective short-term deposit rates. The fair values of cash and cash equivalents of the Group and the Company as at 31 December 2011 were HK$5.2 billion (2010: HK$3.8 billion) and HK$1.2 billion (2010: HK$89.3 million), respectively. The bank balances are deposited with creditworthy banks.

18. ACCOUNTS PAYABLE

During 2011 and 2010, the Group normally received credit terms of 30 days. An aged analysis of accounts payable as at 31 December 2011 and 2010, based on invoice dates, is as follows:

	Group As at 31 December	
	2011	2010
	HK$	HK$
	(in thousands)	
Within 30 days	999,791	886,886
31 to 60 days	9,078	11,313
61 to 90 days	4,328	3,067
Over 90 days	37,148	116,820
	1,050,345	1,018,086

126 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

19. OTHER PAYABLES AND ACCRUALS

Other payables and accruals consist of the following as at 31 December 2011 and 2010:

Group Company

As at 31 December As at 31 December

2011 2010 2011 2010

(in thousands) (in thousands)

Current:

Gaming taxes payable 1,291,075 1,275,716 — —

Outstanding chip

liabilities 2,829,369 1,706,248 — —

Customer deposits 820,247 435,812 — —

Donation payable 77,670 — — —

Other liabilities 638,746 247,665 4,014 5,227

5,657,107 3,665,441 4,014 5,227

Non-current:

Donation payable 579,770 — — —

6,236,877 3,665,441 4,014 5,227

“Other liabilities” includes an accrual made by Palo Real Estate Company Limited to an unrelated third party company incorporated in Macau that is not a connected person of the Group amounting to US$50 million (approximately HK$389 million) (2010: nil) in consideration of its relinquishment of certain rights in and to any future development of the Cotai Land.

Annual Report 2011 | 127

Financial Statements
Notes to Financial Statements
For the year ended 31 December 2011

20. INTEREST-BEARING BANK LOANS

The Wynn Macau Credit Facilities may be used for construction and development commitments or for other uses and are repayable as follows:

	Group As at 31 December	
	2011	2010
	HK$	HK$
	(in thousands)	
On demand or within one year	**2,302,714**	—
In the second year	**1,114,441**	2,490,271
In the third year	**1,460,664**	1,114,558
In the fourth year	**—**	1,461,975
	4,877,819	5,066,804
Less: debt financing costs, net	**(74,353)**	(117,101)
	4,803,466	4,949,703
Portion classified as non-current	**(2,500,752)**	(4,949,703)
Current portion	**2,302,714**	—

As amended on 27 June 2007, the Wynn Macau Credit Facilities total US$1.55 billion (approximately HK$12.1 billion), in a combination of Hong Kong and U.S. dollars, including a US$550 million (approximately HK$4.3 billion), fully-funded senior term loan (known as the "WRM Term Loan"), and a US$1 billion (approximately HK$7.8 billion) revolving credit facility (known as the "WRM Revolver"). The WRM Term Loan is comprised of two individual facilities, a Hotel Facility and a Project Facility, each containing U.S. dollar and HK dollar tranches. The Hotel Facility is separated into Tranche A (US$10,250,000) and Tranche B (HK$639,600,000). The Project Facility is separated into Tranche A (US$18,500,000), Tranche B (HK$2,451,150,000) and Tranche C (US$125,000,000). The WRM Revolver is also comprised of two individual facilities, a Hotel Facility and a Project Facility, each containing U.S. dollar and HK dollar tranches. The Project Facility is separated into Tranche A (US$258,000,000) and Tranche B (HK$4,516,200,000). The Hotel Facility is separated into Tranche C (US$13,000,000) and Tranche D (HK$1,170,000,000). The Group also has the ability to upsize the total secured facilities by an additional US$50 million (approximately HK$389 million) pursuant to the terms and provisions of the agreements. The senior credit facilities described in this paragraph are collectively referred to herein as the Wynn Macau Credit Facilities.

128 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

20. INTEREST-BEARING BANK LOANS (continued)

The WRM Term Loan of approximately HK$3.7 billion as at 31 December 2011 matures in June 2014, and the WRM Revolver of approximately HK$1.2 billion as at 31 December 2011 matures in June 2012. The principal amount of the WRM Term Loan is required to be repaid in quarterly installments, commencing in September 2011. Borrowings under the Wynn Macau Credit Facilities bear interest at LIBOR or HIBOR plus a margin of 1.75% through 30 September 2010. Commencing in the fourth quarter of 2010, the WRM Revolver, the WRM Term Loan Hotel Facility and the WRM Term Loan Project Facility Tranches A and B are subject to a margin of 1.25% to 2.00% depending on the Group's leverage ratio at the end of each quarter. The WRM Term Loan Project Facility Tranche C remains subject to a margin of 1.75%. As at 31 December 2011, the weighted average margin was 1.29%.

Collateral for the Wynn Macau Credit Facilities consists of substantially all of the assets of the Group. In addition, the Wynn Macau Credit Facilities agreement contains affirmative and negative covenants which impose various obligations and restrictions on Wynn Macau, and in some cases, the Group.

The Wynn Macau Credit Facilities contain customary covenants restricting certain activities including, but not limited to: the incurrence of additional indebtedness, the incurrence or creation of liens on any of its property, sales and leaseback transactions, the ability to dispose of assets, and make loans or other investments. In addition, the Group is required by the agreement to maintain a Leverage Ratio, as defined, of not greater than 3.50 to 1 as at 31 December 2011, and an Interest Coverage Ratio, as defined, of not less than 2 to 1. Management believes that the Group was in compliance with all covenants as at 31 December 2011. Going forward, the Group is required to maintain a Leverage Ratio not greater than 3.50 to 1 and an Interest Coverage Ratio not less than 2 to 1 for all 2012 reporting periods.

Additionally, the Wynn Macau Credit Facilities contain a requirement that the Group must make mandatory prepayments of indebtedness from specified percentages of excess cash flow. If WRM meets a Leverage Ratio, as defined, of greater than 4 to 1 at any reporting period, such required prepayment is 50% of Excess Cash Flow, as defined. If the Leverage Ratio is less than 4 to 1 at any reporting period, then no prepayment is required. Based on current estimates, the Group does not believe that the Wynn Macau Leverage Ratio during the fiscal year ending 31 December 2012 will exceed 4 to 1. Accordingly, the Group does not expect to make any mandatory prepayments pursuant to this requirement during 2012.

Annual Report 2011 | 129

Financial Statements
Notes to Financial Statements
For the year ended 31 December 2011

20. INTEREST-BEARING BANK LOANS (continued)

In connection with the initial financing of Wynn Macau, the Group entered into a bank guarantee reimbursement agreement with Banco Nacional Ultramarino, S.A. ("BNU") to secure a guarantee currently in the amount of MOP300 million (approximately HK$291.3 million) until 180 days after the end of the term of the Concession Agreement. This guarantee, which is for the benefit of the Macau government, assures certain aspects of the Group's performance under the Concession Agreement, including the payment of premiums, fines and indemnities for any material failures to perform under the terms of the Concession Agreement. BNU, as issuer of the guarantee, is currently secured by a second priority security interest in the senior lender collateral package. After repayment of all indebtedness under the Wynn Macau Credit Facilities, the Group is obligated to promptly, upon demand by BNU, repay any claim made on the guarantee by the Macau government. The Group currently paid BNU an annual fee for the guarantee not exceeding approximately MOP5.2 million (approximately HK$5 million).

As at 31 December 2011, the Group had HK$6.6 billion available under the WRM Revolver facilities. Subsequent to year end, the remaining balance of the Wynn Macau Revolver amounting to approximately HK$1.2 billion was fully repaid by March 2012.

Fair value of debt

The estimated fair value of the Group's outstanding debt instruments was approximately HK$4.7 billion (2010: HK$4.7 billion) with a book value of HK$4.9 billion (2010: HK$5.0 billion) at the reporting date.

21. ISSUED CAPITAL

	As at 31 December	
	2011	2010
	HK$	HK$
	(in thousands)	
Authorized:		
20,000,000,000 Shares of HK$0.001 each	**20,000**	20,000
Issued and fully paid:		
5,187,550,000 (2010: 5,187,500,000) Shares of HK$0.001 each	**5,188**	5,188

130 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

21. ISSUED CAPITAL (continued)

During the year, the movements in share capital were as follows:

Number of Nominal value

Shares in issued of Shares HK$

At 1 January 2010, 31 December 2010 and

1 January 2011 5,187,500,000 5,187,500

Share options exercised 50,000 50

At 31 December 2011 5,187,550,000 5,187,550

During the year, 50,000 Shares of HK$0.001 each were issued for cash at an exercise price of HK$10.92 per Share pursuant to the exercise of the Company’s share options for a total cash consideration, before expense, of HK$546,000 (see also note 23).

22. SHARE PREMIUM ACCOUNT AND RESERVES

(a) Group

The Group’s share premium account mainly represents the difference between the nominal value of the shares of the subsidiaries acquired pursuant to the Group Reorganization prior to the Listing of the Company’s Shares, over the nominal value of the Company’s Shares issued in exchange therefore with adjustments arising from the Group Reorganization.

The amount of the Group’s reserves and the movements therein for the current and prior years are presented in the consolidated statement of changes in equity on page 76 of the fi nancial statements.

Annual Report 2011 131

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

22. SHARE PREMIUM ACCOUNT AND RESERVES (continued)

(b) Company

Available-

for-sale Retained

Share Investments Share Earnings/

Issued Premium Revaluation Option (Accumulated Total

Capital Account Reserve Reserve Losses) Equity

HK$ HK$ HK$ HK$ HK$ HK$

(in thousands)

At 1 January 2010 5,188 14,484,812 — — (33,680) 14,456,320

Net income for the year — — — — 2,128,848 2,128,848

Total comprehensive

income for the year — — — — 2,128,848 2,128,848

Special dividend paid — (1,770,960) — — (2,171,540) (3,942,500)

Share-based payments — — — 1,596 — 1,596

At 31 December 2010

and 1 January 2011 5,188 12,713,852 — 1,596 (76,372) 12,644,264

Net income for the year — — — — 7,818,924 7,818,924

Changes in fair value

of available —

for-sale investments,

net of tax — — (14,341) — — (14,341)

Total comprehensive

income for the year — — (14,341) — 7,818,924 7,804,583

Special dividend paid — — — — (6,225,060) (6,225,060)

Exercise of share options — 779 — (233) — 546

Shared-based payments — — — 2,098 — 2,098

At 31 December 2011 5,188 12,714,631 (14,341) 3,461 1,517,492 14,226,431

132 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

22. SHARE PREMIUM ACCOUNT AND RESERVES (continued)

The Company’s reserves available for distribution represent the share premium account, available-for-sale investments revaluation reserve, share option reserve and retained earnings. Under the Companies Law (Revised) Chapter 22 of the Cayman Islands, the share premium of the Company is available for paying distributions or dividends to shareholders subject to the provisions of its Memorandum or Articles of Association and provided that immediately following the distribution of a dividend, the Company is able to pay its debts as they fall due in the ordinary course of business. Accordingly, the Company’s reserves available for distribution to shareholders as at 31 December 2011 amounted to approximately HK$14.2 billion (2010: HK$12.7 billion).

23. SHARE-BASED PAYMENT PLAN

The Company’s share option scheme

The Company established a share option scheme on 16 September 2009 with the purpose of rewarding participants, which may include Directors and employees of the Group, who have contributed to the Group and to encourage them to work towards enhancing the value of the Company and its Shares for the benefi t of the Company and its Shareholders as a whole. Under the rules of the share option scheme, the maximum number of Shares which can be issued upon exercise of all options granted under the share option scheme and of the Company shall not, in the absence of shareholders’ approval, in aggregate exceed 10% in nominal amount of the aggregate of Shares in issue on the date of the listing of the Shares on the Hong Kong Stock Exchange (the “Scheme Mandate Limit”); and the Scheme Mandate Limit may be renewed subject to Shareholders’ approval. A maximum of 518.75 million shares (2010: 518.75 million shares) have been reserved for issuance under the share option scheme. The options granted under the share option scheme do not give immediate ownership of the underlying Shares as they require payment of a subscription price which is based on the then prevailing market price of the Shares.

Annual Report 2011 133

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

23. SHARE-BASED PAYMENT PLAN (continued)

The Company’s share option scheme (continued)

The following share options were outstanding under the share option scheme during the year:

Weighted Weighted

Number of Average Average

Options Exercise Price Exercise Term

(HK$) (Years)

Outstanding as at 1 January 2010 —

Granted during the year 1,000,000 10.92

Outstanding as at 31 December 2010 or

1 January 2011 1,000,000 10.92 9.3

Granted during the year 400,000 25.96

Exercised during the year (note 21) (50,000) 10.92

Outstanding as at 31 December 2011 1,350,000 15.38 8.6

Shares exercisable as at

31 December 2011 150,000 10.92 8.3

Shares exercisable as at 31 December 2010 — — —

The weighted average share price at the date of exercise for options exercised during the year was HK$26.35 per Share (2010: No share options were exercised).

134 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

23. SHARE-BASED PAYMENT PLAN (continued)

The Company’s share option scheme (continued)

The fair value of the share options granted during the year was estimated at HK$5.87 per option (2010: HK$4.66 per option) based on the Black-Scholes valuation model. The following table lists the significant inputs used in estimating the fair value per option on the date of grant.

2011 2010

Expected dividend yield 4.1% Nil

Expected stock price volatility 37.8% 40.76%

Risk-free interest rate 2.11% 2.4%

Expected average life of options (years) 6.5 6.5

Share price on the date of grant (HK$ per Share) $24.35 $10.68

Exercise price (HK$ per Share) $25.96 $10.92

Changes in subjective input assumptions could materially affect the fair value estimate.

The Group recognized a share option expense of HK$2.1 million (2010: HK$1.6 million) under the Company’s share option scheme during the year.

WRL Stock Plan

Wynn Resorts, Limited established its 2002 Stock Incentive Plan (the “WRL Stock Plan”) which provides for the grant of (i) incentive stock options, (ii) compensatory (i.e. non qualified) stock options, and (iii) non-vested shares of Wynn Resorts, Limited’s common stock for employees,

directors and independent contractors or consultants of Wynn Resorts, Limited and its subsidiaries, including the Group. However, only employees are eligible to receive incentive stock options.

A maximum of 12,750,000 shares (31 December 2010: 12,750,000 shares) of Wynn Resorts,

Limited’s common stock have been reserved for issuance under the WRL Stock Plan. As at 31

December 2011, 4,098,336 shares (2010: 4,107,378 shares) remain available for the grant of stock options or non-vested shares of Wynn Resorts, Limited’s common stock.

Options are granted with exercise prices equal to the current market price at the date of grant.

The WRL Stock Plan provides for a variety of vesting schedules, all determined at the time of grant. All options expire ten years from the date of grant.

Annual Report 2011 135

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

23. SHARE-BASED PAYMENT PLAN (continued)

WRL Stock Plan (continued)

A summary of option activities under the WRL Stock Plan as at 31 December 2011 and 2010 and the changes during the years then ended are presented below:

Weighted Weighted

Number of Average Average

Options Exercise Price Exercise Term

(HK$) (Years)

Outstanding as at 1 January 2010 680,501 548 7.8

Granted during 2010 — —

Exercised during 2010 (137,343) 411

Outstanding as at 31 December 2010

or 1 January 2011 543,158 585 7.3

Granted during 2011 — —

Transferred during 2011 151,894 577

Exercised during 2011 (91,484) 446

Outstanding as at 31 December 2011 603,568 603 6.5

Shares exercisable as at

31 December 2011 55,130 403 3.8

Shares exercisable as at 31 December 2010 85,158 440 4.4

Since no option was granted under the WRL Stock Plan for the years ended 31 December

2011 and 2010, the disclosures of the weighted average fair value of options granted at the measurement date and, in turn, the significant inputs used in estimating the fair value per option are not applicable.

The total intrinsic value of the options exercised for the year ended 31 December 2011 was

HK$48.9 million (2010: HK$57.7 million). Approximately HK$112.3 million of unamortized compensation cost relating to stock options at 31 December 2011 (2010: approximately

HK$105.8 million) will be recognized as compensation over the vesting of the related grants through 31 December 2016.

136 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

23. SHARE-BASED PAYMENT PLAN (continued)

Non-vested shares under the WRL Stock Plan

A summary of the status of the WRL Stock Plan’s non-vested shares as at 31 December 2011 and changes during the year then ended is set out below:

Weighted

Average Grant

Date Fair

Number of Value

Shares (HK$)

Non-vested as at 1 January 2010 188,750 712

Vested and/or cancelled during the year — —

Granted during the year 5,000 850

Transferred during the year 3,000 591

Non-vested as at 31 December 2010 or 1 January 2011 196,750 716

Vested and/or cancelled during the year (3,000) 590

Transferred during the year 52,188 692

Granted during the year — —

Non-vested as at 31 December 2011 245,938 711

Approximately HK$60.5 million of unamortized compensation cost relating to non-vested shares of common stock granted under the WRL Stock Plan at 31 December 2011 (2010:

approximately HK$65.6 million) will be recognized as compensation over the vesting period of the related grants through 31 December 2016.

Annual Report 2011 137

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

24. PENSIONS AND OTHER POST-EMPLOYMENT BENEFIT PLANS

In April 2005, the Group established a defined contribution retirement benefit scheme (the

“Scheme”). The Scheme allows eligible employees to contribute 5% of their salary to the

Scheme and the Group matches the contributions with an equal amount. The assets of the

Scheme are held separately from those of the Group in an independently administered fund.

The Group’s matching contributions vest to the employees at 10% per year with full vesting in ten years. Forfeitures of unvested contributions are used to reduce the Group’s liability for its contributions payable under the Scheme. In May 2010, the Group reinstated matching the contributions with an amount equal to the employee contributions after stopping the matching contributions in March 2009. The Group recorded an expense for matching contributions of approximately HK$51.7 million for the year ended 31 December 2011 (2010: HK$25.4 million).

25. DIRECTORS’ REMUNERATION AND FIVE HIGHEST PAID INDIVIDUALS

Directors’ emoluments

Directors’ emoluments for the years, disclosed pursuant to the Listing Rules and Section 161 of the Hong Kong Companies Ordinance, are as follows:

Group

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

Fees 3,100 3,100

Salaries, allowances and benefits in kind 7,663 7,341

Bonus and non-equity incentive plan compensation 27,237 27,198

Share-based payments 6,478 5,514

Contributions to retirement plan 292 195

Total emoluments 44,770 43,348

138 Wynn Macau, Limited

Financial Statements
Notes to Financial Statements
For the year ended 31 December 2011

25. DIRECTORS' REMUNERATION AND FIVE HIGHEST PAID INDIVIDUALS (continued)

Directors' emoluments (continued)

	Fees HK$	Salary HK$	Discretionary Bonus HK$	Share-based Payments HK$	Contributions to Retirement Plan HK$	Other HK$	Total HK$
				(in thousands)			
2011							
Executive Directors:							
Stephen A. Wynn	—	—	15,570	—	—	—	15,570
Linda Chen	—	—	—	—	—	—	—
Ian Michael Coughlan	—	5,839	11,667	4,378	292	1,824	24,000
Non-executive Directors:							
Kazuo Okada*	500	—	—	—	—	—	500
Marc D. Schorr	—	—	—	—	—	—	—
Allan Zeman	625	—	—	525	—	—	1,150
Independent non-executives Directors:							
Jeffrey Kin-fung Lam	625	—	—	525	—	—	1,150
Bruce Rockowitz	625	—	—	525	—	—	1,150
Nicholas Sallnow-Smith	725	—	—	525	—	—	1,250
	3,100	5,839	27,237	6,478	292	1,824	44,770
2010							
Executive Directors:							
Stephen A. Wynn	—	—	15,535	—	—	—	15,535
Linda Chen	—	—	—	—	—	—	—
Ian Michael Coughlan	—	5,826	11,663	3,918	195	1,515	23,117
Non-executive Directors:							
Kazuo Okada*	500	—	—	—	—	—	500
Marc D. Schorr	—	—	—	—	—	—	—
Allan Zeman	625	—	—	399	—	—	1,024
Independent non-executives Directors:							
Jeffrey Kin-fung Lam	625	—	—	399	—	—	1,024
Bruce Rockowitz	625	—	—	399	—	—	1,024
Nicholas Sallnow-Smith	725	—	—	399	—	—	1,124
	3,100	5,826	27,198	5,514	195	1,515	43,348

* *Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.*

Annual Report 2011 139

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

25. DIRECTORS’ REMUNERATION AND FIVE HIGHEST PAID INDIVIDUALS (continued)

Directors’ emoluments (continued)

In addition to the directors’ emoluments disclosed in the above tables, Stephen A. Wynn and Marc D. Schorr received emoluments from Wynn Resorts, Limited amounting to HK$108.1 million and HK$76.7 million for the year ended 31 December 2011, respectively (2010: HK$93.1 million and HK$73.8 million, respectively). The Group was charged through the corporate allocation agreement a portion of their emoluments.

Linda Chen received emoluments (inclusive of share-based payments) of HK$62.1 million for the year ended 31 December 2011 (2010: HK$50.9 million), representing the portion charged to the Group through the marketing and secondment service agreement with WIML. In May 2010, Wynn Macau was caused to purchase a house and provide an automobile in Macau for use by Ms. Chen as described in note 27 to the fi nancial statements.

Both Kazuo Okada* and Allan Zeman also received emoluments (inclusive of share-based payments) as directors of Wynn Resorts, Limited for the year ended 31 December 2011 of HK$0.6 million and HK$2.9 million, respectively (2010: HK$0.5 million and HK$2.5 million, respectively).

* Mr. Kazuo Okada ceased to be a member of our Board on 24 February 2012.

140 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

25. DIRECTORS’ REMUNERATION AND FIVE HIGHEST PAID INDIVIDUALS (continued)

Five highest paid individuals’ emoluments

During the year ended 31 December 2011, the five individuals whose emoluments were the highest in the Group included three (2010: three) Directors whose emoluments were reflected in the analysis presented above. Details of the emoluments payable to the remaining two (2010:

two) highest paid individuals for each of the years ended 31 December 2011 and 2010 are as follows:

Group

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

Salaries and other benefits 10,364 6,972

Discretionary bonus 9,346 7,699

Share-based payments 10,558 10,066

Contributions to retirement plan 1 1

Total emoluments 30,269 24,738

The emoluments were within the following bands:

For the year ended

31 December

2011 2010

Number of Number of

Individuals Individuals

Nil to HK$10,000,000 — —

HK$10,000,001 to HK$10,500,000 — 1

HK$13,500,001 to HK$14,000,000 1 —

HK$14,500,001 to HK$15,000,000 — 1

HK$16,000,001 to HK$16,500,000 1 —

Total 2 2

Annual Report 2011 141

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

25. DIRECTORS’ REMUNERATION AND FIVE HIGHEST PAID INDIVIDUALS (continued)

Five highest paid individuals’ emoluments (continued)

The emoluments of certain individuals have been apportioned on a basis that is considered to be reasonable estimates of the utilization of service provided or the benefit received by the

Group. The apportioned emoluments of these certain individuals are included in the expense allocations charged by Wynn Resorts, Limited and the Group’s fellow subsidiaries for the years ended 31 December 2011 and 2010 (See note 27 “Related Party Disclosures”).

During the year, no emoluments were paid by the Group to any of the Directors or the five highest paid individuals as an inducement to join or upon joining the Group or as compensation for loss of office as a director of any member of the Group or in connection with the management of the affairs of any members of the Group. None of the Directors waived any emoluments during the years.

26. COMMITMENTS AND CONTINGENCIES

Operating lease commitments — Group as lessee

The Group has entered into leases for administrative offices in Macau, warehouse facilities,

apartment units for executives and staff, dormitories for imported labor, and for certain office equipment. These leases typically contain renewal or continuation clauses.

In addition to the leases described above, the Group pays rent for the use of the land on which

Wynn Macau was constructed and will pay rent for the use of the Cotai Land under the land concessions as discussed in note 9.

At 31 December 2011 and 2010, outstanding commitments for future minimum lease payments under non-cancellable operating leases are as follows:

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Within one year 21,712 11,323

After one year but not more than five years 52,092 22,286

More than five years 233,519 55,862

307,323 89,471

142 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

26.	COMMITMENTS AND CONTINGENCIES (continued)

Operating lease commitments — Group as lessor

The Group has entered into leases for space at Wynn Macau’s retail promenade with several high-end retailers. These non-cancelable leases typically contain provisions for minimum rentals plus additional rent based upon the net sales of the retailers. The Group recorded contingent rental income under operating leases of approximately HK$525.8 million for the year ended 31

December 2011 (2010: HK$293.2 million).

Future minimum rents to be received at 31 December 2011 and 2010 are as follows:

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Within one year 137,215 95,700

After one year but not more than five years 315,952 96,883

After five years 19,645 —

472,812 192,583

The operating lease rentals of certain retailers are based on the higher of a fixed rental and contingent rent based on the sales of the retailers pursuant to the terms and conditions as set out in the respective rental agreements. As the future sales of these retailers could not be estimated reliably, only the minimum lease commitments, and not the contingent rents, have been included in the above table.

Annual Report 2011 143

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

26. COMMITMENTS AND CONTINGENCIES (continued)

Capital commitments

As at 31 December 2011 and 2010, the Group had the following capital commitments under construction contracts, construction-related consulting and other agreements and purchase orders which have not been provided for in the Group’s statement of financial position:

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Contracted, but not provided for 181,996 29,505

Authorized, but not contracted for 136,129 88,092

318,125 117,597

Gaming premium commitment

Pursuant to a gaming contract signed with the Macau government, the Group has committed to paying an annual premium of MOP30.0 million (approximately HK$29.1 million) plus a variable premium calculated on the basis of the number of gaming tables and gaming devices operated by the Group.

144 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

26. COMMITMENTS AND CONTINGENCIES (continued)

Other services commitments

The Group has service agreements for signage in several cities in China, Macau and Hong Kong.

Furthermore, the Group is obligated under several agreements for shuttle-bus services running from the People’s Republic of China’s border to Wynn Macau and within Macau and under various agreements for maintenance, printing and other services. Under these agreements, the

Group is obligated for the following future payments as at 31 December 2011 and 2010:

Group

As at 31 December

2011 2010

HK$ HK$

(in thousands)

Within one year 140,286 144,893

After one year but not more than five years 29,485 74,396

169,771 219,289

As at 31 December 2011, the Group was committed to purchases for operating items totaling

HK$96.2 million (2010: HK$86.4 million).

As at 31 December 2011, in addition to the MOP300 million (approximately HK$291.3 million)

bank guarantee issued for the Concession Agreement as described in note 20, the banks granted guarantees to the Group for other purposes to the extent of approximately HK$22.7 million (2010: HK$10.2 million).

Employment agreements

The Group has entered into employment agreements with several executive officers, other members of management and certain key employees. These agreements generally have two- to ten-year terms and typically indicate a base salary and often contain provisions for discretionary bonuses. Certain of the executives are also entitled to a separation payment if terminated without “cause” or upon voluntary termination of employment for “good reason” following a

“change of control” (as these terms are defined in the employment contracts).

Litigation

The Group did not have any material litigation outstanding as at 31 December 2011 (2010:

none).

Annual Report 2011 | 145

Financial Statements
Notes to Financial Statements
For the year ended 31 December 2011

27. RELATED PARTY DISCLOSURES

As at 31 December 2011 and 2010, the outstanding balances between the Group and the related companies were as follows:

		Group As at 31 December		Company As at 31 December	
Name of Related Companies	**Relation to the Companies**	**2011 HK$**	2010 HK$	**2011 HK$**	2010 HK$
		(in thousands)		(in thousands)	
Due from related companies — current					
WIML	Subsidiary of Wynn Resorts, Limited	**56,754**	385,529	**—**	—
Wynn Hotel Sales & Marketing, LLC	Subsidiary of Wynn Resorts, Limited	**3**	348	**—**	—
Wynn Manpower Limited	Subsidiary of Wynn Resorts, Limited	**292**	292	**—**	—
Cotai Land Development Company, Limited	Subsidiary of Wynn Resorts, Limited	**137**	126	**—**	—
Las Vegas Jet, LLC	Subsidiary of Wynn Resorts, Limited	**468**	—	**—**	—
		57,654	386,295	**—**	—
Due to related companies — current					
Wynn Las Vegas, LLC	Subsidiary of Wynn Resorts, Limited	**17,236**	54,752	**—**	836
Wynn Design & Development	Subsidiary of Wynn Resorts, Limited	**6,817**	3,149	**—**	—
Wynn Resorts, Limited	Ultimate parent company	**133,080**	164,353	**16,179**	122
Worldwide Wynn	Subsidiary of Wynn Resorts, Limited	**1,055**	10,983	**—**	
Las Vegas Jet, LLC	Subsidiary of Wynn Resorts, Limited	**—**	2,685	**—**	—
Wynn Resorts (Macau), S.A.	Subsidiary of Wynn Resorts, Limited	**—**	—	**1,822**	1,149
Wynn Resorts International, Ltd.	Subsidiary of Wynn Resorts, Limited	**—**	—	**556**	—
Wynn Resorts (Macau), Limited	Subsidiary of Wynn Resorts, Limited	**—**	—	**643**	—
		158,188	235,922	**19,200**	2,107

146 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

27. RELATED PARTY DISCLOSURES (continued)

The amounts disclosed in the above table are unsecured, interest-free and repayable on demand.

The Group had the following material transactions with related companies during the year:

Group

For the year ended

31 December

Name of Relation to Primary Nature 2011 2010

Related Companies the Companies of Transactions HK$ HK$

(in thousands)

Wynn Resorts, Limited Ultimate parent Royalty fees (i)

company 1,186,900 892,571

Wynn Resorts, Limited Ultimate parent Corporate

company support

services (ii) 165,355 157,866

WIML Subsidiary of International

Wynn Resorts, marketing

Limited expenses (iii) 106,202 82,298

Wynn Resorts, Limited Ultimate parent Share-based

company payment

expenses

(note 3.1) 47,098 45,017

Worldwide Wynn Subsidiary of Staff

Wynn Resorts, secondment

Limited payroll

charges (iv) 41,437 63,709

Wynn Design Subsidiary of Design/

& Development Wynn Resorts, development

Limited payroll 31,579 15,085

Las Vegas Jet, LLC Subsidiary of Airplane

Wynn Resorts, usage

Limited charges (ii) 16,204 10,072

All of the above transactions are noted as continuing related party transactions.

Annual Report 2011 147

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

27. RELATED PARTY DISCLOSURES (continued)

Notes:

(i) Royalty fees

Prior to Listing, WRM had an arrangement with Wynn Resorts, Limited and Wynn Resorts Holdings, LLC (together, the “Licensors”) under which the Licensors licensed to WRM certain trademarks and service marks, other marks and works, domain names, and hotel casino design, development and management know-how (collectively, the “Intellectual Property Rights”). On 19 September 2009, each of the Company and WRM entered into an intellectual property license agreement with the Licensors (together, the “IP License Arrangement”), which has a perpetual term. Pursuant to the IP License Arrangement, the Licensors licensed to each of the Company and WRM the right to use the Intellectual Property Rights using the same pricing basis as described below. The IP License Arrangement is also subject to restrictions in the agreements between Wynn Resorts Holdings, LLC or Wynn Resorts, Limited and any third parties, including Mr. Stephen A. Wynn, in respect of a third party’s intellectual property, including any applicable limitations on the scope of the license, limitations on sub-licensing, termination (including change of control) under certain circumstances and other standard provisions.

The license fees payable to Wynn Resorts Holdings, LLC equal the greater of (1) 3% of the IP gross monthly revenues, and (2) US$1.5 million (approximately HK$11.6 million) per month. For the purposes of each intellectual property license agreement, the term “IP gross revenues” refers to the licensee’s total operating revenues as adjusted by adding back (1) commissions and discounts which were netted against operating revenues, and (2) promotional allowances, and the term “IP gross monthly revenues” refers to the licensee’s IP gross revenues accrued at the end of each calendar month. The calculation of each licensee’s operating revenues, promotional allowances, and commissions and discounts in connection with the IP gross revenues stated in the intellectual property license agreements shall always be consistent with the Group’s accounting policies and prepared in accordance with IFRSs as in effect from 31 December 2008. If any other subsidiary of the Company (other than WRM) acquires the Intellectual Property Rights under the intellectual property license agreement between the Company and the Licensors, “IP gross revenues” and “IP monthly gross revenues” will be interpreted to include the gross revenues of such relevant subsidiary.

The following table presents a reconciliation of total operating revenues (as reported in the these fi nancial statements) to WRM’s IP gross revenues as used for the purposes of the IP License Arrangement between WRM and the Licensors.

148 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

27. RELATED PARTY DISCLOSURES (continued)

Notes: (continued)

(i) Royalty fees (continued)

Group

For the year ended

31 December

2011 2010

HK$ HK$

(in thousands)

Total operating revenues 29,498,092 22,438,939

Commissions and discounts included in operating revenues 8,714,464 6,336,848

Promotional allowances 1,351,977 976,865

IP gross revenues 39,564,533 29,752,652

(ii) Corporate support services

Wynn Resorts, Limited provides certain corporate support services to the Group. These services consist of a limited number of executives in relevant areas assisting the Group on U.S. regulatory and certain other matters. The assistance includes guidance on certain issues and ensuring that, from a regulatory standpoint, Wynn Resorts, Limited’s standard operating procedures are followed and maintained by the

Group. The annual fee for the services provided by Wynn Resorts, Limited is based on an allocation of the actual proportion of Wynn Resorts, Limited’s annual corporate departments’ costs (including salaries and benefits for such employees during the period in which such services are rendered) and overhead expense related to the provision of such services and, in any event, such annual fees shall not exceed 50% of the aggregate annual corporate departments’ costs and overhead expenses incurred by Wynn Resorts, Limited during any financial year.

Similarly, WML and WRM had reciprocal arrangements to allow Wynn Resorts, Limited or its subsidiaries

(other than the Group) to have access to the services of any of the Group’s employees provided that such services do not materially interfere with such employees’ obligations to, and responsibilities with, the

Group. For services provided by the Group’s employees, Wynn Resorts, Limited shall pay for the services based on an actual cost (including salaries and benefits for such employees during the period when such services are being rendered) and expenses on a reimbursement basis.

Wynn Resorts, Limited allows WRM and certain of its employees to use aircraft assets owned by Wynn

Resorts, Limited and its subsidiaries (other than the Group) at hourly rates set by Las Vegas Jet, LLC, a subsidiary of Wynn Resorts, Limited. Similarly, WRM has reciprocal arrangements to allow Wynn Resorts,

Limited or its subsidiaries (other than the Group) to use any aircraft assets that the Group could own in the future.

Annual Report 2011 149

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

27. RELATED PARTY DISCLOSURES (continued)

Notes: (continued)

(iii) International marketing expenses

WIML, a subsidiary of Wynn Resorts, Limited, (i) provides administrative, promotional, and marketing services as well as a limited number of marketing executives to attract and introduce customers to WRM, and (ii) employs certain non-Macau residents based in or to be based in Macau (“Foreign Resident Staff”) on the Company’s behalf and seconds such Foreign Resident Staff to the Group.

These administrative, promotional and marketing services are provided through branch offi ces located in various cities around the world under the direction and supervision provided by WIML. For the services provided under this arrangement, WIML charges a service fee equal to the total costs it incurs in rendering the services plus 5%.

(iv) Staff secondment payroll charges

Worldwide Wynn, a subsidiary of Wynn Resorts, Limited, is responsible for supplying management personnel to WRM for pre-determined lengths of time through secondment arrangements. During the secondment period, employees are expected to devote their efforts and all of their business time and attention to the operations and functions of WRM. The seconded employees live and work in Macau for the duration of the secondment periods. Worldwide Wynn was compensated for these services with a service fee equal to its aggregate costs plus 5% to Worldwide Wynn of the seconded employees during the periods of secondment to WRM, including:

• Wages-regular and overtime;

• Bonuses and commissions;

• Vacation pay and sick leave;

• Employee benefi t plans, including health insurance, life insurance, and other insurance or 401k plans;

• Employer-paid federal, state or local taxes or workers’ compensation costs and unemployment taxes; and

• Employer-paid business expenses and employee international allowances.

150 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

27. RELATED PARTY DISCLOSURES (continued)

The above transactions were carried out on terms mutually agreed between the Group and the related companies. There were no signifi cant charges from the Group to the related companies during the twelve months ended 31 December 2011 and 2010. In the opinion of the Directors, the related party transactions were conducted in the ordinary and usual course of the Group’s business.

All such outstanding balances between the Group and the related companies are deemed to be trade in nature.

Home purchase

In May 2010, Worldwide Wynn entered into a new employment agreement with Linda Chen, who is also a director of Wynn Macau, Limited and Wynn Resorts, Limited. The term of the new employment agreement is through 24 February 2020. Under the terms of the new employment agreement, Worldwide Wynn caused Wynn Macau to purchase a house in Macau for use by Ms. Chen and will also provide Ms. Chen with the use of an automobile in Macau. Ms. Chen shall have the option to purchase the house and it is exercisable for (a) no consideration at the end of the 10-year term, (b) US$1.00 in the event of termination of Ms. Chen’s employment without “cause” or termination of Ms. Chen’s employment for “good reason” following a “change of control”, and (c) at a price based on a percentage of the fair market value of the house that is reduced by ten percent per year during the term of the agreement (the “Discount Percentage”) in the event Ms. Chen terminates the employment agreement due to material breach by Worldwide Wynn. Upon Ms. Chen’s termination for “cause”, Ms. Chen will be deemed to have elected to purchase the Macau house based on the applicable Discount Percentage unless Worldwide Wynn determines not to require Ms. Chen to purchase the house. If Ms. Chen’s employment terminates for any other reason before the expiration of the term (e.g., because of her death or disability or due to revocation of the gaming license), the option will terminate. As at 31 December 2011, the net carrying amount of the house together with improvements and its land lease right was HK$58.6 million (2010: HK$44.6 million).

Annual Report 2011 151

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

27. RELATED PARTY DISCLOSURES (continued)

Compensation of senior/key management personnel of the Group

Group

For the year ended

31 December

2011

2010

HK$

HK$

(in thousands)

Salaries, bonuses, allowances and benefits in kind

111,241

97,403

Share-based payments

46,078

41,688

Retirement benefits

537

346

Total compensation paid to senior/key management personnel

157,856

139,437

Further details of Directors’ emoluments are included in note 25 to the fi nancial statements.

28. FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The Group’s principal fi nancial liabilities, other than derivatives, comprise bank loans, accounts payable and other payables. The main purpose of these fi nancial liabilities is to fi nance the Group’s construction activities and its operations. The Group has various fi nancial assets such as trade receivables and cash and deposits, which arise directly from its operations.

The Group also enters into derivative transactions, primarily interest rate swaps contracts. The purpose is to manage the interest rate risks arising from the Group’s operations and its sources of fi nance. It is, and has been throughout 2011 and 2010, the Group’s policy that no trading in derivatives should be undertaken.

The main risks arising from the Group’s fi nancial instruments are cash fl ow interest rate risk, foreign currency risk, credit risk and liquidity risks. The Board of Directors reviews and agrees policies for managing each of these risks, which are summarized below.

152 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

28. FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Interest rate risk

The Group's primary exposure is changes in market interest rates associated with its bank loans that bear interest based on variable rates. The Group attempts to manage interest rate risk by managing the mix of long-term fixed rate borrowings and variable rate borrowings, and through interest rate swap arrangements. These risk management strategies may not always have the desired effect, and interest rate fluctuations could have a negative impact on the results of operations.

Interest rate sensitivity

As at 31 December 2011 and 2010, all of the interest-bearing loans and borrowings were variable rate borrowings based on LIBOR or HIBOR plus a margin. However, the Group has entered into interest rate swaps that effectively fix the interest rate for approximately 48% of the interest-bearing loans in 2011 (2010: 89%). Based on borrowings at 31 December 2011, an assumed 1% change in the variable rates would cause the annual interest expenses, without adjusting for any amounts to be capitalized, to change by HK$25.5 million (2010: HK$5.5 million).

Foreign currency risk

The financial statements of foreign operations are translated into Hong Kong dollars, the Company and the Group's presentation currency, for incorporation into the consolidated financial statements. Assets and liabilities are translated at the prevailing foreign exchange rates in effect at the statement of financial position date. Income, expenditure and cash flow items are measured at the actual foreign exchange rates or average foreign exchange rates for the period. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years. However, the exchange linkages of the Hong Kong dollar and the Macau pataca to the U.S. dollar, are subject to potential changes due to, among other things, changes in governmental policies and international economic and political developments. In particular, the Company and the Group are exposed to foreign exchange risks arising primarily with respect to the Offshore RMB, which does not have pegged exchange linkages to the U.S. dollar, Hong Kong dollar or Macau pataca.

Annual Report 2011 153

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

28. FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Foreign currency sensitivity

As at 31 December 2011 and 2010, the Group was in a net liability position where the Group had more liabilities than assets that were denominated in U.S. dollars. Based on the liability position at 31 December 2011, an assumed 1% increase or decrease in the value of the Hong Kong dollar against the U.S. dollar would cause the Group to recognize a gain or loss of HK$13.8 million (2010: HK$10.5 million). As for Offshore RMB, the Company and the Group was in a net asset position where the Company and the Group had more assets than liabilities that were denominated in Offshore RMB. Based on the asset position at 31 December 2011, an assumed 1% increase or decrease in the value of the Hong Kong dollar against the Offshore RMB would cause the Company and the Group to recognize a loss or gain of HK$15.9 million (2010:nil).

Credit risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of casino accounts receivable and available-for-sale investments.

The Group issues credit in the form of markers to approved casino customers following investigations of creditworthiness. The Group maintains strict control over the issuance of markers and aggressively pursues collection from those customers who fail to pay their marker balances on a timely basis. These collection efforts may include the mailing of statements and delinquency notices, personal contacts, the use of outside collection agencies, and litigation. Markers are generally legally enforceable instruments in Macau, however, markers are not legally enforceable instruments in some other countries. The collectibility of markers given to foreign customers is affected by a number of factors including changes in currency exchange rates and economic conditions in the customers’ home countries.

Further quantitative data in respect of the Group’s exposure to credit risk arising from trade and other receivables are disclosed in note 15 to the fi nancial statements.

For the debt securities classifi ed as available-for-sale investments, the maximum exposure to credit risk at the end of the reporting period is the carrying value as disclosed in note 11 to the fi nancial statements.

154 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

28. FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Liquidity risk

The Group measures and monitors its liquidity structure based on the overall assets, liabilities and debt in conjunction with its expected cash fl ows to ensure the capability to meet any unexpected and material cash requirements in the ordinary course of business. In addition, the Group’s senior bank facility’s governing documents contain capital spending limits and other affi rmative and negative covenants which require the maintenance of secure capital procedures.

As at 31 December 2011, the Group held available-for-sale fi nancial investments and an interest rate swap at fair values with assets and liabilities measured at fair value for level 2 of HK$508.8 million and HK$20.8 million, respectively (2010: nil and HK$101.1 million, respectively), and the Group has not held any assets or liabilities measured at fair value for levels 1 and 3 during the years 2011 and 2010. Level 1 fair values are those measured using quoted prices (unadjusted) in active markets for identical fi nancial instruments, level 2 fair values measured using quoted prices in active markets for similar fi nancial instruments, or using valuation techniques in which all signifi cant inputs are directly or indirectly based on observable market data and level 3 fair values are those measured using valuation techniques in which any signifi cant input is not based on observable market data.

The table below analyzes the Group’s and the Company’s fi nancial liabilities into relevant maturity groupings based on the remaining period at the statement of fi nancial position date to the contractual maturity date. The amounts disclosed are based on the contractual undiscounted cash fl ows of fi nancial liabilities which include principal and interest payments. The maturities are calculated assuming the effect of interest rate swap arrangements and interest rates with respect to variable rate fi nancial liabilities remain constant as at respective year ends and there is no change in the aggregate principal amount of fi nancial liabilities other than repayment at scheduled maturities as refl ected in the table below.

Annual Report 2011 | 155

Financial Statements
Notes to Financial Statements
For the year ended 31 December 2011

28. FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Liquidity risk (continued)

Group:

	Interest rates	Within one year HK$	Between one and two years HK$	Between two and five years HK$	Over Five Years HK$	Total HK$
			(in thousands)			
As at 31 December 2011						
Interest-bearing bank loans	1.5%–2.0%	2,400,079	1,152,570	1,472,863	—	5,025,512
Land premium payable	5%	127,115	254,230	635,576	—	1,016,921
Interest rate swaps		20,752	—	—	—	20,752
Accounts payable		1,050,345	—	—	—	1,050,345
Amounts due to related companies		158,188	—	—	—	158,188
Other liabilities, excluding tax liabilities		9,201	1,965	11,309	1,000	23,475
Other payables		3,737,794	77,670	233,010	466,019	4,514,493
As at 31 December 2010						
Interest-bearing bank loans	1.5%–3.4%	773,411	2,006,866	2,625,340	—	5,405,617
Interest rate swaps		45,730	55,378	—	—	101,108
Accounts payable		1,018,086	—	—	—	1,018,086
Amounts due to related companies		235,922	—	—	—	235,922
Other liabilities, excluding tax liabilities		7,099	10,201	4,644	—	21,944
Other payables		2,151,604	—	—	—	2,151,604

"Other payables" are mainly comprised of outstanding chip liabilities, customer deposits, donation payable, and other miscellaneous payables, excluding tax liabilities, incurred as at 31 December 2011 and 2010.

156 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

28. FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Liquidity risk (continued)

Company:

Between

Between

one and

two and

Within

two

five

Over

One year

years

years

five years

Total

HK$

HK$

HK$

HK$

HK$

(in thousands)

As at 31 December 2011

Amounts due torelated companies

19,201

—

—

—

19,201

As at 31 December 2010

Amounts due torelated companies

2,107

—

—

—

2,107

Capital management

The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating in order to support its business and maximize shareholder’s value.

The Group manages its capital structure and makes adjustments to it as economic conditions change (i.e. interest rates and equity markets). To maintain a strong capital structure and in response to changes in economic conditions, the Group may modify debt instruments to obtain more favorable interest rates, obtain additional debt fi nancing, and may adjust dividend payments to shareholders as conditions require.

The gearing ratio is a key indicator of the Group’s capital structure. The gearing ratio is net debt divided by total capital plus net debt.

Annual Report 2011 157

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

28. FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Group

As at 31 December

2011

2010

HK$

HK$

(in thousands,

except for percentages)

Interest-bearing bank loans, net

4,803,466

4,949,703

Accounts payable

1,050,345

1,018,016

Land premium payable

911,433

—

Other payables and accruals

6,236,877

3,665,441

Amounts due to related companies

158,188

235,922

Other liabilities, net of uncertain tax position

135,396

23,794

Less: cash and cash equivalents

(5,156,725)

(3,819,163)

Net debt

8,138,980

6,073,713

Equity

4,028,443

4,297,089

Total capital

4,028,443

4,297,089

Capital and net debt

12,167,423

10,370,802

Gearing ratio

66.9%

58.6%

29. EVENTS AFTER THE REPORTING PERIOD

Determination of unsuitability and redemption of Aruze USA, Inc. and affi liates and related matters

On 18 February 2012, WRL’s Gaming Compliance Committee concluded a year-long investigation after receiving an independent report by Freeh, Sporkin & Sullivan, LLP (the “Freeh Report”) detailing numerous prima facie violations of the United States Foreign

Corrupt Practices Act (the “FCPA”) by Aruze USA, Inc., at the time a stockholder of WRL, Universal Entertainment Corporation, Aruze USA, Inc.’s parent company, and Kazuo Okada, the majority shareholder of Universal Entertainment Corporation, who is also a member of WRL’s board of directors and was at the time a Director of the Company.

158 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

29. EVENTS AFTER THE REPORTING PERIOD (continued)

Based on the Freeh Report, the board of directors of WRL determined that Aruze USA, Inc., Universal Entertainment Corporation and Mr. Okada are “unsuitable” under Article VII of the WRL articles of incorporation. The board of directors of WRL was unanimous (other than Mr. Okada) in its determination. The board of directors of WRL also requested that Mr. Okada resign as a director of WRL and recommended that Mr. Okada be removed as a member of the Board of Directors of the Company. On 18 February 2012, Mr. Okada was removed from the board of directors of Wynn Las Vegas Capital Corp., a wholly owned subsidiary of WRL.

Based on the board of directors of WRL’s fi nding of “unsuitability”, on 18 February 2012, WRL redeemed Aruze USA, Inc.’s 24,549,222 shares of WRL’s common stock. Following a fi nding of “unsuitability”, WRL’s articles authorize redemption at “fair value” of the shares held by unsuitable persons. WRL engaged an independent fi nancial advisor to assist in the fair value calculation and concluded that a discount to the then-current trading price was appropriate because of, among other things, restrictions on most of the shares held by Arzue USA, Inc. under the terms of an existing stockholders agreement. Pursuant to the articles of incorporation of WRL, on 18 February 2012, WRL issued a subordinated promissory note in redemption of all of the shares of WRL common stock held by Aruze USA, Inc. (the “Redemption Price Promissory Note”). The Redemption Price Promissory Note has a principal amount of approximately US$1.9 billion (approximately HK$14.7 billion), matures on 18 February 2022 and bears interest at the rate of 2% per annum, payable annually in arrears on each anniversary of the date of the Redemption Price Promissory Note. WRL may, in its sole and absolute discretion, at any time and from time to time, and without penalty or premium, prepay the whole or any portion of the principal or interest due under the Redemption Price Promissory Note. In no instance shall any payment obligation under the Redemption Price Promissory Note be accelerated except in the sole and absolute discretion of WRL or as specifi cally mandated by law. The indebtedness evidenced by the Redemption Price Promissory Note is and shall be subordinated in right of payment, to the extent and in the manner provided in the Redemption Price Promissory Note, to the prior payment in full of all existing and future obligations of WRL or any of its affi liates in respect of indebtedness for borrowed money of any kind or nature.

On 19 February 2012, WRL fi led a complaint in the District Court of Clark County, Nevada against Mr. Okada, Aruze USA, Inc. and Universal Entertainment Corporation alleging breaches of fi duciary duty and related claims. On 12 March 2012, Aruze USA, Inc. and Universal Entertainment Corporation removed the action to the United States District Court for the District of Nevada. On that same date, Aruze USA, Inc. and Universal Entertainment Corporation fi led an answer denying the claims and a counterclaim that purports to assert claims against WRL, each of the members of WRL’s board (other than Mr. Okada) and a senior executive of WRL. Among other relief, the counterclaim seeks a declaration that the redemption of Aruze USA, Inc.’s shares was void, an injunction restoring Aruze USA, Inc.’s share ownership and damages in an unspecifi ed amount.

Annual Report 2011 159

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

29. EVENTS AFTER THE REPORTING PERIOD (continued)

On 24 February 2012, the Board of Directors of the Company removed Mr. Kazuo Okada from the Board.

On 7 March 2012, WRL fi led with the SEC a preliminary proxy statement for a special meeting of stockholders of WRL to be held for the purpose of voting on a proposal to remove Mr. Okada as a director of WRL.

WRL has provided the Freeh Report to applicable regulators and intends to cooperate with any related investigation that such regulators may undertake. The conduct of Mr. Okada and his affi liates and any resulting regulatory investigations could have adverse consequences to WRL and its subsidiaries. A fi nding by regulatory authorities that Mr. Okada violated the FCPA on property of WRL or its subsidiaries and/or otherwise involved WRL or its subsidiaries in criminal or civil violations could result in actions by regulatory authorities against WRL or its subsidiaries. Relatedly, regulators could pursue separate investigations into WRL’s and its subsidiaries’ compliance with applicable laws, including in response to litigation fi led by Mr. Okada suggesting improprieties in connection with Wynn Macau’s donation to the University of Macau and a related informal inquiry by the SEC into this donation. While WRL believes that it is in full compliance with all applicable laws, any such investigations could result in actions by regulators against WRL or its subsidiaries.

Litigation commenced by Mr. Okada and related matters

As previously disclosed in May 2011, the Company made a commitment to the University of Macau Development Foundation in support of the new Asia-Pacifi c Academy of Economics and Management. This contribution consists of a MOP200.0 million (equivalent to HK$194.2 million) payment made in May 2011 and a commitment for additional donations of MOP80.0 million (equivalent to HK$77.7 million) each year for the calendar years 2012 through 2022 inclusive. The pledge was consistent with WRL’s long-standing practice of providing philanthropic support for deserving institutions in the markets in which it operates. The pledge was made following an extensive analysis which concluded that the gift was made in accordance with all applicable laws. The pledge was considered by the boards of directors of both WRL and the Company and approved by 15 of the 16 directors who serve on those boards. The sole dissenting vote was cast by Mr. Kazuo Okada whose stated objection was to the length of time over which the donation would occur, not its propriety.

Mr. Okada commenced litigation on 11 January 2012, in Nevada state court seeking to compel WRL to produce information relating to the donation to the University of Macau, among other things.

160 Wynn Macau, Limited

Financial Statements

Notes to Financial Statements

For the year ended 31 December 2011

29.	EVENTS AFTER THE REPORTING PERIOD (continued)

On 8 February 2012, following Mr. Okada’s lawsuit, WRL received a letter from the Salt Lake Regional Offi ce of the SEC requesting that, in connection with an informal inquiry by the SEC, WRL preserve information relating to, but not limited to, the donation to the University of Macau, any donations by WRL to any other educational charitable institutions, including the University of Macau Development Foundation, and WRL’s casino or concession gaming licenses or renewals in Macau. WRL has informed the Salt Lake Regional Offi ce that it intends to fully comply with the SEC’s request.

At a hearing on 9 February 2012, the Nevada state court stated that, as a director of WRL, Mr. Okada had the right to make a reasonable inspection of WRL’s corporate books and records. Following the hearing, WRL released certain WRL documents to Mr. Okada for his inspection. At a subsequent hearing on 8 March 2012, the court considered Mr. Okada’s request that WRL’s board make additional documents available to him, and ruled that Mr. Okada was entitled to inspect two additional pages of WRL documents. WRL promptly complied with the court’s ruling.

Annual Report 2011 161

Financial Summary

A summary of the published results and assets and liabilities of the Group for the last fi ve years prepared on the basis as set out herein, is set forth below.

Year ended 31 December

2011

2010

2009

2008

2007

HK$

HK$

HK$

HK$

HK$

(in thousands)

Results

Operating revenues

29,498,092

22,438,939

14,076,900

14,710,576

10,858,185

Profit before tax

5,894,245

4,466,103

2,074,236

1,982,280

1,391,803

Profit for the year

5,921,013

4,422,010

2,068,647

2,039,644

1,374,736

As at 31 December

2011

2010

2009

2008

2007

HK$

HK$

HK$

HK$

HK$

(in thousands)

Assets and liabilities

Total assets

17,359,949

14,348,471

15,591,911

11,116,632

13,553,245

Total liabilities

13,331,506

10,051,382

11,820,945

10,379,127

6,583,605

Net assets

4,028,443

4,297,089

3,770,966

737,505

6,969,640

The summary of the consolidated results of the Group for each of the two years ended 31 December 2007 and 2008, and of the assets and liabilities as at 31 December 2007 and 2008, have been extracted from the IPO Prospectus. Such summary was prepared on a combined basis to indicate the results of the Group as if the current structure of the Group, at the time when the Company’s ordinary shares were listed on the Hong Kong Stock Exchange, had been in existence throughout these fi nancial years. The consolidated results of the Group for the years ended 31 December 2009, 2010 and 2011, and the consolidated assets and liabilities of the Group as at 31 December 2009, 2010 and 2011, are those set out in the audited fi nancial statements.

The summary above does not form part of the audited fi nancial statements.

162 Wynn Macau, Limited

Defi nitions

“Board of Directors” or “Board”

“Code on Corporate Governance Practices” or “Code”

“Company” or “our Company” “Concession Agreement” “Director(s)”

“Encore” or “Encore at Wynn Macau”

“Galaxy”

“Group,” “we,” “us” or “our” “Group Reorganization” “HIBOR”

the board of Directors of our Company, which unless stated otherwise, excludes Mr. Kazuo Okada who ceased to be a member of our Board on 24 February 2012 the Code on Corporate Governance Practices set out in Appendix 14 of the Listing Rules

Wynn Macau, Limited, a company incorporated on 4 September 2009 as an exempted company with limited liability under the laws of the Cayman Islands and an indirect subsidiary of Wynn Resorts, Limited the Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region entered into between WRM and the Macau government on 24 June 2002 the director(s) of our Company, which unless stated otherwise, excludes Mr. Kazuo Okada who ceased to be a member of our Board on 24 February 2012 a casino resort located in Macau, connected to and fully integrated with Wynn Macau, owned and operated directly by WRM, which opened on 21 April 2010.

Galaxy Casino, S.A., one of the six gaming operators in Macau and one of the three concessionaires our Company and its subsidiaries, or any of them, and the businesses carried on by such subsidiaries, except where the context makes it clear that the reference is only to the Company itself and not to the Group the reorganization undertaken by the Group, as described in the section headed “History and Corporate Structure — IPO Reorganization” of the IPO Prospectus

Hong Kong Interbank Offered Rate

Annual Report 2011 163

Defi nitions

“HK$”

“Hong Kong”

“Hong Kong Stock Exchange” “IFRS” “IPO Prospectus”

“Las Vegas Jet, LLC”

“LIBOR”

“Listing”

“Listing Rules”

“Macau” or “Macau Special Administrative Region”

“Macau Operations” “Melco Crown” “MGM Macau” “Model Code”

Hong Kong dollars, the lawful currency of Hong Kong the Hong Kong Special Administrative Region of the PRC The Stock Exchange of Hong Kong Limited International Financial Reporting Standards

the IPO Prospectus of the Company published on 24 September 2009 in connection with the Listing

Las Vegas Jet, LLC, a company formed under the laws of the State of Nevada, United States and a wholly owned subsidiary of Wynn Resorts, Limited

London Interbank Offered Rate

the initial listing of the Shares on the Main Board of the Hong Kong Stock Exchange on 9 October 2009

the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange (as amended from time to time)

the Macau Special Administrative Region of the PRC

the fully integrated Wynn Macau and Encore at Wynn Macau resort

Melco Crown Gaming (Macau) Limited, one of the six gaming operators in Macau and one of the three sub-concessionaires

MGM Grand Paradise Limited, one of the six gaming operators in Macau and one of the three sub-concessionaires the Model Code for Securities Transactions by Directors of Listed Issuers set out in Appendix 10 of the Listing Rules

164 Wynn Macau, Limited

Defi nitions

“MOP” or “pataca”

“Offshore RMB”

“Palo Real Estate Company Limited”

“PRC”, “China” or “mainland China”

“RMB”

“Securities and Exchange Commission” or “SEC”

“SFO”

“Share(s)”

“Shareholders(s)”

“SJM”

“US$”

Macau pataca, the lawful currency of Macau

RMB maintained outside mainland China, primarily in Hong Kong where RMB trading is offi cially sanctioned and regulated, that is largely “convertible and transferable”. It is also known as CNH, which refers to offshore RMB primarily traded in Hong Kong (hence the “H”)

Palo Real Estate Company Limited, a limited liability company incorporated under the laws of Macau and an indirect wholly owned subsidiary of the Company, subject to a 10% social and voting interest and MOP1.00 economic interest held by Mr. Wong Chi Seng (a Macau resident) in WRM the People’s Republic of China and, except where the context requires and only for the purpose of this annual report, references in this annual report to the PRC or China do not include Taiwan, Hong Kong or Macau; the term “Chinese” has a similar meaning

Renminbi, the lawful currency of PRC

the U.S. Securities and Exchange Commission

the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)

ordinary share(s) with a nominal value of HK$0.001 each in the share capital of our Company holder(s) of Share(s) of the Company from time to time

Sociedade de Jogos de Macau S.A., one of the six gaming operators in Macau and one of the three concessionaires

United States dollars, the lawful currency of the United States

Annual Report 2011 165

Defi nitions

“US GAAP” “Venetian Macau” “WIML”

“WM Cayman Holdings Limited I”

“WM Cayman Holdings Limited II”

“Worldwide Wynn” “WRL Group” “WRM”

“WRM Shareholder

Dividend Tax Agreement”

the Generally Accepted Accounting Principles of the United States

Venetian Macau S.A., one of the six gaming operators in Macau and one of the three sub-concessionaires

Wynn International Marketing, Ltd., a company incorporated under the laws of Isle of Man and a wholly owned subsidiary of Wynn Resorts, Limited

WM Cayman Holdings Limited I, a company incorporated on 7 July 2009 as an exempted company with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of Wynn Group Asia, Inc.

WM Cayman Holdings Limited II, a company incorporated on 8 September 2009 as an exempted company with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of the Company

Worldwide Wynn, LLC, a company formed under the laws of the State of Nevada, United States and a wholly owned subsidiary of Wynn Resorts, Limited

Wynn Resorts, Limited and its subsidiaries (other than the Group)

Wynn Resorts (Macau) S.A., a company incorporated under the laws of Macau and a wholly-owned subsidiary of the Company the agreement, entered into during June 2009 and July 2011, each for a term of fi ve years between WRM and the Macau Special Administrative Region, effective retroactively to 2006, that provide for an annual payment to the Macau Special Administrative Region of MOP7.2 million in years 2006 through 2010 and MOP15.5 million in years 2011 through 2015 in lieu of Complementary Tax otherwise due by WRM shareholders on dividend distributions to them from gaming profi ts earned in those years.

166 Wynn Macau, Limited

Defi nitions

“Wynn Design & Development” “Wynn Group Asia, Inc.” “Wynn Macau” “Wynn Macau Credit Facilities” “Wynn Resorts Holdings, LLC”

“Wynn Resorts International, Ltd.”

“Wynn Resorts, Limited” or “WRL”

Wynn Design & Development, LLC, a company formed under the laws of the State of Nevada, United States and a wholly owned subsidiary of Wynn Resorts, Limited

Wynn Group Asia, Inc., a company formed under the laws of the State of Nevada, United States and a wholly owned subsidiary of Wynn Resorts, Limited a casino hotel resort located in Macau, owned and operated directly by WRM, which opened on 6 September 2006, and where appropriate, the term also includes Encore at Wynn Macau together, the HK$4.3 billion (equivalent) fully-funded senior term loan facilities and the HK$7.8 billion (equivalent) senior revolving credit facilities extended to WRM and as subsequently amended from time to time, pursuant to which WM Cayman Holdings Limited II is the highest level obligor, guarantor and chargor.

Wynn Resorts Holdings, LLC, a company formed under the laws of the State of Nevada, United States and a wholly owned subsidiary of Wynn Resorts, Limited

Wynn Resorts International, Ltd., a company incorporated under the laws of the Isle of Man and a wholly owned subsidiary of the Company

Wynn Resorts, Limited, a company formed under the laws of the State of Nevada, United States, our controlling shareholder (as defi ned in the Listing Rules)

Annual Report 2011 167

Glossary

“Adjusted Average Daily Rate” “Adjusted REVPAR” “average daily rate” or “ADR” “casino revenue” “chip(s)”

“daily gross win per gaming table”

“drop”

“drop box”

“gaming promoters”

“gross gaming revenue” or “gross gaming win”

“gross slot win”

ADR calculated based on room revenues plus associated promotional allowances

REVPAR calculated based on room revenues plus associated promotional allowances the amount calculated by dividing total room revenues (less service charges, if any) by total rooms occupied revenue from casino gaming activities (gross table games win and gross slot win), calculated net of a portion of commissions and discounts and in accordance with IFRS a token; usually in the form of plastic disc(s) or plaque(s) issued by a casino to customers in exchange for cash or credit, which must be used (in lieu of cash) to place bets on gaming tables gross gaming win for table games divided by number of tables divided by the number of days in the applicable period the amount of cash and promotional coupons deposited in a gaming table’s drop box a box or container that serves as a repository for cash and promotional coupons individuals or companies licensed by and registered with the Macau government to promote games of fortune and chance or other casino games to patrons, through the arrangement of certain services, including transportation, accommodation, dining and entertainment, whose activity is regulated by Macau Administrative Regulation no. 6/2002 the total win generated by all casino gaming activities combined, calculated before deduction of commissions and discounts the amount of handle (representing the total amount wagered) that is retained as winnings. We record this amount and gross table games win as casino revenue after deduction of progressive jackpot liabilities and a portion of commissions and discounts

168 Wynn Macau, Limited

Glossary

“gross table games win” “In-house VIP Program” “promotional allowance” “REVPAR” “Rolling Chip”

“turnover”

“VIP client” or “VIP player”

“VIP table games turnover”

the amount of drop (in our general casino segment) or turnover (in our VIP casino segment) that is retained as winnings. We record this amount and gross slot win as casino revenue after deduction of a portion of commissions and discounts an internal marketing program wherein we directly market our casino resorts to gaming clients, including to high-end or premium players in the greater Asia region. These players are invited to qualify for a variety of gaming rebate programs whereby they earn cash commissions and room, food and beverage and other complimentary allowances based on their turnover level. We often extend credit to these players based upon knowledge of the players, their fi nancial background and payment history the retail value of rooms, food and beverage and retail and other services furnished to guests (typically VIP clients) without charge the amount calculated by dividing total room revenues (less service charges, if any) by total rooms available physically identifi able chip that is used to track VIP wagering volume for purposes of calculating commissions and other allowances payable to gaming promoters and Wynn Macau’s individual VIP players the sum of all losing Rolling Chip wagers within the VIP program client, patron or players who participates in Wynn Macau’s In-house VIP Program or in the VIP program of any of our gaming promoters turnover resulting from VIP table games only

Wynn Macau, Limited Rua Cidade de Sintra, NAPE, Macau (853) 2888-9966 www.wynnmacau.com